Exhibit 4.36

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED
INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)
NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE
COMPANY IF PUBLICLY DISCLOSED

(GF—2017—0201)

Construction Contract

Prepared by:

State Administration of Industry and Commerce

Ministry of Housing and Urban-Rural Development

Part I Contract Agreement

Contract verification code: 7ae299fa-cff5-42bb-ac0b-cb257eed5ba0

Project Owner (Full Name): TAL Education Technology (Jiangsu) Co., Ltd. (好未来教育科技(江苏)有限公司)

Contractor: China Construction Eighth Engineering Division Corp.Ltd. (中国建筑第八工程局有限公司)

The parties hereby, following the provisions of contract Law of People's Republic of China, Construction Law of the People's Republic of China and other relevant laws, comply with the principles of equality, free will, fairness and honesty, mutually agree upon the construction and relevant matters of TAL Zhenjiang Education Base Phase I Construction Project and reach the following agreement:

I.          Project Overview

1.         Project Name: TAL Zhenjiang Education Base Phase I Construction Project

2.         Project Location: in the north block of Dongchunhui Road, Zhihui Avenue, Zhenjiang New District, adjacent to Zhihui Avenue in the west, Chunhui Road in the south, and The National University Science Park in the east.

3.         Approval for project initiation: Zhen Xin Shen Pi Fa Bei [2019] No.130.

4.         Source of fund: Self-raised fund.

5.         Project scope: see Contracting Scope, total construction area about 222,729.91 square meters.

×.

For the group project, List of Engineering Project Contracted by the Contractor shall be attached. (Exhibit 1)

6.         Contracting scope: See Part I of Article 21 (Supplementary Terms).

×.

II           Contract Term

Planned commencement date: November 10, 2019.

Planned completion date: May 18, 2022.

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Total calendar days: 921 days. If the total calendar days in the term are inconsistent with those calculated based on the above-planned commencement date and completion date, the total calendar days in the term shall prevail.

III          Quality requirements

The project quality should meet the following qualification requirements:

(1) the Unified Standard for Constructional Quality Acceptance of Building Engineering (GB50300-2013), (2) the technical requirements and the requirements of the construction process in the Contract, (3) pass the one-time completion acceptance at a 100% rate, and (4) ensure that the 1 # plot is awarded Yangtze Cup and that the entire project meets the national standards of the two-star green building and smart construction site.

.

IV          Contract Price and Form of Actual Price

1.         Contract price is:

(in words) RMB one billion four hundred and twenty-four million one hundred and ninety-two thousand six hundred Yuan and forty-six cents only (￥1,424,192,600.46);

of which:

(1)        Safe and Civilized Construction Costs:

(in words): eighteen million three hundred and twenty-eight thousand two hundred and thirty-nine Yuan and thirty-five cents only (￥18,328,239.35);

(2)        The provisional valuation of material and engineering equipment:

(In words) RMB__________________________( );

(3)        The provisional valuation of professional project:

(in words) RMB eight hundred sixty-seven million one hundred ninety two thousand six hundred forty six cents only (￥867,192,600.46);

(4)        Provisional Sum:

(In words) RMB__________________________( ￥0.00);

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2.         Contract price form: fixed lump sum contract. Relevant provision on general contracting construction management fee and cooperation fee (general contracting service fee) is in Article 21 (Supplementary Terms).

V           Project Manager

The contractor's Project Manager: [***].

VI          Contract Documents

This Agreement and the following documents constitute Contract Documents:

(1)        Bid-winning Notice (if any);

(2)        Bid Letter and its appendix (if any);

(3)        Special Terms of the Contract and their exhibit;

(4)        General Terms of the Contract;

(5)        Technical Standards and Requirements;

(6)        Drawings;

(7)        Priced Bill of Quantities or Budget Document; and

(8)        other Contract Documents.

The documents formed during the execution and performance of the Contract shall be an integral part of the Contract Documents.

The foregoing Contract Documents include the amendment and supplement thereto by the Parties thereto, for documents of the same type, the latest executed version shall prevail. The Special Terms of the Contract and its Appendix shall be signed or stamped by the parties hereto.

VII        Covenants

1.         The Project Owner shall undertake to perform project examination and approval formalities according to laws, raise funds for project construction and pay the contract price in terms of the time and method stipulated in the Contract.

2.         The Contractor undertakes to organize to complete project construction as provided in laws and this Contract, assure project quality and safety, not to subcontract in whole and illegally subcontract in

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part and undertake corresponding project maintenance responsibilities in the defect liability period and warranty period.

3.         If the Project Owner and the Contractor conclude a contract through biding, the Parties understand and undertake they will not otherwise execute any agreement different from this Contract substantially concerning the same project.

VIII       Meaning of Expressions

The words and expressions in the Contract have the same meanings as are respectively assigned to them in Part II: General Terms of the Contract.

IX         Signing Date

The Contract is signed on December 11, 2019.

X          Place of Execution

The contract is signed on the 15F, Danleng SOHO, Haidian District, Beijing (北京海淀区丹棱SOHO15层).

XI         Supplementary Agreements

Other matters not covered herein shall be made into supplementary agreements by the parties separately, which shall be an integral part hereof.

XII        Effectiveness

This Contract shall come into effect after being signed by the legal representatives or entrusted agents of both parties and affixed with the official seal of both parties.

XIII       Counterparts

This contract is in ten counterparts, with the Project Owner holding three copies and the Contractor holding seven copies with the same legal effect.

Project Owner: /s/ Authorized Signatory	Contractor /s/ Authorized Signatory
/stamp/	/stamp/

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Legal Representative or Authorized Agent: (signature)		Legal Representative or Authorized Agent: (signature)

Organisation code:	91321191MA1WTYET5Q	Organisation code:	9131000063126503X1
Address:	Tower B, Twin Tower, 466 Ding Mao Zhi Hui Avenue, New District, Zhenjiang (镇江市新区丁卯智慧大道466号双子楼B座)	Address:	27/F, 1568 Century Avenue, China (Shanghai) Pilot Free Trade Zone (中国(上海)自由贸易试验区世纪大道1568号27层)
Postal Code:		Postal Code:
Legal Representative:	FAN Baorong (樊保荣)	Legal Representative:	XIAO Rongchun (校荣春)
Authorized Agent:		Authorized Agent:
Telephone:	[***]	Telephone:	[***]
Facsimile:		Facsimile:	[***]
Email Address:	[***]	Email Address:
Account Bank:	China Merchants Bank Co., Ltd., Zhenjiang New District Sub-branch (招商银行股份有限公司镇江新区支行)	Account Bank:	China Construction Bank, Liuli Sub-branch (中国建设银行股份有限公司六里支行)
Account No.:	[***]	Account Number	[***]

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Part II General Terms of the Contract

1.         General provisions

1.1       Definitions and interpretation

The following words in the Contract Agreement, General Terms of the Contract, Special Terms of the Contract shall have the meaning given to them in this Article:

1.1.1      Contract

1.1.1.1   Contract: means the binding document agreed by the parties thereto according to the laws and regulations, consisting of Contract Agreement, Bid-winning Notice (if any), Bid Letter and its schedule (if any), Special Terms of the Contract and its schedules, General Terms of the Contract, Technical Standards and Requirements, Drawings, Priced Bill of Quantities or Budget Document and Other Contract Documents.

1.1.1.2   Contract Agreement: means the written document titled "Contract Agreement" under the Contract and jointly executed by the Project Owner and the Contractor.

1.1.1.3   Bid-winning Notice: means the written document that constitutes the Contract and is sent by the Project Owner to notify the Contractor of winning the bid.

1.1.1.4   Bid Letter: means the document titled "Bid Letter" that constitutes the Contract and is completed and signed by the Contractor.

1.1.1.5   Schedule to the Bid Letter: means the document titled "Schedule to the Bid Letter" that constitutes the Contract and is attached to the Bid Letter.

1.1.1.6   Technical Standards and Requirements: means the national, industrial or local standards and requirements that constitute the Contract and shall be complied with in the construction or guide the construction under the Contract, and the standards and requirements specified herein.

1.1.1.7   Drawings: means the drawings constituted the Contract, including the design documents, construction drawings, diagram of aerial view reflecting and model provided by the Project Owner as required in the Contract or approved by the Project Owner, and the drawings developed during the performance of Contract. The Drawings shall comply with the laws and regulations.

1.1.1.8   Priced Bill of Quantities: means the Bill of Quantities that constitutes the Contract and is completed and indicated price by the Contractor according to the required form and requirements, including descriptions and forms.

1.1.1.9   Budget Document: means the project budget document that constitutes the Contract and is developed by the Contractor in the form as required by the Project Owner.

1.1.1.10 Other Contract Documents: means the binding document or written agreement agreed by the Parties to the Contract concerning the construction of Project, which may be agreed by the Parties in the Special Terms of the Contract.

1.1.2      Parties to the Contract and other related parties

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1.1.2.1   Parties to the Contract: means the Project Owner and/or the Contractor.

1.1.2.2   Project Owner: means the Party executed the Contract Agreement with the Contractor and the lawful successor thereof.

1.1.2.3   Contractor: means the Party executed the Contract Agreement with the Project Owner and having applicable project construction and contracting qualification and the lawful successor thereof.

1.1.2.4   Supervisor: means any legal person or other organization appointed by the Project Owner to supervise and manage the Project according to laws and regulations and specified in the Special Terms of the Contract.

1.1.2.5   Designer: means any legal person or other organization appointed by the Project Owner to be responsible for the design of the Project, having applicable project design qualification and specified in the Special Terms of the Contract.

1.1.2.6   Subcontractor: means any qualified legal person subcontracting part of the Project or work and executed the subcontracts with the Contractor following the laws and regulations and as required in the Contract.

1.1.2.7   Project Owner's Representative: means any person appointed by the Project Owner to the Construction Site to exercise the rights of the Project Owner to the extent authorized by the Project Owner.

1.1.2.8   Project Manager: means any person in charge of the Project and having applicable qualification appointed by the Contractor to the Construction Site for the performance of Contract to the extent authorized by the Contractor.

1.1.2.9   Chief Supervisory Engineer: means the chief principal appointed by the Supervisor to the Construction Site to supervise the Project.

1.1.3      Works and equipment

1.1.3.1   Works: means the Permanent Work and/or Temporary Work corresponding to the contracting scope under the Contract Agreement.

1.1.3.2   Permanent Work: means the works constructed and handed over to the Project Owner according to the Contract, including engineering equipment.

1.1.3.3   Temporary Work: means various temporary works constructed for completing the Permanent Work as agreed in the Contract, excluding engineering equipment.

1.1.3.4   Unit Work: means the Permanent Work specified in the Contract Agreement, which has the conditions for independent construction and can be used separately.

1.1.3.5   Engineering Equipment: means the M&E equipment, metal structure and equipment, instruments and other similar equipment and devices that constitute the Permanent Work.

1.1.3.6   Construction Equipment: means all equipment, instruments and other articles required for completing each work specified in the Contract, excluding Engineering Equipment, Temporary Work and materials.

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1.1.3.7   Construction Site: means the site for construction of the Project, and other places specified in the Special Terms of the Contract as part of the construction sites, including Permanent Land Occupation and Temporary Land Occupation.

1.1.3.8   Temporary Equipment: means temporary production and living facilities for completing various tasks agreed in the Contract.

1.1.3.9   Permanent Land Occupation: means the land specified in the Special Terms of the Contract for permanent occupation for the Project.

1.1.3.10 Temporary Land Occupation: means the land specified in the Special Terms of the Contract for temporary occupation for the Project.

1.1.4      Date and term

1.1.4.1   Commencement Date: including the Planned Commencement Date and the Actual Commencement Date. Planned Commencement Date means the Commencement Date agreed in the Contract Agreement, and Actual Commencement Date means the Commencement Date specified in the commencement notice in compliance with the laws and regulations and issued by the Supervisor according to Article 7.3.2 (Commencement Notice).

1.1.4.2   Completion Date: including the Planned Completion Date and the Actual Completion Date. Planned Completion Date means the Completion Date agreed in the Contract Agreement, and Actual Completion Date shall be determined according to Article 13.2.3 (Completion Date).

1.1.4.3   Term: means the period required by the Contractor to complete the construction as specified in the Contract Agreement, including any change of the term made according to the Contract.

1.1.4.4   Defects Liability Period: means the period during which the Contractor will be obligated to repair the defects according to the Contract and the Project Owner will reserve the Quality  Deposit (except that the performance bond has been paid) and which starts from the Actual Completion Date.

1.1.4.5   Warranty Period: means the period during which the Contractor shall be liable for the repair of the construction according to the Contract and which starts from the date of the inspection and acceptance of the construction.

1.1.4.6   Base Date: the base date of the construction tendered and contracted shall be 28 days prior to the bid deadline, and the base date of the directly contracted construction shall be 28 days prior to the execution of the Contract.

1.1.4.7   Day: means any calendar day, unless otherwise specified. If a period calculated by day in the Contract, the period shall be calculated from the following day instead of the starting date, and the last day of such period shall end on 24:00 of that day.

1.1.5      Contract prices and costs

1.1.5.1   Contract Price: means the total amount determined by the Project Owner and the Contractor in the Contract Agreement, including civilized construction fees, Provisional Valuation and Provisional Sum.

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1.1.5.2   Actual Price: means the amount paid by the Project Owner for all the work within the contract scope completed by the Contractor as agreed in the Contract, including price changes occurred following the Contract during the performance hereof.

1.1.5.3   Expenses: means all necessary expenses incurred or to be incurred for the performance of the Contract, including management fees and other costs to be allocated, but excluding profits.

1.1.5.4   Provisional Valuation: means the amount provided by the Project Owner in the Bill of Quantities or the Budget Document for payment of the unit prices of the materials and Engineering Equipment and the professional engineering and services, which must occur but the price of which may not determine temporarily.

1.1.5.5   Provisional Sum: means an amount temporarily determined by the Project Owner in the Bill of Quantities or Budget Document and included into the Actual Price, which shall be used for the purchase of required materials, Engineering Equipment or services not determined or unforeseeable at the execution of the Contract, adjustment of Actual Price due to the engineering change or trigger of adjustment as agreed in the Contract during the construction and the claims, as well as on-site execution and confirmation.

1.1.5.6   Day-wage Work: means a method of calculating the price according to the unit prices specified in the Contract when the Contractor completes the piecemeal work proposed by the Project Owner or the change of work that requires for day-wage pricing during the performance of the Contract.

1.1.5.7   Quality Deposit: means the deposit paid by the Contractor as agreed in Article 15.3 (Quality Deposit) as the security for its obligation to repair the defects during the Defects Liability Period.

1.1.5.8   Lump Sum Item: means any item calculated in total price or at a rate in the Priced Bill of Quantities or the Budget Document according to the rules for the calculation of Bill of Quantities under the current national, industrial and local measurement rules.

1.1.6      Miscellaneous

1.1.6.1   Written form: means the form carrying information in a tangible way, such as a contract document, a letter, a telegram and fax.

1.2         Language

The preparation, interpretation and explanation of the Contract shall be made in simplified Chinese. When the Parties agree to use two or more languages in the Special Terms of the Contract, Chinese shall be the language of priority to interpret and explain the Contract.

1.3         Laws

Laws referred to in the Contract means the PRC laws, administrative regulations and department rules, and the local regulations, autonomous regulations, separate regulations and local government rules at the place where the Project is located.

The Parties may agree on other applicable normative documents in the Special Terms of the Contract.

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1.4         Standards and specifications

1.4.1      Where the Parties have special requirements on the national and industrial standards, local standards at the place where the Project is located, and corresponding specifications and codes, they shall specify the same in the Special Terms of the Contract.

1.4.2      Where the Project Owner requires to apply the international standards and specifications, the Project Owner shall be responsible for the provision of the original language version and Chinese translation of such standards and specifications and shall specify the name, number of copy and time for the provision of such standards and specifications in the Special Terms of the Contract.

1.4.3      If the technical and functional standards required by the Project Owner in respect of the Project are higher or stricter than the current national, industrial or local standards, the Project Owner shall specify the same in the Special Terms of the Contract. Unless otherwise specified in the Special Terms of the Contract, the Contractor shall be deemed having fully foreseen the complexity of the said technical and functional standards before executing the Contract, and the costs therefrom are included into the Contract Price.

1.5         Order of precedence of the Contract Documents

The documents constituting the Contract shall serve as mutual interpretation. Unless otherwise specified in the Special Terms of the Contract, the interpretation of the priority of the Contract Documents are as follows:

(1)          Contract Agreement;

(2)          Bid-winning Notice (if any);

(3)          Bid Letter and its appendix (if any);

(4)          Special Terms of the Contract and their exhibit;

(5)          General Terms of the Contract;

(6)          Technical Standards and Requirements;

(7)          Drawings;

(8)          Priced Bill of Quantities or Budget Document; and

(9)          other Contract Documents.

The foregoing Contract Documents include the amendment and supplement thereto by the Parties thereto, for documents of the same type, the latest executed version shall prevail.

The documents formed during the execution and performance of the Contract shall be an integral part of the Contract Documents and the interpretation of priority thereof shall be determined according to their nature.

1.6         Drawings and Contractor's documents

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1.6.1      Provision of drawings and disclosure

The Project Owner shall provide Drawings to the Contractor free of charge following the time limit, quantity and content agreed in the Special Terms of the Contract, and organize the Contractor, the Supervisor and the Designer to conduct drawing review and design disclosure. The Project Owner shall provide Drawings to the Contractor no later than 14 days prior to the Commencement Date specified in Article 7.3.2 (Commencement Notice).

Where the Project Owner fails to provide Drawings as agreed in the Contract, increasing expenses of the Contractor and/or the delay of Term, Article 7.5.1 (Delay of Term Due to the Fault of Project Owner) shall apply.

1.6.2      Errors in the Drawings

If, after receiving Drawings from the Project Owner, the Contractor finds any error, omission or defect in the Drawings, it shall promptly notify the Supervisor. Upon receiving such notice, the Supervisor shall attach relevant comments thereto and immediately report the same to the Project Owner, and the Project Owner shall make decisions within a reasonable period after receiving the notice from the Supervisor. Reasonable period means the period required by the Project Owner to make its efforts to complete the modification or supplementation of Drawings without omissions upon receiving the notice from the Supervisor.

1.6.3      Modification and supplementation of Drawings

Any modification or supplementation of the Drawings shall be approved by the original Designer of such Drawings and the approval authority, and the modified or supplemented Drawings shall be submitted to the Contractor by the Supervisor before the construction of the Project or any corresponding part thereof. The Contractor shall construct according to the modified or supplemented Drawings.

1.6.4      Contractor's documents

The Contractor shall provide the documents in relation to the construction of the Project to be prepared by it according to the Special Terms of the Contract, and submit the same to the Supervisor following the time limit, quantity and form specified in the Special Terms of the Contract, and the Supervisor will report and submit the same to the Project Owner.

Unless otherwise specified in the Special Terms of the Contract, the Supervisor shall complete the review thereof within 7 days after receiving the documents from the Contractor. If the Supervisor has any objection to the Contractor's documents, the Contractor shall make modifications accordingly and re-submit the modified documents to the Supervisor. The review by the Supervisor will not relieve or discharge the Contractor from its responsibilities hereunder.

1.6.5      Keeping of Drawings and Contractor's documents

Unless otherwise specified in the Special Terms of the Contract, the Contractor shall keep another complete set of Drawings and Contractor's documents at the Construction Site for use by the Project Owner, the Supervisor and relevant personnel during the inspection of construction.

1.7         Contact

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1.7.1      Any Notice, Approval, certification, certificate, instruction, order, requirement, request, consent, opinion, determination and decision in relation to the Contract shall be made in writing and delivered to the recipient at the receiving address within the period specified in the Contract.

1.7.2      The Project Owner and the Contractor shall specify their respective recipient and receiving address in the Special Terms of the Contract. Where the recipient or the receiving address specified by either Party to the Contract changes, such Party shall notify the other Party of such change 3 days in advance.

1.7.3      Each of the Project Owner and the Contractor shall sign to acknowledge the receipt of correspondences delivered by the other Party to the receiving address to the designated recipient. Where either Party rejects to receive, the liability for an increase of expenses and/or delay of Term therefrom shall be borne by the rejecting Party.

1.8         Prohibition of bribery

Neither Party to the Contract shall secure any illegal benefits or damage the other Party's rights and interests by bribery or by bribery in a disguised way. Where a Party to the Contract commits bribery, bringing losses to the other Party, the Party shall compensate for the losses and bear corresponding legal responsibilities.

The Contractor shall not collude with any third party engaged by the Supervisor or the Project Owner to damage the benefits of the Project Owner. Without the written consent of the Project Owner, the Contractor shall not provide the Supervisor with communication equipment, vehicles and any other form of benefits other than those specified in the Contract, nor pay remuneration to the Supervisor.

1.9         Fossils and cultural relics

All cultural relics, monuments and other relics, fossils, coins or articles of geological research or archaeological value excavated at the Construction Site shall belong to the state. Once such cultural relics are found, the Contractor shall take reasonable and effective protective measures to prevent any person from moving or damaging such articles, immediately report to the competent government administrative authority and notify the Supervisor.

The Project Owner, the Supervisor and the Contractor shall take proper protective measures as required by the government administrative authority, and the liability for expenses increased and/or the Term delayed shall be borne by the Project Owner.

Where the Contractor fails to report or conceal any cultural relics after it finds the same, resulting in loss or damage of such cultural relics, the Contractor shall compensate for the losses and bear the corresponding legal liability.

1.10       Transportation

1.10.1    Access to the site

Unless otherwise specified in the Special Terms of the Contract, the Project Owner shall be responsible for obtaining the approvals and all rights required to access to the Construction Site, and obtaining all rights to build roads, bridges and other infrastructures required for the construction according to the construction needs, and shall bear all related charges and construction costs. The Contractor shall assist the

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Project Owner in going through the formalities for the construction of roads, bridges and other infrastructures inside and outside the site.

The Contractor shall inspect the Construction Site before executing the Contract, and reasonably foresee the methods, means and paths for access to the Construction Site according to the scale and technical parameters of the Project. The liability for increased expenses and/or delayed Term due to the Contractor's failure to foresee reasonably such situation shall be borne by the Contractor.

1.10.2    Off-site traffic

The Project Owner shall provide the technical parameters and specific conditions of the off-site traffic facilities. The Contractor shall comply with the applicable traffic regulations, strictly follow the restricted load of roads and bridges, implement the regulations on the road speed limit, traffic restrictions and prohibition of overload, and cooperate with the supervision and inspection by the traffic administrative authorities. Where the off-site traffic facilities cannot meet the construction needs of the Project, the Project Owner shall be responsible for the improvement at its own costs.

1.10.3    In-site traffic

The Project Owner shall provide the technical parameters and specific conditions of the in-site traffic facilities and provide the Contractor with in-site roads and traffic facilities required for the Project construction without any charge and according to the Special Terms of the Contract. Where such roads or traffic facilities are damaged due to the reason of the Contractor, the Contractor shall be responsible for repairing the same and bearing the expenses increased therefrom.

Except for the in-site roads and traffic facilities provided by the Project Owner as agreed in the Contract, the Contractor shall be responsible for building, repairing, maintaining and managing other in-site temporary roads and traffic facilities required for the construction. The Project Owner and the Supervisor may use the in-site roads and traffic facilities built by the Contractor for the purpose of the Contract.

The boundaries between the off-site traffic and in-site traffic shall be agreed by the Parties to the Contract in the Special Terms of the Contract.

1.10.4    Transportation of oversized and overweight items

For the oversized or overweight items to be transported by the Contractor, the Contractor shall be responsible for going through the application procedures with the traffic administrative authorities, to which the Project Owner shall provide assistance. expenses on temporary reinforcement and improvement of roads and bridges for transportation for oversized or overweight items and any other related costs shall be borne by the Contractor unless otherwise specified in the Special Terms of the Contract.

1.10.5    Liability for damage to roads and bridges

If any public roads or bridges inside and outside the Construction Site are damaged due to the transportation by the Contractor, the Contractor shall bear all costs for repairing the damages and the possible compensation therefrom.

1.10.6    Water and air transportation

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The water transport and air transport are applicable to the items above under this Article. The term of "roads" includes rivers, routes, locks, airports, docks, dykes, and other similar structures in water or air transportation; and the term of "vehicles" includes ships and aeroplanes.

1.11       Intellectual Property

1.11.1    Unless otherwise specified in the Special Terms of the Contract, the copyright to the Drawings provided by the Project Owner to the Contractor, the technical specifications developed or commissioned by the Project Owner for the implementation of the Project and other documents reflecting the Project Owner's requirements or of similar nature shall be owned by the Project Owner, and the Contractor may copy and use such documents for the purpose of the Contract, but not for other matters not related to the Contract. Without the written consent of the Project Owner, the Contractor shall not copy, use or provide such documents to any third party for the purposes other than those specified in the Contract.

1.11.2    Unless otherwise specified in the Special Terms of the Contract, the copyright except for the authorship of the documents prepared by the Contractor for the implementation of the Project shall be owned by the Project Owner, and the Contractor may copy or use such documents for the purposes of operation, commissioning, repair or improvement of the Project, but not for other matters not related to the Contract. Without the written consent of the Project Owner, the Contractor shall not copy, use or provide such documents to any third party for the purposes other than those specified in the Contract.

1.11.3    Each Party to the Contract warrants that it will not infringe on the intellectual property rights of the other Party and any third party during the performance hereof. The Contractor shall be liable to the infringement on any other's patent right or other intellectual property rights during the use of materials, Construction Equipment and Engineering Equipment or the application of construction processes; and the Project Owner shall be liable to the infringement arising from the materials, Construction Equipment, Engineering Equipment or construction processes provided by the Project Owner.

1.11.4    Unless otherwise specified in the Special Terms of the Contract, the royalties of the patent, know-how and technical secrets to be used as determined by the Contractor before and at the execution of the Contract have been included into the Contract Price.

1.12       Confidentiality

Unless required by laws and regulations or otherwise specified in the Contract, without the consent of the Project Owner, the Contractor shall not disclose to any third party the Drawings and documents provided by and the data and information stated to be confidential by the Project Owner.

Unless required by laws and regulations or otherwise specified in the Contract, without the consent of the Contractor, the Project Owner shall not disclose to any third party the Drawings and documents provided by and the data and information stated to be confidential by the Contractor.

1.13       Correction of errors in the Bill of Quantities

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Unless otherwise specified in the Special Terms of the Contract, the Bill of Quantities provided by the Project Owner shall be deemed as correct and complete. Under any of the following circumstances, the Project Owner shall make corrections and adjust the Actual Price accordingly.

(1)        There are missing items on the Bill of Quantities;

(2)        The deviation of the Bill of Quantities is beyond the scope of deviation of quantities specified in the Special Terms of the Contract;

(3)        The measurement is not in compliance with the mandatory regulations of the current national measuring specifications.

2.         Project Owner

2.1       Permits or approvals

The Project Owner shall comply with the law and obtain permits, approvals or filings as stipulated by law, including but not limited to the construction land planning permit, construction project planning permit, project construction permit, and permits and approvals for temporary water use, temporary electricity use, interruption of road traffic, temporary occupation of land necessary for construction. The Project Owner shall assist the Contractor in obtaining relevant construction permits and approvals stipulated by law.

If the Project Owner fails to promptly obtain the foregoing permits, approvals or filings for reasons that are attributable to the Project Owner, the Project Owner shall bear the incurred expenses and/or delayed term, and pay the Contractor a reasonable profit.

2.2       Project Owner's Representative

The Project Owner shall specify names, titles, contact details and scope of authorisation and other matters of the Project Owner's Representative dispatched to the Construction Site in the Special Terms of the Contract. Within the scope of authorisation by the Project Owner, the Project Owner's Representative shall be responsible for handling specific matters relating to the Project Owner in the process of Contract Performance. The Project Owner shall be legally liable for the actions of the Project Owner's Representative within the scope of authorisation. If the Project Owner replaces the Project Owner's Representative, the Project Owner shall notify the Contractor in writing 7 days in advance.

If the Project Owner's Representative fails to perform its duties and obligations as provided in the Contract, resulting in the inability to continue to properly perform the Contract, the Contractor may require the Project Owner to replace the Project Owner's Representative.

For projects that is not subject to supervision stipulated by law, the Supervisor's duties and powers may be performed by the Project Owner's Representative or other personnel designated by the Project Owner.

2.3       Project Owner's personnel

The Project Owner shall require its personnel at the Construction Site to comply with the law and provisions regarding safety, quality, environmental protection, civilized construction, and hold the Contractor harmless from the Loss and liability caused to

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the Contractor due to the failure of the Project Owner's personnel to comply with the foregoing requirements.

The Project Owner's personnel shall include the Project Owner's Representative and other personnel that are dispatched by the Project Owner to the Construction Site.

2.4       Provision of Construction Site, construction conditions and basic materials

2.4.1    Provision of Construction Site

Except as otherwise agreed in the Special Terms of the Contract, the Project Owner shall hand over the Construction Site to the Contractor no later than 7 days before the Commencement Date.

2.4.2    Provision of construction conditions

In addition to the Special Terms of the Contract, the Project Owner shall be responsible for providing the conditions required for the construction, including:

(1)        access of water for construction, ceremony, communication lines and other conditions necessary for construction to the Construction Site;

(2)        provision to the Contractor of traffic conditions for access to the Construction Site necessary for standard construction;

(3)        coordinating and handling the protection of underground pipeline surrounding the Construction Site and adjacent buildings, structures, ancient and rare trees and bearing the relevant expenses;

(4)        other facilities and conditions that shall be provided as provided under the Special Terms of the Contract.

2.4.3    Provision of basic materials

The Project Owner shall provide the Contractor with the materials relating to underground pipelines such as water supply, water discharge, power supply, gas supply, heat supply, communication, radio and television in the adjacent area, meteorological and hydrological observation materials, geological survey materials, basic materials relating to adjacent buildings, structures and underground works (if any) that are necessary for the Construction Site and project construction before the handover of the Construction Site, and shall be liable for authenticity, accuracy and completeness of materials provided.

For basic materials that shall be provided only after commencement as stipulated by law, the Project Owner shall make its efforts to provide such basic materials within a reasonable time limit before construction of the relevant project, to the extent that such reasonable time limit shall not affect normal construction of the Contractor.

2.4.4    Liability for overdue provision

In the event that the Project Owner fails to promptly provide the Contractor with the Construction Site, construction conditions and basic materials as provided by the Contract, the Project Owner shall bear the incurred expenses and/or delayed term.

2.5       Evidence of capital source and payment guarantee

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Unless otherwise agreed in the Special Terms of the Contract, the Project Owner shall, within 28 days after receipt of the written notice of requesting the evidence of capital source from the Contractor, provide the Contractor with the corresponding evidence of capital source to pay the contract price as provided under the Contract.

Unless otherwise agreed in the Special Terms of the Contract, if the Project Owner requires the Contractor to provide the performance guarantee, the Project Owner shall provide the Contractor with the payment guarantee. The payment guarantee may be a bank guarantee or a guarantee by a guarantee company, which shall be agreed upon by the parties in the Special Terms of the Contract.

2.6       Payment of contract price

The Project Owner shall promptly pay the contract price to the Contractor as provided under the Contract.

2.7       Completion acceptance

The Project Owner shall promptly organize completion acceptance as provided under the Contract.

2.8       Unified site management agreement

The Project Owner, the Contractor and the contractor that the Project Owner directly contracts professional projects shall enter into a unified management agreement for the construction site to specify the rights and obligations of the parties. The Unified Management Agreement for Construction Site shall be attached as an Exhibit to the Special Terms of the Contract.

3.         Contractor

3.1       Contractor's general obligations

The Contractor shall comply with the law and standard specifications for engineering construction in the process of Contract Performance and perform the following obligations:

(1)        to obtain permits and approvals that the Contractor shall obtain as stipulated by law, and report the results in writing to the Project Owner for retention;

(2)        to complete the projects and assume the warranty obligation during the Warranty Period as stipulated by laws and the Contract;

(3)        to take construction safety and environmental protection measures and take out work-related injury insurance as stipulated by laws and the Contract to ensure the safety of projects and personnel, materials, equipment and facilities;

(4)        to prepare construction organization design and construction measure plan according to the job content and construction progress requirements provided by the Contract, and be liable for the completeness, safety and reliability of all construction operations and construction methods;

(5)        not to prejudice the rights of the Project Owner and others to use public roads, water source, municipal pipe network and other public facilities in performing jobs as agreed under the Contract, avoiding interruptions caused to adjacent public facilities.

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If the Contractor occupies or uses others' construction site affecting others' operation or life, the Contractor shall assume the corresponding liability;

(6)        to be responsible for the protection of the Construction Site and its surrounding environment and ecological protection according to the provisions of Article 6.3 (Environmental Protection);

(7)        to take construction safety measures according to the provisions of Article 6.1 (Safe and Civilized Construction) to ensure the safety of projects and their personnel, materials, equipment and facilities, and prevent bodily injury and property loss caused by engineering construction;

(8)        to apply various prices paid by the Project Owner as provided under the Contract specially for the Contract, and promptly pay wages of its employees, and promptly pay the contract price to the Subcontractor;

(9)        to prepare completion materials, complete filing and archiving of completion materials following the laws and regulations and the provisions of the Contract, and hand over them to the Project Owner according to the number of sets, content, timing and other requirements of completion materials as agreed in the Special Terms of the Contract;

(10)      Other obligations that shall be performed.

3.2        Project Manager

3.2.1    The Project Manager shall be the candidate confirmed by the parties to the Contract, and the matters such as the Project Manager's name, title, registered practising certificate number, contact details and scope of authorisation shall be specified in the Special Terms of the Contract. As authorised by the Contractor, the Project Manager shall represent the Contractor to perform the Contract. The Project Manager shall be an employee formally employed by the Contractor. The Contractor shall provide the Project Owner with the labour contract between the Project Manager and the Contractor, and valid evidence to prove that the Contractor has contributed social insurance for the Project Manager. If the Contractor fails to submit the foregoing documents, the Project Manager has the right to perform duties and the Project Owner has the right to replace the Project Manager, with the incurred expenses and/or delayed term borne by the Contractor.

The Project Manager shall be resident in the Construction Site, and stay at the Construction Site for days no less than those agreed in the Special Terms of the Contract in a month. The Project Manager shall not concurrently serve as the project manager of any other project. If the Project Manager needs to leave the Construction Site, then it shall notify the Supervisor in advance and obtain the written consent of the Project Owner. The notice given by the Project Manager shall state registered practising qualification, management experience and other information of the person who temporarily performs his duties on his behalf and shall have the ability to perform the corresponding duties.

If the Contractor violates the above provisions, it shall be liable for breach following the provisions of the Special Terms of the Contract.

3.2.2    The Project Manager shall organize the project implementation pursuant to the Contract. In urgent cases, in order to ensure the construction safety and personnel safety, when it is impossible to contact the Project Owner's Representative and the

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Chief Supervisory Engineer promptly, the Project Manager has the right to take necessary measures to ensure body, property and engineering safety in connection with projects, provided that he shall submit written reports to the Project Owner's Representative and the Chief Supervisory Engineer within 48 hours.

3.2.3    If the Contractor intends to replace the Project Manager, it shall notify the Project Owner and the Supervisor in writing 14 days in advance, and shall obtain the written consent of the Project Manager. The notice shall set forth the registered practising qualification, management experience and other information of the successor project manager, and the successor project shall continue to perform the duties specified in Article 3.2.1. Without the written consent of the Project Owner, the Contractor shall not replace the Project Manager. If the Contractor replaces the Project Manager without permission, it shall be liable for breach following the provisions of the Special Terms of the Contract.

3.2.4    The Project Owner has the right to notify the Contractor in writing of replacing the Project Manager as it deems incompetent and the notice shall set forth the reason for replacement. The Contractor shall, within 14 days after receipt of the replacement notice, submit a written improvement report to the Project Owner. If the Project Owner still requires replacement of the Project Manager after receipt of the improvement report, the Contractor shall, within 28 days after receipt of the second notice of replacement, replace the Project Manager, and notify the Project Owner in writing of the registered practising qualification, management experience and other information of the newly appointed Project Manager. The successor Project Manager shall continue to perform the duties agreed in Article 3.2.1. If the Contractor refuses to replace the Project Manager without justifiable reason, it shall be liable for breach following the provisions of the Special Terms of the Contract.

3.2.5    If the Project Manager authorises its subordinate staff to perform specific duties thereof in individual cases, such subordinate staff shall have the ability to perform the corresponding duties, and notify the Supervisor in writing of the name and scope of authorisation of the above staff 7 days in advance and obtain the written consent of the Project Owner.

3.3       Contractor's personnel

3.3.1    Unless otherwise agreed in the Special Terms of the Contract, the Contractor shall, within 7 days after receipt of the commencement notice, submit to the Supervisor the report for management structure of the Contractor's project and personnel arrangement at the Construction Site, which shall include but limited to the list of contract management, construction, technology, material, quality, safety, financial and other main construction management personnel and positions and registered practising qualifications thereof, and arrangement of technical workers of various types of work, and shall submit evidence of labour relationship between main construction management personnel and the Contractor and valid evidence of contributing social insurance.

3.3.2    The main construction management personnel dispatched by the Contractor to the Construction Site shall be relatively stable. In case of any change in the construction process, the Contractor shall promptly submit to the Supervisor the report about the change in personnel at the Construction Site. If the Contractor replaces the main construction management personnel, it shall notify the Supervisor in writing 7 days and obtain the written consent of the Project Owner. The notice shall set forth the registered practising qualification, management experience and other information of the successor personnel.

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Workers involved in a special type of work shall possess the corresponding qualification certificate and the Supervisor may check at any time.

3.3.3    If the Project Owner has any objection to the qualification or competency of the main construction management personnel of the Contractor, the Contractor shall provide materials proving that the questioned personnel is competent to perform its job duties or the circumstance questioned by the Project Owner does not exist. If the Project Owner requires to replace the main construction management personnel who are unable to perform duties and obligations as provided under the Contract, the Contractor shall replace such personnel. If the Contractor refuses to replace the personnel without justifiable reason, it shall be liable for breach following the provisions of the Special Terms of the Contract.

3.3.4    Unless otherwise agreed in the Special Terms of the Contract, if the Contractor's main construction management personnel leaves the Construction Site for less than 5 days accumulatively per month, the Contractor shall report the Supervisor and obtain its consent; if for more than 5 days, the Contractor shall notify the Supervisor and obtain the written consent of the Project Owner. Before the main construction management personnel leaves the Construction Site, there shall be experienced personnel who temporarily performs the duties on his behalf. Such personnel shall have the qualification and ability to perform corresponding duties and obtain the consent of the Supervisor or the Project Owner.

3.3.5    If the Contractor replaces the main construction management personnel without permission, or the above personnel leaves the construction site without the consent of the Supervisor or the Project Owner, the Contractor shall be liable for breach following the provisions of the Special Terms of the Contract.

3.4       Contractor's Site Survey

The Contractor shall be liable for interpretations and presumptions made based on basic materials provided by the Project Owner pursuant to Article 2.4.3 (Provision of Basic Materials). However, if the Contractor's interpretations or presumptions are inconsistent with facts due to errors or omissions in basic materials, the Project Owner will be liable therefor.

The Contractor shall survey the Construction Site and construction conditions, and fully understand meteorological conditions, traffic conditions,

manners and customs and other materials relating to the performance of contractual work in the place where the Project is located. If the Contractor fails to thoroughly survey, understand the foregoing circumstance or fails to fully evaluate the foregoing circumstance, which may result in consequences, the Contractor shall bear the increased fees and/or delayed term.

3.5       Subcontracting

3.5.1    General provisions of subcontracting

The Contractor shall not subcontract all projects contracted by it to a third person, or divide all projects contracted by it and outsource them to third persons in the name of subcontracting. The Contractor shall not subcontract to a third person the main project structure, key work and professional projects prohibited for subcontracting in the Special Terms of the Contract, and the scope of the main structure and key work will be specified by the parties to the Contract in the Special Terms of the Contract following

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laws.

The Contractor shall not outsource or illegally subcontract projects in the name of labour subcontracting.

3.5.2    Determination of subcontracting

The Contractor shall subcontract and determine the Subcontractor following the Special Terms of the Contract. For professional projects for which provisional valuation is given in the Priced Bill of Quantities or the Budget Document, the Subcontractor is determined pursuant to Article 10.7 (Provisional Valuation). In the case of subcontracting pursuant to the Contract, the Contractor shall ensure that the Subcontractor has the corresponding qualification and ability. The project subcontracting will not alleviate or exempt the Contractor's liability and obligation. The Contractor and the Subcontractor shall be severally and jointly liable to the Project Owner for subcontracted projects. Unless otherwise agreed in the Contract, the Contractor shall submit a counterpart of the subcontract to the Project Owner and the Supervisor within 7 days after execution of the subcontract.

3.5.3    Subcontracting management

The Contractor shall submit to the Supervisor the list of main construction management personnel of the Subcontractor, and conduct real-name management of construction personnel of the Subcontractor, including but not limited to entry and exit management, registration and tabulation and obtaining of various permits and licenses.

3.5.4    Subcontract price

(1)        Except for the case provided in paragraph (2) of this Article or otherwise agreed in the Special Terms of the Contract, the subcontract price shall be settled between the Contractor and the Subcontractor. Without the consent of the Contractor, the Project Owner shall not pay the subcontracting price to the Subcontractor;

(2)        If under a valid legal instrument, the Project Owner shall pay the subcontract price to the Subcontractor, the Project Owner has the right to deduct such amount from the Contractor's project payment.

3.5.5    Assignment of subcontract interest

If the Subcontractor's obligations under the subcontract survive the expiration of the Defects Liability Period, the Project Owner has the right to require the Contractor to assign its interest under the subcontract to the Project Owner prior to the expiration of the Defects Liability Period, and the Contractor shall make such assignment. Unless otherwise agreed in the assignment contract, upon the effectiveness of the assignment contract, the Subcontractor will perform obligations for the Project Owner.

3.6       Project care and protection of finished products and semi-finished products

(1)        Unless otherwise agreed in the Special Terms of the Contract, as of the date when the Project Owner hands over the Construction Site to the Contractor, the Contractor shall be responsible for project care and project-related materials and engineering equipment, until the date when the project acceptance certificate is issued.

(2)        During the period when the Contractor is responsible for the care, in the case of damage to projects, materials and engineering equipment for reasons that are

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attributable to the Contractor, the Contractor shall be responsible for repair or replacement, and bear the increased fees and/or delayed term.

(3)        For finished products and semi-finished products that are completed by stages under the Contract, before the issuance of the project acceptance certificate, the Contractor shall be responsible for protection. If finished products or semi-finished products are damaged due to the Contractor, the Contractor shall be responsible for repair or replacement, and bear the increased fees and/or the delayed term.

3.7       Performance Guarantee

If the Project Owner requests the Contractor to provide performance guarantee, the parties to the Contract shall set forth the method, amount and term of performance guarantee in the Special Terms of the Contract. The performance guarantee may be a bank guarantee or a guarantee by a guarantee company, which shall be agreed upon by the parties in the Special Terms of the Contract.

If the term is extended for reasons attributable to the Contractor, the increased fees for continued performance guarantee shall be borne by the Contractor; if the term is extended for reasons other than those attributable to the Contractor, the increased fees for continued performance guarantee shall be borne by the Project Owner.

3.8       Consortium

3.8.1    All parties to the consortium shall sign a Contract Agreement with the Project Owner. All parties to the consortium shall be jointly and severally liable to the Project Owner for Performance of the Contract.

3.8.2    The consortium agreement shall be attached as an Exhibit to the Contract with the confirmation of the Project Owner. In the process of the Contract Performance, without the consent of the Project Owner, the consortium agreement shall not be modified.

3.8.3    The consortium lead is responsible for contacting with the Project Owner and the Supervisor, and receiving prompts, and organizing all members of the consortium to fully perform the Contract.

4.         Supervisor

4.1       General provisions of the Supervisor

If a project is subject to supervision, the Project Owner and the Contractor shall specify supervision contents and supervision authority of the Supervisor and other matters in the Special Terms of the Contract. The Supervisor shall, as authorised by the Project Owner and provided under the law, check, inspect, review and accept the matters relating to project construction and issue relevant prompts on behalf of the Project Owner. However, the Supervisor is not entitled to revise the Contract or alleviate or exempt any of the Contractor's liabilities and obligations under the Contract.

Unless otherwise agreed in the Special Terms of the Contract, the Contractor shall provide workplace and living place of the Supervisor in the Construction Site at the expense of the Project Owner.

4.2       Supervision personnel

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The right to supervise the project granted by the Project Owner to the Supervisor shall be exercised by the supervision personnel dispatched by the Supervisor to the Construction Site. The supervision personnel shall include the Chief Supervisory Engineer and supervisory engineers. The Supervisor shall notify the Contractor in writing of the name and scope of authorisation of the authorised Chief Supervisory Engineer and supervisory engineers in advance. In the case of replacement of the Chief Supervisory Engineer, the Supervisor shall notify the Contractor in writing 7 days in advance; in the case of replacement of other supervision personnel, the Supervisor shall notify the Contractor in writing 48 hours in advance.

4.3       Supervisor's instructions

The Supervisor shall issue supervisory instructions as authorised by the Project Owner. The Supervisor's instructions shall be given in writing and signed by authorised supervision personnel. In urgent cases, in order to ensure the safety of construction personnel or avoid damage to the project, the supervision personnel may issue oral instructions, which have the same legal effect as written instructions, provided that written supervisory instructions shall be supplemented within 24 hours after oral instructions are given and consistent with such oral instructions.

The instructions issued by the Supervisor shall be given to the Project Manager of the Contractor or the personnel authorised by the Project Manager. Where the Supervisor fails to issue instructions as agreed in the Contract, delays in issuing instructions or issues wrong instructions, increasing expenses of the Contractor and/or the delay of term, the Project Owner shall assume the corresponding liability. Unless otherwise agreed in the Special Terms of the Contract, the Chief Supervisory Engineer shall not authorise or delegate powers that shall be determined by the Chief Supervisory Engineer as provided under Article 4.4 (Negotiation or Determination) to other supervisory personnel.

If the Contractor has any question about an instruction issued by the Supervisor, the Contractor shall raise a written objection to the Supervisor. The Supervisor shall confirm, change or revocate such instruction within 48 hours. If the Supervisor fails to respond within the above time limit, the Contractor has the right to refuse to perform the above instructions.

In case that the Supervisor fails to express any opinion on the Contractor's any work, project or materials and engineering equipment adopted within an agreed or reasonable period of time, they shall be deemed to have been approved, which will not exempt or reduce the Contractor's liabilities and obligations that shall be assumed with respect to such work, project, materials and engineering equipment.

4.4       Negotiation or Determination

In the case of negotiation or determination by the parties to the Contract, the Chief Supervisory Engineer shall negotiate with the parties to the Contract. If no settlement is reached, the Chief Supervisory Engineer shall prudently make a fair determination as provided under the Contract.

The Chief Supervisory Engineer shall notify the Project Owner and the Contractor of the determination in writing, with a detailed basis. If the parties to the Contract have no objection to the determination by the Chief Supervisory Engineer, such determination shall prevail. If any party to the Contract has an objection, the provisions of Article 20 (Dispute Resolution) shall apply. Before the dispute is resolved, the parties to the Contract shall temporarily perform according to the determination by the Chief

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Supervisory Engineer; after the dispute is resolved, if the result of the dispute resolution is inconsistent with the determination by the Chief Supervisory Engineer, the result of the dispute resolution shall prevail, and the loss caused thereby shall be borne by the responsible person.

5.         Quality of the Work

5.1       Quality Requirements

5.1.1    The Project quality standard should satisfy the requirements for current national specifications and standards on Project quality acceptance. Particular standards or requirements concerning Project quality should be agreed by the parties in the Special Terms of the Contract.

5.1.2    If the Project quality fails to meet the agreed standard in the Contract, as is attributed to the Project Owner, the Project Owner shall bear the incurred expenses and/or delayed term, and pay the Contractor a reasonable profit.

5.1.3    If the Project quality to fail to meet the standards agreed by Contract, as is attributed to the Contractor, the Project Owner is entitled to require the Contractor to rework until the Project quality satisfies the standards agreed to by Contract, with the incurred expenses and/or delayed term should be borne by the Contractor.

5.2       Quality Warranty measures

5.2.1    The Project Owner's quality management

The Project Owner shall complete all matters related to Project quality following the applicable laws, regulations, and Contract agreement.

5.2.2    Contractor's Quality Control

The Contractor should following Article 7.1 (construction organization design) submit the Project Quality assurance system and Document about relevant measures to the Project Owner and the Supervisor, and establish a complete quality inspection system together with the submission of the corresponding Project quality Documents. The Contractor is entitled to refuse to implement the improper instructions from the Project Owner and the Supervisor in Violation of the relevant laws and the provision of Contract.

The Contractor shall provide Technology Training on quality education box to the construction personnel, periodically assess their labour skills, and strictly implement the construction specifications and operating procedures.

The Contractor shall, following the applicable laws, regulations, and the requirements of the Project Owner, carry out full-process quality inspection and test on materials, Engineering Equipment, all parts of works and their construction craft, make detailed records, prepare Project quality statements, and submit them to the Supervisor for approval. Besides, the Contractor shall also perform sampling and test on Construction Site, Project review measurements and equipment performance testing, provide test samples, submit the test reports, measurement results, and other relevant results, as required by the applicable laws, regulations and the requirements of Project Owner.

5.2.3    Supervisor's Quality Inspection and Test

The Supervisor should perform test and inspection on all parts of construction and their

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construction technology, materials and Engineering Equipment following the applicable laws, regulations and the Authorisations of the Project Owner. The Contractor shall provide convenience for the Supervisor's test and inspection, including the Supervisor to inspect and review the original construction records at the Construction Site, manufacturing or processing place, or other places agreed by the Contract. The inspection and test carried out by the Supervisor for this purpose shall not relieve or reduce the Contractor's obligations as agreed upon by the Contract.

Inspection and test by the Supervisor shall not affect the normal construction. If the inspection and test by the Supervisor affect the normal construction, and the result is unqualified, the expenses affecting the normal construction shall be borne by the Contractor, and the construction term shall not be postponed. As for the qualified, the incurred expenses and/or the delayed term should be undertaken by the Project Owner.

5.3       Inspection on concealed work

5.3.1    The Contractor's self-inspection

The Contractor shall perform self-inspection on the concealed work, and confirm whether the covering Conditions are met through the self-inspection.

5.3.2    Inspection procedures

Unless otherwise specified in the Special Terms of the Contract, as for the concealed work self-inspected by the Contractor to be eligible for covered conditions, the Contractor shall send the Supervisor the Notice about the work, time, and location of joint inspection on concealed work, supported with the self-inspection record and necessary Document in writing 48 hours before the commencement of the joint inspection.

The Supervisor shall arrive at the site on time to inspect the concealed construction and its construction technology, materials and Engineering Equipment. The Contractor can perform covering work only after the Supervisor's inspection and confirmation on the satisfaction of the quality requirement for the concealment and its signature on the acceptance record. If the result of the Supervisor's inspection is unqualified, the Contractor shall complete the renovation within the time instructed by the Supervisor and give it for the re-examine by the Supervisor, with the incurred expenses and/or the delayed term borne by the Contractor.

Unless the Special Terms of the Contract stipulate otherwise, if the Supervisor fails to perform the inspection on time, it shall submit a written Adjourned request of not over 48 hours to the Contractor 24 hours before the inspection. As for the incurred delayed term, the construction term should be postponed. If the Supervisor fails to perform the inspection on time and to submit the request of term Adjourned, the result of inspection on concealed work is deemed to be qualified. In this case, the Contractor may complete the covering work on its own and submit the corresponding records to the Supervisor for its signature as Approval. In the event that the Supervisor has any doubts about the inspection records after the inspection, he may re-examine following the provisions in Article 5.3.3 (Re-inspection).

5.3.3    Re-inspection

If the Project Owner or the Supervisor has any doubt on the quality of covering work, it can require the Contractor to drill holes or uncover for Re-inspection. The Contractor shall follow the instructions and recover to the original state. In the event that the work

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is inspected to meet the quality requirements specified in the Contract, the Project Owner should bear the increased cost and/or the delayed construction term, and pay the Contractor reasonable profit; if the work is inspected to be not qualified, the incurred expenses and ( or) the delayed term shall be borne by the Contractor.

5.3.4    The performance of the covering work by the Contractor at its discretion

If the Contractor fails to give the Supervisor the Notice to perform the inspection on site and cover the concealed part at its discretion, the Supervisor is entitled to instruct the Contractor to drill holes or unfold for inspection regardless of the quality of the concealed part, with the incurred expenses and/or delays construction term borne by the Contractor.

5.4       Treatment on Unqualified Work

5.4.1    In the event that the construction is unqualified, as is attributed to the Contractor, the Project Owner is entitled to require the Contractor to take remedy measures at any time until the quality standard required by the Contract is satisfied, with the incurred expenses and/or delayed construction term borne by the Contractor. As for the part cannot be remedied, the performance should be made following the provision of Article 13.2.4 (Refusal to Accept All or Part of Construction).

5.4.2    If the construction is not qualified in consequence of the fault of the Project Owner', the Project Owner shall bear the incurred expenses and/or delayed term, and pay the Contractor a reasonable profit.

5.5       Inspection on Quality Dispute

If the Contract parties have disputes over Project quality, the quality shall be identified by the Project quality inspection agency agreed upon by both parties, with the incurred expenses and arising Loss shall be borne by the responsible party.

In case that both parties to the Contract are responsible, they shall bear the liability separately according to their obligations. Once the Contract parties cannot reach an agreement, they should make the performance following Article 4.4 (negotiation or determination).

6.         Safe and Civilized Construction and Environmental Protection

6.1       Safe and Civilized Construction

6.1.1    Safety Production Requirements

During the Performance of the Contract, all parties to the Contract shall comply with national and local requirements for safe production. If the parties to the Contract have special requirements, they shall specify the objective of the Project safety production standardization and corresponding matters in the Special Terms of the Contract. The Contractor is entitled to refuse any instructions from the Project Owner and the Supervisor on forcibly operating in violation of regulations and risk-taking construction.

During the construction process, in case of any emergency that affects the construction safety such as sudden geological changes, unforeseen underground construction obstacles, the Contractor shall notify the Supervisor and the Project Owner promptly, and the Project Owner shall promptly stop work and report to the relevant authorities for emergency measures.

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In case that the construction is suspended, as is attributed to safety production, the provisions of Article 7.8 (Suspension of Construction) should be followed.

6.1.2    Safety Production Warranty Measures

The Contractor shall comply with relevant regulations to formulate Technology safety measures or individual construction plans, establish safety production responsibility system, public security system and safety production education and Training system, and fulfil safety responsibilities according to the safety production law and Contract agreement, and truthfully prepare construction safety production records, and accept inspection and regulation by the Project Owner, the Supervisor and the government safety regulators.

6.1.3    Special Safety Production Matters

The Contractor shall carry out the construction following the applicable laws, regulations, secure safety technical disclosure in prior to the commencement of the construction, and take all safety protection measure in the progress of the construction. The personnel of the particular job employed by the Contractor for the implementation of the Contract shall have received specialised training and obtained the qualification certificate issued by the relevant government authorities.

When the Contractor performs construction in the areas of power equipment, transmission line, underground pipeline, sealed earthquake-proof workshop, flammable and explosive areas, and near the main traffic streets, the Contractor shall propose safety protection measure to the Project Owner and the Supervisor in prior to the commencement of the construction, and implement them after being approved by the Project Owner.

When performing blasting operation (including the storage, transportation, and use of explosive matters) with toxic and corrosive materials in the radioactive and toxic environment, the Contractor shall give Project Owner and the Supervisor a Notice in writing 7 days before the construction and submit corresponding safety protection measure to the Project Owner for Approval before the construction.

As for the more dangerous sub-contractual work requiring separate preparation of individual construction plan, and the one with a higher risk than a particular scale that requires expert demonstration, the Contractor shall prepare the plan and organize the demonstration promptly.

6.1.4    Public Security

Unless otherwise specified in the Special Terms of the Contract, the Project Owner shall, through consultation with the local public security department, establish public security administration organization or joint defence organization on the site, and shall be responsible for the unified management of public security matters of the Construction Site, and perform the public security duties of the Contract Project.

In addition to the assistance with assisting the in-site public security administration organization or joint defence organization for the maintenance of the public security of the Construction Site, the Project Owner and the Contractor shall also well preserve public security in the security of the Activity in their respective jurisdictions, including the living area.

Unless otherwise specified in the Special Terms of the Contract, the Project Owner

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and the Contractor shall jointly prepare a public security management plan for Construction Site within 7 days after the commencement of construction and formulate an emergency plan to respond to security emergencies. The Project Owner and the Contractor should immediately report to the local government violent incidents such as riots, explosions, and sudden mass security incidents such as group fights and weapon fights in the progress of the construction. The Project Owner and the Contractor shall actively assist the relevant local authorities to take measures to calm down the situation, preventing the situation from expanding, as attempts to avoid personal injuries and property Loss.

6.1.5    Civilized Construction

During the construction term, the Contractor shall take measures to keep the Construction Site levelling and the materials stacked neatly. Any special requirement from the relevant government administrative department of the construction location should be met during the performance of the construction. Any other requirement of the Contract parties for Civilized Construction should be specified in the Special Terms of the Contract.

Prior to work handover, the Contractor shall remove its all Engineering Equipment, excess materials, debris and various Temporary Work from the Construction Site, and keep the site clean and tidy. With the Project Owner's written Approval, the Contractor may retain the materials, equipment and Temporary Work required to fulfil its obligations during the Warranty Period at the location designated by the Project Owner.

6.1.6    Safe and Civilized Construction Costs

Safe and Civilized Construction expenses borne by the Project Owner, should not be deducted by the Project Owner in any form. Due to any changes in the laws applicable to the Contract after the Base Date or in relevant government regulations, the arising Safe and Civilized Construction expenses will be borne by the Project Owner.

Any expenses incurred by the Contractor's performance of security measures approved by the Project Owner and not specified in the Contract should be borne by the Project Owner. In case that the Contractor's measures without the consent of Project Owner prevent the Project Owner from suffering Loss, the Project Owner should bear the expenses for the performance of the measure within the amount of the potential Loss. If the performance of the measure avoids the Loss of the Contractor, the Contractor shall bear relevant expenses.

Unless otherwise specified in the Special Terms of the Contract, the Project Owner shall prepay 50% of the total Safe and Civilized Construction Expenses within 28 days after the commencement of construction, and the rest shall be paid at the same time as the progress payment. If the Project Owner has an overdue payment of the Safe and Civilized Construction Expenses for more than 7 days, the Contractor is entitled to send a reminder Notice about the prepayment to the Project Owner. In case that the Project Owner still does not make the payment within 7 days after the receipt of the Notice, the Contractor is entitled to suspend construction and follow the instructions specified in Article 16.1.1 (The Circumstance of Project Owner's Default).

The Contractor shall provide special fund as safe and civilized construction costs, and shall list items separately in the financial accounts for reference, and shall not use such fund for other purposes, otherwise, the Project Owner is entitled to instruct to correct within a time limit; if the Contractor fails to correct within such time limit, the Project Owner may instruct to suspend the construction, and the Contractor shall bear the

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additional expenses and/or take responsibility for the delayed construction periods.

6.1.7    Treatment on Emergencies

As for any event putting the construction in danger during the implementation of construction or Defects Liability Period, the Project Owner is entitled to hire other personnel to perform a rescue in case that the Contractor declares its incapability or reluctance to execute rescue immediately after the receipt of rescue Notice from the Supervisor. If the obligation of such rescue lies in the Contractor following the Contract agreement, the increased expenses and/or delayed construction term shall be borne by the Contractor.

6.1.8    Accident Disposal

In the event of an accident during the progress of the construction, the Contractor shall immediately send relevant Notice to the Supervisor, and the Project Owner should be notified by the Supervisor. The Project Owner and the Contractor should immediately organize personnel and equipment for emergency rescue and urgent repair to reduce casualties and property damage, preventing the accident from expanding, and from protecting the accident scene. The site items required to be moved should be marked and recorded to properly preserve relevant evidence. The Project Owner and the Contractor shall promptly and truthfully report to the relevant authorities the accident, the emergency measures being taken, and any other relevant matters following the applicable national rules.

6.1.9    Safety Production Liability

6.1.9.1 The Project Owner's Safety Liability

The Project Owner shall be responsible for the compensation for the loss caused by:

(1)        Third party's property Loss caused by land occupation by all or any part of construction;

(2)        Personal injuries and property Loss to third parties at the Construction Site and adjacent areas due to the Project Owner;

(3)        Personal injuries and property Loss to the Contractor and the Supervisor due to the Project Owner;

(4)        Personal injuries and property Loss to the Project Owner for its own fault.

6.1.9.2 The Contractor's Safety Liability

Any personal injuries and property Loss to the Project Owner, the Supervisor, and the third party in the site or its adjacent areas caused by the Contractor shall be compensated by the Contractor.

6.2       OCCUPATIONAL HEALTH

6.2.1    Labor Protection

The Contractor shall arrange the on-site construction workers' working and break time following the applicable rules, ensuring the labourers' break time and the payment of reasonable remuneration and expenses. The Contractor shall, following the applicable

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laws, handle with necessary certificates, permits, insurance and registration for the employed personnel to perform the Contract. The Contractor shall also urge its Subcontractor to cope with the above matters for their employees.

The Contractor shall follow the applicable laws and regulations ensure on-site construction workers' Labor Protection by providing labour protection for the construction workers and adopting effective Labor Protection measures to prevent dust, reduce noise, control the emission of harmful gases, and to ensure safe operation at high temperature, and in high and cold weather, or high altitude work. In case the Contractor's employees are injured during construction, the Contractor shall immediately take effective measures for rescue and treatment.

The Contractor shall follow the applicable laws and regulations arrange its employee's Working time to secure their right to rest and vacation. Occupation of holidays or the Adjourned of Working time due to the particular requirement of the construction shall not exceed the legal limit, and the Contractor shall make up the missed rest or make the payment for the occupation following to the applicable laws and regulations.

6.2.2    Living Conditions

The Contractor shall provide the necessary accommodation and living environment for the personnel employed to implement the Contract; the Contractor shall take effective measures to prevent infectious diseases for the Warranty of the construction workers' health, and regularly perform professional inspection and treatment on epidemic prevention and sanitation in the construction worker's living camp and Construction Site. Besides, the medical personnel and facilities necessary for injury and disease prevention and emergency should be equipped with at the Construction Site far from the town.

6.3       Environmental protection

The Contractor shall set out the detailed environmental protection measures in the construction organization design. During the implementation of the Contract, the Contractor shall take reasonable measures to protect the Construction Site environment during the construction. Concrete and feasible precautionary measures should be taken against the pollution on atmospheric, water, noise, and solid waste that may be caused during the construction.

The Contractor shall take the liability of compensation for the environmental pollution and Infringement damages caused by itself, and any incurred expenses and/or term delay caused by construction suspension due to the dispute of the above environment pollution should be borne by the Contractor.

7.         Term and Schedule

7.1       Construction organization design

7.1.1    The content of construction organization design

The construction organization design shall include the following:

(1)        Construction plan;

(2)        Construction Site layout;

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(3)        Construction Schedule and Warranty measures;

(4)        Labor and material supply plan;

(5)        The selection of construction machines;

(6)        Quality assurance system and measures;

(7)        Safety production and civilized construction measures;

(8)        Environmental protection and cost control measures;

(9)        Other agreement by the Contract parties.

7.1.2    Submission and Modification of the Construction Organization Design

Unless otherwise stipulated in the special terms of the contract, the Contractor shall submit the detailed construction organization design to the Supervisor for its delivery to the Project Owner within 14 days after the signing of the contract, but not later than 7 days in prior to the commencement date stated in article 7.3.2 (Commencement Notice). Unless otherwise specified in the Special Terms of the Contract, the Project Owner and the Supervisor shall confirm the construction organization design or propose its amendments within 7 days after the receipt of the design. The Contractor shall modify and improve the rational opinions and requirements put forward by the Project Owner and the Supervisor. In case the construction organization design needs to be modified according to the actual situation of the construction, the Contractor shall submit the revised design to the Project Owner and the Supervisor.

The Construction Schedule should be prepared and modified following Article 7.2 (Construction Schedule).

7.2       Construction Schedule

7.2.1    Preparation of Construction Schedule

The Contractor shall submit a detailed Construction Schedule as stipulated in Article 7.1 (construction organization design). The Preparation of Construction Schedule shall be following national applicable laws, regulations, and general construction practice and practice, and can be implemented after approved by the Project Owner. As the Construction Schedule is the basis to control the construction progress, the Project Owner and the Supervisor are entitled to inspect the construction progress based on the schedule.

7.2.2    Revision on Construction Schedule

If the construction progress fails to meet the Contract requirements or to be inconsistent with the actual progress, the Contractor shall submit a revised Construction Schedule supported with relevant measures and Documents to the Supervisor for its delivery to the Project Owner. Unless otherwise specified in the Special Terms of the Contract, the Project Owner and the Supervisor shall complete the review and Approval on the revised Construction Schedule or propose its amendments within 7 days after the receipt of the schedule. The Project Owner and the Supervisor's confirmation on the Construction Schedule submitted by the Contractor should not relieve or exempt any liability or obligation that the Contractor

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should assume according to the applicable laws, regulations, and the Contract Agreement.

7.3       Commencement

7.3.1    Preparations for the commencement

Unless otherwise specified in the Special Terms of the Contract, the Contractor shall submit the review request on Project commencement to the Supervisor for its delivery to the Project Owner within the period specified in the Article 7.1 (construction organization design). Once approved by the Project Owner, the request can be implemented. The review request on Project commencement should detail the implementation of construction roads, temporary facilities, materials, Engineering Equipment, Construction Equipment, and construction personnel required for the normal construction based on schedule, together with the scheduling.

Unless otherwise specified in the Special Terms of the Contract, the Contract parties shall complete the preparation for the commencement of construction following the agreement.

7.3.2    Commencement Notice

The Project Owner shall obtain the necessary permits for construction following the applicable laws and regulations. With the consent of the Project Owner, the Commencement Notice issued by the Supervisor shall comply with the applicable laws and regulations. The Supervisor shall issue the Contractor notice of commencement 7 days before the planned commencement date, and the construction term shall count from the commencement date specified in the Commencement Notice.

Unless otherwise specified in the special terms of the contract, the Contractor is entitled to request a price adjustment or terminate the contract in the case that the Supervisor fails to issue a Commencement Notice within 90 days from the planned commencement date due to the fault of the Project Owner. The Project Owner shall bear the incurred expenses and/or delayed term and pay the Contractor reasonable profit.

7.4       Surveying settingout

7.4.1    Unless otherwise agreed in the special terms of the contract, the Project Owner shall provide the Contractor with the measurement datum point, datum line and datum mark and its written documents through the Supervisor not later than 7 days before the commencement date specified in the article 7.3.2 (Commencement Notice). The Project Owner shall be responsible for the authenticity, accuracy, and completeness of the provided surveying datum point, datum line, datum mark, baselines, and their written Documents.

The Contractor should send the Supervisor the Notice about any spotted errors and omissions in the above surveying datum, datum line, and datum mark and Documents provided by the Project Owner. The Supervisor shall report the Project Owner promptly and verify it with the Project Owner and the Contractor. The Project Owner should decide on how to proceed with the construction and whether to continue to perform the construction and send the Notice of the decision to the Supervisor and the Contractor.

7.4.2    The Contractor should be responsible for all the surveying and settingout during the construction process and have qualified surveyors, qualified apparatus,

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equipment and other items. The Contractor shall correct any errors in the location, elevation, size or alignment in the construction, and be responsible for the positioning of all parts of the construction.

During the construction, the Contractor is responsible for the protection of the datum mark and any other surveying reference at the Construction Site.

7.5       Delay

7.5.1    Delay of Term Due to the Fault of Project Owner

During the performance of the Contract, any term delay and/or additional expenses incurred from the following condition should be borne by the Project Owner, together with the payment of reasonable profit to the Contractor:

(1)        The Project Owner fails to provide drawings according to the Contract agreement, or provides any drawing non-compliance with the Contract Agreement;

(2)        The Project Owner fails to provide required construction conditions such as Construction Site, construction conditions, foundation Documents, permits, and Approvals, as comply with the Contract Agreement;

(3)        Any errors or omissions occur in the surveying datum point, datum line, datum mark and relevant written Documents provided by the Project Owner;

(4)        The Project Owner fails to agree to issue the Commencement Notice within 7 days from the planned commencement date;

(5)        The Project Owner fails to pay an advance payment, progress payment or completion settlement at the date agreed by Contract;

(6)        The Supervisor fails to issue instructions, Approvals, and any other Documents according to the Contract Agreement;

(7)        Other circumstances agreed in the Special Terms of the Contract.

In case that the construction fails to be commenced at the Planned Commencement Date in consequence of the fault of the Project Owner, the Project Owner shall postpone the completion date based on the actual commencement date to ensure that the actual construction term is not less than the total calendar days of the construction term agreed by Contract. In the event of Delay of Term Due to the Fault of Project Owner, the Construction Schedule should be revised following the Article 7.2.2 (Revision on Construction Schedule).

7.5.2    Delay of Term Due to the Fault of Contractor

In case that the construction term is delayed due to the fault of Contractor, the calculation method and the maximum amount of the liquidated damages for overdue completion may be determined in the Special Terms of the Contract. The Contractor's payment of liquidated damages for overdue completion should not relieve the Contractor's obligation to continue to complete construction and the repair work of defects.

7.6       Adverse material conditions

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Adverse material conditions refer to the unforeseen natural material conditions, unnatural material obstacles, and pollutants that the experienced Contractor has encountered at the Construction Site, including underground physical conditions and hydrological conditions, and any other conditions stipulated in the Special Terms of the Contract, excluding climatic conditions.

If the Contractor encounters adverse material conditions, it shall take reasonable measures to overcome the conditions to continue the construction and delivery relevant Notice to the Project Owner and the Supervisor promptly. The Notice should specify the content of the adverse material conditions and the reason why the Contractor considers it unforeseen. The Supervisor shall give instruction in time upon the Project Owner's Approval. Any instruction constituting a change should be implemented following Article 10 (Changes). The Contractor's additional expenses and/or delayed term incurred by the implementation of the reasonable measures shall be borne by the Project Owner.

7.7       Exceptional adverse weather conditions

The exceptional adverse weather conditions refer to the severe weather conditions encountered during the construction process and considered by the experienced Contractor to be unforeseen and cause a substantial impact on the performance of the Contract but not to constitute a Force Majeure event. The Contract parties may state the specific circumstances of exceptional adverse weather conditions in the Special Terms of the Contract.

The Contractor shall take reasonable measures to overcome abnormal weather conditions and continue the construction, and give a Notice to the Project Owner and the Supervisor promptly. The Supervisor shall instruct in time upon the Project Owner's Approval. Any instruction constituting a change should be implemented following Article 10 (Changes). The Contractor's additional expenses and/or delayed term incurred by the implementation of the reasonable measures shall be borne by the Project Owner.

7.8       Suspension of Construction

7.8.1    Suspension of Construction Due to the Fault of the Project Owner

In case of suspension of construction due to the Project Owner's fault, the Supervisor shall instruct the suspension of construction in time upon the Project Owner's Approval. In case that the Supervisor fails to issue an instruction about the suspension of construction promptly under the urgent circumstance, the Article 7.8.4 (Construction Suspension under Emergent Circumstance) should be implemented.

In case of the Suspension of Construction Due to the Fault of the Project Owner, the Project Owner shall bear the incurred expenses and/or delayed term, and pay the Contractor a reasonable profit.

7.8.2    Suspension of Construction Due to the Fault of the Contractor

In case of Suspension of Construction Due to the Fault of the Contractor, the Contractor shall bear the incurred expenses and/or the delayed construction term, and the Contractor's failure to resumed construction within 84 days after the receipt of the Supervisor's resumption instruction shall be deemed to be the Contractor's incapability to continue the performance of the Contract stipulated in of the Article 16.2.1.7 (Contractor's Default).

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7.8.3    Instruction on Construction Suspension

The Supervisor may give the Contractor an instruction on Construction Suspension, which it considers to be necessary and is approved by the Project Owner, and the Contractor shall implement it accordingly as instructed by the Supervisor.

7.8.4    Construction Suspension under Emergent Circumstance

In case that the construction needs to be suspended under the emergent circumstance, and the Supervisor fails to issue a suspension instruction in time, the Contractor may suspend construction and give a Notice to the Supervisor promptly. The Supervisor shall give relevant instruction within 24 hours after receiving the Notice. If no instruction is given within the time limit, the Supervisor shall be deemed to agree to the Contractor's suspension of construction. If the Supervisor disagrees with the Contractor's suspension of construction, it shall state the reason. In case of any Dispute on the Supervisor's response, Article 20 (Resolution on dispute) should be followed.

7.8.5    Resumption of Construction after Suspension of Construction

After the construction is suspended, the Project Owner and the Contractor shall take effective measures to actively eliminate the impact of the construction suspension. In prior to work resumption, the Supervisor, together with the Project Owner and the Contractor, should ascertain the Loss caused by the suspension of construction and confirm the conditions for work resumption. When the condition of work resumption is met, the Supervisor shall send the Contractor a Notice of resumption after the Project Owner's Approval, and the Contractor shall resume work accordingly.

The Contractor should bear the increased expenses and/or delayed construction term delays incurred by its delay and refusal to resume work without any cause. In case that the work resumption is unavailable in consequence of the Project Owner's fault, the Article 7.5.1 (Delay of the term due to the fault of Project Owner) should be followed.

7.8.6    Suspension of construction for more than 56 days

In case that the Supervisor fails to send a Notice of work resumption to the Contractor within 56 days after the issuance of construction suspension instruction, the Contractor may submit the Project Owner a written Notice for the permission on the work resumption for entire or part of construction within 28 days after the receipt of the Notice, except for circumstances for work suspension stated in the Article 7.8.2 (Suspension of Construction Due to the Fault of the Contractor) and item 17 ( Force Majeure). If the Project Owner refuses to approve the resumption request within the time limit, the Contractor may give the Project Owner a Notice about the permission on the conversion of the affected part of the construction into is the revocable work stated in Article 10.1.2 (Scope of Changes).

In case that the suspension of construction lasts for more than 84 days without permission on work resumption, and does not fall into the circumstances stipulated in Article 7.8.2 (Suspension of Construction Due to the Fault of the Contractor) and Article 17 (Force Majeure), the suspension affects the achievement of entire work and the purpose of the Contract, the Contractor is entitled to request price adjustment or terminate the Contract. The Contract termination should be performed following the Article 16.1.3 (Contract Termination due to Project Owner's Default).

7.8.7    Construction Care during Construction Suspension

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During the construction suspension, the Contractor shall be responsible for properly construction care and providing safeguard with the incurred expenses borne by the responsible party.

7.8.8    Measures for the Construction Suspension

During the suspension of construction, both the Project Owner and the Contractor shall take necessary measures to ensure Project quality and safety to prevent the expansion of Loss due to the suspension of construction.

7.9       Early Completion

7.9.1   In case that the Project Owner requires the Contractor to complete the construction earlier than scheduled, the Project Owner shall issue an instruction of early completion to the Contractor through the Supervisor, while the Contractor shall submit the relevant proposal to the Project Owner and the Supervisor. The proposal shall include the implementation plan, shortened period, increased Contract Price and other matters. In case that the Project Owner accepts the proposal for Early Completion, the Supervisor shall consult with the Project Owner and the Contractor to take measures to step up the construction progress and revise the Construction Schedule with the incurred expenses borne by the Project Owner. If the Contractor considers that the instructed Early Completion cannot be achieved, it shall submit a written objection to the Supervisor and Project Owner. Its reply shall be given within 7 days after the receipt of the objection. In any case, Project Owner shall not reduce the reasonable term.

7.9.2   In case that the Project Owner requires the Contractor to complete the construction earlier than scheduled, or the Contractor's proposal about early completion can bring benefits to the Project Owner, the Contract parties may stipulate the award for early completion in the Special Terms of the Contract.

8.         Materials and Equipment

8.1       Materials and Engineering Equipment Provided by the Project Owner

In case that the Project Owner supplies materials and Engineering Equipment on its own, it should specify types, specifications, models, quantities, unit prices, quality grades, and delivery locations of materials and Engineering Equipment in the Exhibit "the schedule of materials and Engineering Equipment provided by the Project Owner" of the Special Terms of the Contract.

The Contractor shall submit to the Project Owner the written Notice about the mobilization of the supplied materials and Engineering Equipment through the Supervisor 30 days in advance. When the Contractor amends the Construction Schedule following the Article 7.2.2 (Revision on Construction Schedule), the revised mobilization plan of the Materials and Engineering Equipment Provided by the Project Owner shall be submitted at the same time.

8.2       The Procurement of Materials and Engineering Equipment by the Contractor

The Contractor is responsible for the Procurement of materials and Engineering Equipment supported with product quality certificate and factory certificate following the requirements of the following the design and applicable standards to guarantee their quality. Following the Contract, the manufacturer or supplier of the materials or Engineering Equipment purchased by the Contractor should not be designated by the

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Project Owner; otherwise, the Contractor is entitled to refuse the manufacturer or the supplier, and the Project Owner should take the incurred liability.

8.3       Reception and Rejecting of Materials and Engineering Equipment

8.3.1    The Project Owner shall provide materials and Engineering Equipment following the schedule of materials and Engineering Equipment provided by the Project Owner. Besides, the product qualified certificate and factory certificate should be offered by the Project Owner to the Contractor to guarantee their quality. The Project Owner shall give the Contractor and the Supervisor a written Notice about the arrival time of the materials and Engineering Equipment 24 hours in advance, while the Contractor takes liability for the inventory, inspection and acceptance of the materials and Engineering Equipment.

In case that the specifications, quantity or quality of the materials and the Engineering Equipment provided by the Project Owner fails to comply with the provision of the Contract, or the delivery date is delayed or the place is changed due to the fault of the Project, these issues should be handled based on the Article 16.1 (Project Owner's default).

8.3.2    The Contractor should provide the quality Warranty of the materials and Engineering Equipment purchased by itself, and give the Supervisor the Notice about their inspection 24 hours before their arrival. The Contractor should ensure that the manufacture and production of permanent equipment and materials meet the relevant quality standards, and submit their sample and related Documents to the Supervisor. The Supervisor's Approval should be obtained before the use of the material and Engineering Equipment.

In case that the materials and Engineering Equipment purchased by the Contractor fail to comply with the requirements of the design or relevant standards, the Contractor shall deliver them out of the Construction Site within a reasonable period required by the Supervisor and repurchase the qualified ones with the incurred expenses and/or delayed construction term borne by the Contractor.

8.4       Custody and Use of Materials and Engineering Equipment

8.4.1    Custody and Use of Materials and Engineering Equipment Provided by the Project Owner

The materials and Engineering Equipment supplied by the Project Owner shall be appropriately kept in custody by the Contractor after the inventory is taken. The incurred storage expenses should be borne by the Project Owner except for those listed in the Priced Bill of Quantities or the Budget Document or stipulated otherwise in the Special Terms of the Contract. The compensation liability for any loss or damages attributed to the Contractor should be borne by the Contractor. In case that the Supervisor fails to give the Contractor the Notice to take inventory, the Contractor shall take the liability of the custody of these materials and Engineering Equipment with the arising damages or Loss assumed by the Project Owner.

The materials and Engineering Equipment supplied by the Project Owner should be inspected by the Contractor before their use with the incurred expenses borne by the Project Owner. Any unqualified should not be allowed to be used.

8.4.2    Custody and Use of Materials and Engineering Equipment Procured by the Contractor

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The materials and Engineering Equipment purchased by the Contractor shall be appropriately kept in custody by the Contractor with the incurred expenses borne by the Contractor. Any materials and Engineering Equipment required to be inspected by the applicable laws must be inspected or tested before their following the requirements of the Supervisor with the incurred expenses borne by the Contractor. Any unqualified should not be used.

In case that the Project Owner or the Supervisor finds that the Contractor uses any materials and Engineering Equipment that fail to meet the requirements of the design or applicable standards, they are entitled to require the Contractor to renovate, dismantle or repurchase those unqualified ones with the increased expenses and/or delayed construction term assumed by the Contractor.

8.5       Prohibition on the use of substandard materials and engineering equipment

8.5.1    The Supervisor is entitled to refuse the substandard materials or Engineering Equipment provided by the Contractor and require the Contractor to replace it immediately. The Supervisor shall perform the inspection and inspection again after the replacement with the additional expenses and/or delayed term borne by the Contractor.

8.5.2    In case that the Supervisor finds the use of any unqualified materials and Engineering Equipment that by the Contractor, the Contractor shall immediately make the correction as required by the Supervisor's instruction, and be not allowed to continue to apply those unqualified materials and Engineering Equipment in the construction.

8.5.3    In case that the materials or Engineering Equipment provided by the Project Owner fail to meet the requirements of Contract, the Contractor is entitled to refuse to receive them and request the Project Owner to replace them with the increased expenses and/or delayed term borne by the Project Owner. The Project Owner should also pay the Contractor a reasonable profit.

8.6       Samples

8.6.1    Submission and Storage of Samples

The type, name, specifications, quantity, and other requirements of any Samples of materials or Engineering Equipment to be submitted by the Contractor should be specified in the Special Terms of the Contract. The Samples submission process is specified as follows:

(1)        The Contractor shall submit Samples to the Supervisor 28 days before the execution of the planned purchase. The Samples of materials submitted by the Contractor shall be from the actual production place, and their specification and quantity should be sufficient enough to indicate the quality, model, colour, surface treatment, texture, error and other required characteristics of the material or Engineering Equipment.

(2)        Each submission of the Samples by the Contractor should attach a declaration statement stating the relevant data and information of the Samples together with corresponding Drawings numbers and the reservation of the Supervisor's comment box for Approval. The Supervisor shall reply to the Contractor the Approval opinion on Samples signed by the Project Owner within 7 days after receiving the Samples submitted by the Contractor.

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(3)        The Samples approved and confirmed by the Project Owner and the Supervisor shall be sealed following the agreed method, and the sealed Samples shall be used as one of the relevant standards on the inspection work. The Contractor shall not use any materials or Engineering Equipment inconsistent with the Samples during the construction.

(4)        The Approval of the Project Owner and the Supervisor for the Samples is only to confirm the characteristics or use of the relevant materials or Engineering Equipment, and should not be understood as a modification or change to the Contract, nor relieve or exempt any liability and obligation of the Contractor. In case that the sealed Samples modify or change the provision of the Contract, the Contract parties should confirm it in writing.

8.6.2    Custody of Samples

The approved Samples shall be sealed and stored by the Supervisor in the site, and the Contractor shall provide an appropriate and fixed place for the preservation of the Samples in the site and ensure the storage environment proper and suitable.

8.7       Substitution of Materials and Engineering Equipment

8.7.1    In case that the following situations require the use of the alternative materials and Engineering Equipment, the Contractor shall implement the procedures following the Article 8.7.2:

(1)        The original materials and Engineering Equipment are prohibited from being used by the valid laws after the Base date;

(2)        The Project Owner requires the use of the alternative;

(3)        The alternative must be used for other reasons.

8.7.2    The Contractor shall give the Supervisor a written Notice 28 days before the use of alternative materials and Engineering Equipment, and attach the following Documents:

(1)        The name, quantity, specifications, model, brand, performance, price and other relevant Document of the replaced materials and Engineering Equipment;

(2)        The name, quantity, specifications, model, brand, performance, price and other relevant Document of the alternative;

(3)        Differences between the alternative and the replaced, and the possible impact of the use of alternative on the work;

(5)        Reasons for using the alternative;

(6)        Other Documents required by the Supervisor.

The Supervisor shall send a written instruction signed by the Project Owner to the Contractor within 14 days after receiving the Notice; in case that the Supervisor issues overdue written instruction, the Project Owner and the Supervisor shall be deemed to have agreed to use the substitute.

8.7.3    In case that the Project Owner approves the use of alternative materials and

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Engineering Equipment, their prices should be determined following the ones of the same items listed in the Priced Bill of Quantities or the Budget Document; if the same items are unavailable in the bill or Budget Document, please refer to the price of the similar items in the Documents; in case of the identical or the similar is unavailable, the prices of the alternative, including reasonable cost and profit, should be determined by the Contract parties following the Article 4.4 (Negotiation or Determination).

8.8       Construction equipment and temporary facilities

8.8.1    Contractor-supplied construction equipment and temporary facilities

The Contractor shall, following the requirements of the Construction Schedule in the Contract, allocate Construction Equipment and build temporary facilities promptly. The Contractor's equipment entering the Construction Site should be inspected by the Supervisor before being put into use. If the Contractor replaces its equipment specified in the Contract, it shall report the situation to the Supervisor for approval.

Unless otherwise stipulated in the Special Terms of the Contract, the Contractor shall bear the fees for the construction of temporary facilities. In case that any Temporary Land Occupation is required, the Project Owner shall handle the application procedures and bear the incurred expenses.

8.8.2    Project Owner-supplied construction equipment and temporary facilities

The Construction Equipment or temporary facilities provided by the Project Owner should be stipulated in the Special Terms of the Contract.

8.8.3    Requirement for the Contractor to Add or Replace Construction Equipment

In case that the Construction Equipment used by the Contractor fails to meet the Construction Schedule in the Contract and/or quality requirements, the Supervisor is entitled to require the Contractor to increase or replace the Construction Equipment with the incurred expenses or delayed term borne by the Contractor.

8.9       Specific Requirements for Materials and Equipment

The materials, Engineering Equipment, Construction Equipment, and temporary facilities constructed by the Contractor in the Construction Site, including Spare parts, installation tools and materials, should be dedicated to the work. Without the Project Owner's Approval, the Contractor shall not transport these out of the Construction Site or use them for other purposes; with the Project Owner's Approval, the Contractor may remove idle Construction Equipment and other items according to the Construction Schedule.

9.         Test and Inspection

9.1       Testing Equipment and Personnel

9.1.1    As for the on-site material test conducted by the Contractor according to the Contract agreement or the Supervisor's instructions, the Contractor shall be provided with the test site, test personnel, test equipment and other necessary test conditions. If necessary, the Supervisor may use the site, test equipment and other test conditions provided by the Contractor to perform material review tests for Project quality inspection, and the Contractor shall provide assistance.

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9.1.2    The Contractor shall provide test equipment, sampling device, a test site and test conditions following the Special Terms of the Contract, and submit the corresponding mobilization schedule to the Supervisor.

The test equipment configured by the Contractor should meet the requirements of the applicable test regulations and be tested by a qualified testing institute. The test equipment should be calibrated by the Supervisor and the Contractor prior to its use.

9.1.3    The Contractor shall submit to the Supervisor a list of test personnel, their positions, qualifications, and other certification Documents. The test personnel should be proficient in the performance of the inspection and tests, and the Contractor should take liability for the correctness of the test procedures and results performed by the test personnel.

9.2       Sampling

In case that the test refers to self-inspection, the Contractor may take Samples separately. In case that the test involves the sampling by the Supervisor, the sampling may be performed by the Supervisor or the Contractor's test personnel under the Supervisor's monitoring.

9.3       Test and inspection of materials, engineering equipment and projects

9.3.1    The Contractor shall carry out tests and inspections on materials, Engineering Equipment and work following the Contract agreement, and shall provide necessary test data and original records for the Supervisor to inspect the above materials, Engineering Equipment and works quality. Following the Contract Agreement, the Contractor shall provide the necessary test data and original records for the tests and inspections jointly performed by the Supervisor and the Project Owner.

9.3.2    In case that the test refers to self-inspection, the Contractor may perform the test separately. In case the test refers to the Supervisor's random inspection, the test may be performed alone by the Supervisor or jointly by the Contractor and the Supervisor. In case the Contractor disagree on the result of test performed separately by the Supervisor, it may apply for joint re-test. If the Supervisor fails to attend the joint test as agreed, the Contractor may conduct the test on its own, and submit the result to the Supervisor, and the Supervisor shall acknowledge it.

9.3.3    If the Supervisor disagrees with the Contractor's test and the results or requires the Contractor to Retesting and re-inspect for the ascertainment of reliability of the test and its result, the Supervisor and the Contractor may conduct the test jointly. If the result of Retesting and inspection indicates that the material, Engineering Equipment or Project quality fail to meet the requirements of the Contract, the incurred expenses and/or delayed term should be borne by the Contractor; if the result satisfies the requirement of the Contract, the increased expenses and/or delayed term should be undertaken by the Project Owner.

9.4       Site Process Test

The Contractor shall conduct the Site Process Test as required by the Contract agreement or the Supervisor's instruction. As for significant Site Process Tests, when the Supervisor considers it necessary, the Contractor shall prepare procedure plan for the Site Process Test according to the process test requirements proposed by the Supervisor, and submit it to the Supervisor for approval.

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10.       Changes

10.1     Scope of Changes

Unless otherwise stipulated in the Special Terms of the Contract, the changes should be performed following the agreement if the following circumstances happen during the performance of Contract:

(1)        The increase or decrease of any work in the Contract, or any Additional Increase ;

(2)        Any Cancellation of activity in the Contract, except for any activity transferred to others;

(3)        Any change in work quality standard or other characteristics in the Contract;

(4)        change on the datum line, elevation, position and size of works;

(5)        change on the Project schedule or the sequences of work implementation.

10.2     Right of change

Both the Project Owner and the Supervisor can file a change. All instruction for changes should be issued by the Supervisor only after the obtain of the Project Owner's Approval. The Contractor can implement the instruction for changes only after receiving the instruction signed by the Project Owner. Without the Project Owner's permission, the Contractor should not perform any changes on any part of the works at its discretion.

In case any change involves the design, the designer should provide Drawings and instructions after changes. If the change exceeds the original design standard or approved construction scale, the Project Owner should go through the Approval procedure for changes on planning and design t promptly.

10.3     Change procedures

10.3.1  Changes Proposed by the Project Owner

Any instruction for changes proposed by the Project Owner should be issued through the Supervisor to the Contractor, and state the work scope and detailed content planned to change.

10.3.2  Changes Proposed by the Supervisor

Any changes proposed by the Supervisor should be submitted to the Project Owner in the form of written changes plan which states work scope planned to change, the content and excuse of the changes, together with its effect on the Contract price and construction term. Any changes approved by the Project Owner should be issued to the Contractor through the Supervisor in the form of instruction for changes. The Supervisor is not entitled to issue an instruction for changes disapproved by the Project Owner.

10.3.3  Changes Implementation

In case that the Contractor considers any received instruction for changes from the Supervisor impossible to be implemented, it should immediately state the reason for

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giving the reason for the unavailable. If the Contractor considers the instruction feasible, it should state the performance influence of the instruction for changes on the Contract and term in written, and the Contract parties should determine the valuation of changes following the Article 10.4 (Valuation of changes).

10.4     Valuation change

10.4.1  Principle for Valuation of Changes

Unless otherwise specified in the Special Terms of the Contract, the valuation of changes should be determined following the agreement as follows:

(1)        In case that the Priced Bill of Quantities or Budget Document has the same item with the change, the valuation should be determined based on the unit price of the item;

(2)        In case that the Priced Bill of Quantities or Budget Document has not the same item but the similar with the change, the valuation should be determined based on the unit price of the similar one;

(3)        In case that the difference between actual work quantities caused by the changes and corresponding quantities in the Priced Bill of Quantities or the Budget Document is more than 15%, or the bill or the Document shares no identical and similar items with the one in the changes, the unit prices of the Changing items, comprising reasonable cost and profit, should be determined by the Contract parties following the Article 4.4 (negotiation or determination).

10.4.2  Procedure for Valuation of Changes

The Contractor shall submit an application for Valuation of Changes to the Supervisor within 14 days after receiving the instruction for changes. The Supervisor shall complete its review on the application for Valuation of Changes proposed by the Contractor and submit it to the Project Owner within 7 days after receiving the application. If the Supervisor disagrees on the application, it should give the Contractor the Notice about the resubmission of the revised application. The Project Owner shall complete its review on the application for Valuation of Changes proposed by the Contractor within 14 days after the receipt of the application. In case that the Project Owner fails to complete its review on the application for Valuation of Changes or submit an objection within the time limit, it shall be deemed to approve the application submitted by the Contractor.

The price adjustment caused by changes shall be included in the latest progress payment.

10.5     Reasonable proposals for Contractor

Any reasonable suggestion proposed by the Contractor should be submitted to the Supervisor in the form of the detailed description which specifies the content and reason of the proposal and the implementation's effect on the Contract price and term.

Unless otherwise specified in the Special Terms of the Contract, the Supervisor shall complete the review on the rational proposal submitted by the Contractor and deliver it to the Project Owner within 7 days after receiving the proposal. The Notice of any discovered technical defect in the proposal should be issued to the Contractor for its modification.  The Project Owner shall complete the review on the rational proposal

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submitted by the Supervisor within 7 days after receiving it. Any rationalization proposal approved by the Project Owner shall promptly be issued by the Supervisor in the form of instruction for changes, and the arising adjustment for the Contract price should be performed following the Article 10.4 (Valuation of Changes). If the Project Owner disagrees with the change, the Supervisor shall give the Contractor the written Notice.

If the rationalization proposal lowers the Contract price or improves the Project economic benefits, the Project Owner can reward the Contractor wit the incentive method and amount specified in the Special Terms of the Contract.

10.6     Term Adjustment Due to Changes

In case that the changes affect the term, and the Contract parties require the adjustment of construction term in the Contract based on the requirement, they should determine the increase or decrease of the term following the Article 4.4 (Negotiation or Determination) and the reference of rated term standard in the construction location.

10.7     Provisional valuation

The details of the Provisional Valuation on Professional Subcontracted Projects, Services, materials, and Engineering Equipment shall be specified by the Contract parties in the Special Terms of the Contract.

10.7.1  Provisional Valuation items Imperatively Requiring Tender According to Applicable Laws

The Provisional Valuation items Imperatively Requiring Tender According to Applicable Laws should be determined with the first method listed as follows. The Contract parties can also choose other tender methods in the Special Terms of the Contract.

The first method: For Provisional Valuation items Imperatively Requiring Tender According to Applicable Laws, the Contractor should determine and approve the Project through tender following the following agreement:

(1)        The Contractor shall, following the Construction Schedule, submit the bidding plan to the Project Owner for review through the Supervisor 14 days before the start of the bidding. The Project Owner shall approve the plan or propose amendments within 7 days after the receipt. The Contractor shall carry out the bidding through the bidding plan approved by the Project Owner;

(2)        The Contractor shall, according to the Construction Schedule, submit the bidding Documents to the Project Owner for Approval through the Supervisor 14 days in advance. The Project Owner shall complete the Approval or propose amendments within 7 days after receiving the relevant Documents submitted by the Contractor; the Project Owner is entitled to determine bid control price and attend evaluation of bid following the applicable law;

(3)        The information of the determined awarded candidate supplier or Subcontractor should be submitted to the Project Owner 7 days before signing the Provisional Valuation Contract among the Contractor, supplier, and Subcontractor. The Project Owner shall work with the Contractor to the awarded 3 days after receiving the information. The Contractor should submit the Counterparts of the Provisional Valuation Contract to the Project Owner for retention within 7 days after signing the Contract.

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The second method: For Provisional Valuation items Imperatively Requiring Tender According to Applicable Laws, the Project Owner and the Contractor should jointly determine Supplier or Subcontractor for Provisional Valuation, and the Contractor shall following the Construction Schedule, and give the Project Owner relevant Notice 14 days before the start of the bidding, together with the submission of bidding proposal for the Provisional Valuation and relevant work distribution. The Project Owner should confirm the proposal within 7 days after receiving it. After the determination of the awarded bidder, the Project Owner, the Contractor and the awarded bidder should jointly sign a Provisional Valuation Contract.

10.7.2  Provisional Valuation items Not Imperatively Requiring Tender According to Applicable Laws

Unless otherwise specified in the Special Terms of the Contract, the Provisional Valuation items Not Imperatively Requiring Tender According to Applicable Laws should be determined with the second method listed as follows:

The first method: the confirmation and Approvals of the Provisional Valuation items which don't imperatively require bid according to law shall be determined following the agreement;

(1)        The Contractor shall submit a written application to the Supervisor 28 days before the signing of the Procurement Contract and subcontract for the Provisional Valuation items according to the Construction Schedule. The Supervisor shall submit the application to the Project Owner within 3 days after receiving it. The Project Owner shall approve the application or propose amendments within 14 days after the receipt of the Document. In case that the Project Owner fails to perform the above within the time limit, the written application shall be deemed to be approved;

(2)        If the Project Owner considers that the supplier and Subcontractor determined by the Contractor cannot satisfy the requirements of Project quality or the provision of the Contract, the Project Owner may require the Contractor to perform the determination once again for the Provisional Valuation items;

(3)        The Contractor shall submit Counterparts of the Provisional Valuation Contract to the Project Owner for retention within 7 days after the signing of the Contract.

The second method: the Contractor should determine the Provisional Valuation items following the first method specified in the Article 10.7.1 (The Provisional Valuation items imperatively requiring tender according to the applicable laws).

The third method: the Provisional Valuation items implemented directly by the Contractor

The Contractor with the qualifications and conditions for the implementation of the Provisional Valuation items may perform the relevant operation after the joint Approval of the Project Owner and the Contractor through the negotiation. The Contract parties can specify the relevant details in the Special Terms of the Contract.

10.7.3  In case that the overdue signing and performance of the Provisional Valuation Contract is attributed to the Project Owner, the Project Owner shall bear the incurred expenses and/or delayed term, and pay the Contractor a reasonable profit. In the event that the overdue signing and performance of the Provisional Valuation Contract is caused by the Contractor, the incurred expenses and (or) the delayed term shall be borne by the Contractor.

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10.8     Provisional Sum

Provisional Sum should be used following the Project Owner's requirement which should be issued by the Supervisor. The Contract parties can negotiate and determine relevant matters in the Special Terms of the Contract.

10.9     Day-wage work

The adoption Notice of day-wage work as the pricing way to perform relevant work should be issued by the Supervisor to the Contractor after the Project Owner's Approval. The day-wage work should be priced following the day-wage work-priced items and their unit price listed in the Priced Bill of Quantities or the Budget Document; in case that the bill or Budget Document has no corresponding unit price of day-wage work, the price comprising reasonable cost and profit should be determined by the Contract parties following the Article 4.4 (Negotiation or Determination).

During the performance of any work priced with day-wage work, the Contractor shall submit the following statements and relevant vouchers to the Supervisor for review every day:

(1)        Work Name, Content and Quantity;

(2)        Name, discipline, job, Level, and consumed person-hours of all personnel engaged in the work;

(3)        Material type and quantity invested in the work;

(4)        The model, quantity, and consumed machine-hour of the Construction Equipment invested in the work;

(5)        Other relevant documents and vouchers.

The Day-wage work collected by the Contractor should be listed in the application form for the latest progress payment. After the Supervisor's review and the Project Owner's Approval, the day-wage work is included in the progress payment.

11.       Price adjustment

11.1     Adjustment caused by market price fluctuations

Unless otherwise stipulated in the Special Terms of the Contract, where the market price fluctuation exceeds the scope agreed upon by the parties, the Contract Price shall be adjusted. The parties may specify in the Special Terms of the Contract one of the following ways to adjust the contract price:

The 1st method: price adjustment based on price indexes.

(1)        Price adjustment formula

When the Contract Price is affected by the price fluctuation of labour, materials and equipment, the difference shall be calculated and the Contract Price shall be adjusted according to the following formula based on the data specified in the Special Terms of the Contract:

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In the formula: △P - price difference to be adjusted;

- The amount of completed quantities to be received by the Contractor as agreed in the payment certificate. This amount does not include price adjustment, detention and payment of the quality deposit, and payment and deduction of the advance payment. If the agreed changes and other amounts have been priced at the current price, they shall not be included;

A - fixed weight (the weight of the part that is not adjustable);

- Variable weight of each adjustable factor (the weight of the part that is adjustable), the proportion of each adjustable factor in the Contract Price;

- The current price index for each adjustable factor, referring to the price index of each adjustable factor within 42 days before the last day of the agreed cycle of the payment certificate;

- The basic price index of each adjustable factor, referring to the price index of each adjustable factor on the base date.

The above adjustable factors, fixed and variable weights and the basic price indexes in the price adjustment formula and their sources shall be stipulated in the Schedule to the Bid Letter, the table of price indexes and weights. A contract not concluded through tender shall be agreed upon by the parties in the Special Terms of the Contract. The price indexes issued by the engineering cost management institution shall be adopted in priority. In the absence of the aforesaid price indexes, the prices issued by the engineering cost management institution shall be adopted instead.

(2)        Provisional adjustment of the price difference

If there is no current price index when calculating the adjustment difference, the parties shall agree to adopt the previous price indexes temporarily. If the actual price indexes are adjusted, the parties shall adjust accordingly.

(3)        Weight adjustment

If the weight stipulated in the Contract is unreasonable due to the change, it shall be implemented following Article 4.4 (negotiation or determination).

(4)        Price adjustment after term delay due to the Contractor

If the project is not completed on schedule due to the Contractor, for the project to be continued after the completion date agreed in the Contract, among the price indexes of on the planned completion date and the actual completion date, the lower one shall be adopted as the current price index when the price adjustment formula is adopted.

The 2nd method: price adjustment based on cost Information

During the performance of the Contract, when the Contract Price is affected by the fluctuations of prices of labour, materials, engineering equipment and machinery, the labour and mechanical costs shall be adjusted following the coefficient of labour and mechanical costs issued by the national, provincial or municipal construction administrative department, the industrial construction management department or its authorized engineering cost management institution; For materials requiring price adjustment, the unit price and purchase quantity shall be submitted to the Project

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Owner for approval. The unit price and quantity of materials to be adjusted confirmed by the Project Owner shall be the basis for the adjustment of Contract Price.

(1)        If the change of labour unit price complies with the regulations on the labour cost adjustment issued by the provincial or industrial construction department, the parties shall adjust the Contract Price following the documents of labour cost adjustments issued by the provincial or industrial construction authorities or their authorized engineering cost management institutions, except where the Contractor's labour cost or labour unit price is higher than the issued price.

(2)        The price adjustment due to the price change of materials and engineering equipment shall be subject to the benchmark price provided by the Project Owner and the following risk scope:

①     As for the unit price of the material stated in the Priced Bill of Quantities or the Budget Document by the Contractor lower than the benchmark price: unless otherwise stipulated in the Special Terms of the Contract, the excess price should be adjusted following the actual conditions if the unit price of the material during the performance of the Contract exceeds the benchmark price by more than 5% or decreases the unit price stated in Priced Bill of Quantities or Budget Document by more than 5%.

②     Regarding the unit price of the material stated in the Priced Bill of Quantities or the Budget Document by the Contractor higher than the benchmark price: unless otherwise stipulated in the Special Terms of the Contract, the excess price should be adjusted following the actual conditions if the unit price of the material during the performance of the Contract below the benchmark price by more than 5% or surpluses the unit price stated in Priced Bill of Quantities or Budget Document by more than 5%.

③     As for the Contractor's price of the material stated in the Priced Bill of Quantities or Budget Document is equal to the benchmark price: unless otherwise stipulated in the Special Terms of the Contract, if the price of the material during the performance of the Contract exceeds the benchmark price by more than ±5%, the excess portion should be adjusted based on the actual condition.

④     The Contractor shall, before purchasing materials, report the quantity and unit price of new materials to the Project Owner for checking. When the Project Owner confirms that they will be used for the project, the Project Owner shall confirm the quantity and unit price of the materials to be purchased. If the Project Owner fails to reply within 5 days upon receipt of the confirmation materials submitted by the Contractor, it shall be deemed as approval and shall be the basis for the adjustment of Contract Price. If the Contractor purchases materials without prior checking by the Project Owner, the Project Owner shall have the right not to adjust the Contract Price. If the Project Owner agrees, the Contract Price may be adjusted.

The aforesaid benchmark price refers to the price of materials and engineering equipment specified by the Project Owner in the bidding documents or the Special Terms of the Contract. The price shall, in principle, be compiled following the information price issued by the provincial or industrial construction authorities or their authorized engineering cost management institutions.

(3)        If the change of construction machinery unit price or construction machinery cost beyond the scope stipulated by the provincial or industrial construction authorities or their authorized engineering cost management institution, the Contract Price shall be adjusted following the regulations.

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The 3rd method: other methods stipulated in the Special Terms of the Contract.

11.2     Adjustments caused by changes in laws

After the Base Date, any increase of expenses required by the Contractor in the performance of the Contract other than that stipulated in Article 11.1 (adjustment caused by market price fluctuations) due to changes in laws shall be borne by the Project Owner; In case of any decrease, it shall be deducted from the Contract Price. After the Base Date, if the term is delayed due to changes in laws, the term shall be extended accordingly.

If the parties fail to reach an agreement on the adjustment of the Contract Price and term, due to changes in laws, the Chief Supervisory Engineer shall deal with it following Article 4.4 (Negotiation or determination).

If the delay in the term is due to the Contractor and if there is any change in laws during the period of delay in the term, the incurred expenses and (or) the delayed term shall be borne by the Contractor.

12.       Contract price, measurement and payment

12.1     Form of Contract Price

The Project Owner and the Contractor shall choose one of the following forms of the contract price in the Contract Agreement:

1、     Unit Price Contract

Unit Price Contract refers to the construction contract in which the parties agree to calculate, adjust and confirm the Contract Price with the Bill of Quantities and the comprehensive unit price. The unit contract price shall not be adjusted within the agreed scope. The parties shall specify in the Special Terms of the Contract the risk scope and the calculation method of risk costs involved in the comprehensive unit price, and agree on the adjustment method of the Contract Price beyond the risk scope. Adjustments caused by market price fluctuations shall be subject to Article 11.1 (adjustments caused by market price fluctuations).

2、     Lump Sum Contract

Lump Sum Contract refers to the construction contract in which the parties agree to calculate, adjust and confirm the Contract Price with the construction drawings, the Priced Bill of Quantities, or budget documents and relevant conditions. The contract sum shall not be adjusted within the agreed scope. The parties shall specify in the Special Terms of the Contract the risk scope and the calculation method of risk costs involved in the contract sum, and agree on the adjustment method of the Contract Price beyond the risk scope. Adjustments caused by market price fluctuations shall be subject to Article 11.1 (adjustments caused by market price fluctuations), and adjustments caused by changes in laws shall be subject to Article 11.2 (adjustments caused by changes in laws).

3、     Other price forms

The parties may agree on other forms of the contract price in the Special Terms of the Contract.

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12.2     Advances

12.2.1  Payment of advance payment

The advance payment shall be made following the Special Terms of the Contract but shall be made no later than 7 days prior to the commencement date specified in the commencement notice. The advance payment shall be used for the purchase of materials, engineering equipment and construction equipment, the construction of temporary works and the entry of the construction team.

Unless otherwise specified in the Special Terms of the Contract, the advance payment shall be deducted in proportion to the progress payment. If the contract is terminated prior to the issuance of the project acceptance certificate, the outstanding advance payment shall be settled together with the price.

If the Project Owner has an overdue payment of the advance payment for more than 7 days, the Contractor is entitled to send a reminder notice about the prepayment to the Project Owner. In case that the Project Owner still doesn't make the payment within 7 days after the receipt of the notice, the Contractor is entitled to suspend construction and follow the instructions specified in Article 16.1.1 (The circumstance of Project Owner's default).

12.2.2  Advance Payment Guarantee

If the Project Owner requests the Contractor to provide the Advance Payment Guarantee, the Contractor shall provide it 7 days before the Project Owner pays the advance payment, unless otherwise stipulated in the Special Terms of the Contract. The Advance Payment Guarantee can be a bank guarantee or a guarantee by a guarantee company, which shall be agreed upon by the parties in the Special Terms of the Contract. The Contractor shall guarantee the continuity of the Advance Payment Guarantee until the advance payment is fully deducted.

The Advance Payment Guarantee Amount shall be reduced accordingly after the Project Owner the advance payment period by period in the construction payment, but remaining amount of Advance Payment Guarantee shall not be less than the amount of advance payment that is not deducted.

12.3     Measurement

12.3.1  Measurement principles

The quantities shall be measured following the calculation rules of quantities, drawings and instructions for change as agreed herein. The calculation rules of quantities shall be based on the relevant national and industrial standards, and shall be agreed upon by the parties in the Special Terms of the Contract.

12.3.2  Measurement period

Unless otherwise specified in the Special Terms of the Contract, the quantities shall be monthly measured.

12.3.3  Measurement of the Unit Price Contract

Unless otherwise specified in the Special Terms of the Contract, the Unit Price Contract shall be measured following this Article:

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(1)        The Contractor shall submit to the Supervisor on the 25th day of each month the report of the quantities completed from the 20th day of last month to the 19th day of this month, and the application form of the progress payment, the statement of completed quantities and relevant data shall be attached.

(2)        The Supervisor shall, within 7 days upon receipt of the report of completed quantities submitted by the Contractor, complete the review and submit it to the Project Owner to confirm the quantities actually completed this month. In case of any objection by to the quantities, the Supervisor shall have the right to require the Contractor to jointly review and retest by sampling. The Contractor shall assist the Supervisor to review or conduct sampling survey and provide supplementary measurement data as required by the Supervisor. If the Contractor fails to participate in the review or sampling survey as required by the Supervisor, the quantities reviewed or modified by the Supervisor shall be deemed as the actually completed quantities.

(3)        If the Supervisor fails to complete the review within 7 days upon receipt of the statement of completed quantities submitted by the Contractor, the quantities in the statement of completed quantities shall be deemed as the quantities actually completed by the Contractor, and the project payment shall be calculated accordingly.

12.3.4  Measurement of the Lump Sum Contract

Unless otherwise specified in the Special Terms of the Contract, the monthly paid Lump Sum Contract shall be subject to this Article:

(1)        The Contractor shall submit to the Supervisor on the 25th day of each month the report of the quantities completed from the 20th day of last month to the 19th day of this month, and the application form of the progress payment, the statement of completed quantities and relevant data shall be attached.

(2)        The Supervisor shall, within 7 days upon receipt of the report of completed quantities submitted by the Contractor, complete the review and submit it to the Project Owner to confirm the quantities actually completed this month. In case of any objection by to the quantities, the Supervisor shall have the right to require the Contractor to jointly review and retest by sampling. The Contractor shall assist the Supervisor to review or conduct sampling survey and provide supplementary measurement data as required by the Supervisor. If the Contractor fails to participate in the review or sampling survey as required by the Supervisor, the quantities reviewed or modified by the Supervisor shall be deemed as the actually completed quantities.

(3)        If the Supervisor fails to complete the review within 7 days upon receipt of the statement of completed quantities submitted by the Contractor, the quantities in the statement of completed quantities shall be deemed as the quantities actually completed by the Contractor.

12.3.5  In the event that the Lump Sum Contract measures the payment with the breakdown statement, it can apply Article 12.3.4 (Measurement on the Lump Sum Contract) for measurement, but the Contract Price shall be paid following the payment breakdown statement.

12.3.6  Measurement of the contract with other price forms

The parties may agree on the measurement methods and procedures of other forms of the contract price in the Special Terms of the Contract.

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12.4     Payment of progress payment

12.4.1  Payment cycle

Unless otherwise specified in the Special Terms of the Contract, the payment cycle shall be consistent with the measurement cycle as stipulated in Article 12.3.2 (measurement cycle).

12.4.2  Preparation of the application form of progress payment

Unless otherwise specified in the Special Terms of the Contract, the application form of progress payment shall include:

(1)        The corresponding amount of work completed up to this payment cycle;

(2)        The amount of change to be increased and deducted under Article 10 (changes);

(3)        The advance payment payable and refund of advance payment deducted under Article 12.2 (advance payment);

(4)        The Quality Deposit to be deducted under Article 15.3 (Quality Deposit);

(5)        The claim amount to be increased and deducted under Article 19 (claims);

(6)        The amount to be paid or deducted from the progress payment if there is an error in the issued progress payment certificate;

(7)        Other amounts to be added or deducted according to the Contract.

12.4.3  Submission of the application form of progress payment

(1)        Submission of the application form of progress payment in the Unit Price Contract

The application form of progress payment in the Unit Price Contract shall be submitted to the Supervisor monthly within the time as stipulated in Article 12.3.3 (Measurement of the Unit Price Contract), and the statement of the completed quantities and relevant data shall be attached. The Lump Sum Items in the Unit Price Contract shall be divided into the monthly payment and summarized into the application form of the current progress payment.

(2)        Submission of the application form of progress payment in the Lump Sum Contract

If the Lump Sum Contract is paid monthly, the Contractor shall submit the application form of a progress payment to the Supervisor monthly within the time as stipulated in Article 12.3.4 (Measurement of the Lump Sum Contract), and the statement of the completed quantities and relevant data shall be attached.

If the Lump Sum Contract is paid according to the payment breakdown statement, the Contractor shall submit the application form of a progress payment to the Supervisor following Article 12.4.6 (payment breakdown statement) and 12.4.2 (preparation of the application form of progress payment).

(3)        Submission of the application form of progress payment in the contract of price forms

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The parties may agree on the preparation and submission procedures of the application form of progress payment of other forms of the contract price in the Special Terms of the Contract.

12.4.4  Progress payment review and payment

(1)        Unless otherwise specified in the Special Terms of the Contract, the Supervisor shall, within 7 days upon receipt of the application form of the progress payment and relevant data from the Contractor, complete the review and submit it to the Project Owner. The Project Owner shall complete the approval and issue the progress payment certificate within 7 days upon receipt. If the Project Owner fails to complete the approval and raises no objection within the time limit, the progress payment certificate shall be deemed to have been issued.

If the Project Owner and the Supervisor have objections to the application form of progress payment submitted by the Contractor, they shall have the right to request the Contractor to revise and provide supplementary data, and the Contractor shall submit the revised application form of the progress payment. The Supervisor shall, within 7 days upon receipt of the revised application form of the progress payment and relevant data from the Contractor, complete the review and submit it to the Project Owner. The Project Owner shall issue the provisional progress payment certificate without objection to the Contractor within 7 days upon receipt of the application form of the progress payment and relevant data submitted by the Supervisor. Any dispute shall be settled following Article 20 (dispute resolution).

(2)        Unless otherwise specified in the Special Terms of the Contract, the Project Owner shall complete the payment within 14 days upon the issuance of the progress payment certificate or the provisional progress payment certificate. If the Project Owner fails to make the progress payment within the time limit, it shall pay liquidated damages based on the benchmark interest rate for loans of the same period issued by the People's Bank of China.

(3)        The issuance of the progress payment certificate or the provisional progress payment certificate by the Project Owner does not indicate that the Project Owner has agreed, approved or accepted the work completed by the Contractor.

12.4.5  Amendments of progress payment

If errors, omissions or repetitions are found in the summary and review of the progress payment certificates issued before, the Project Owner and the Contractor shall have the right to apply for correction. Any amendment agreed by the Project Owner and the Contractor shall be paid or deducted from the next progress payment.

12.4.6  Payment breakdown statement

1、       Requirements for the preparation of payment breakdown statement

(1)        The amount of each instalment listed in the payment breakdown statement shall be the amount estimated following paragraph (1) of Article 12.4.2 (preparation of the application form of progress payment);

(2)        If the actual progress is inconsistent with the construction schedule, the parties may modify the payment breakdown statement following Article 4.4 (negotiation and determination);

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(3)        If the payment breakdown statement is not adopted, the Contractor shall submit to the Project Owner and the Supervisor a quarterly estimate breakdown statement for reference.

2、       Preparation and approval of the payment breakdown statement in the Lump Sum Contract

(1)        Unless otherwise specified in the Special Terms of the Contract, the Contractor shall decompose the Lump Sum Contract monthly following the construction schedule, Contract Price and quantities as stipulated in Article 7.2 (construction schedule), and prepare the payment breakdown statement. The Contractor shall, within 7 days upon receipt of the construction schedule approved by the Supervisor and the Project Owner, submit to the Supervisor the payment breakdown statement and supporting materials for the preparation of the payment breakdown statement.

(2)        The Supervisor shall complete the review and submit it to the Project Owner within 7 days upon receipt of the payment breakdown statement. The Project Owner shall, within 7 days upon receipt of the payment breakdown statement reviewed by the Supervisor, complete the approval. The payment breakdown statement approved by the Project Owner shall be binding.

(3)        The Project Owner fails to complete the approval of the payment breakdown statement within the time limit and request the Contractor to revise and provide supplementary data in time, the payment breakdown statement submitted by the Contractor shall be deemed to have been approved by the Project Owner.

3、       Preparation and approval of the payment breakdown statement for the Lump Sum Item in the Unit Price Contract

Unless otherwise specified in the Special Terms of the Contract, the Lump Sum Items in the Unit Price Contract shall be monthly decomposed by the Contractor following the construction schedule, and the composition of the total price, cost nature, planned time of occurrence and corresponding quantities of the Lump Sum Items to form the payment breakdown statement, the preparation and approval of which shall be subject to the preparation and approval of the payment breakdown statement in the Lump Sum Contract.

12.5     Payment account

The Project Owner shall pay the Contract Price to the Contractor's account as agreed in the Contract Agreement.

13.       Acceptance and engineering trial run

13.1     Acceptance of sub-contractual work

13.1.1  The quality of sub-contractual works shall conform to the relevant national codes, standards and contract agreements of construction acceptance. The Contractor shall complete the sub-contractual works following the requirements of the construction organization design.

13.1.2  Unless otherwise stipulated in the Special Terms of the Contract, the Contractor shall notify the Supervisor 48 hours in advance of the acceptance of the sub-contractual work that has passed the Contractor's self-inspection and met the acceptance conditions. In the event that the Supervisor fails to conduct the acceptance

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on time, it shall submit a written extension request of not over 48 hours to the Contractor 24 hours before the acceptance. If the Supervisor fails to conduct the acceptance inspection and does not request for an extension, the Contractor shall have the right to conduct the acceptance inspection on its own and the Supervisor shall recognize the acceptance results. Any sub-contractual work that is accepted shall not proceed to the next procedure for construction.

The acceptance data of sub-contractual works shall be an integral part of the completion data.

13.2     Acceptance inspection upon completion of the Work

13.2.1  Conditions for completion acceptance

The Contractor may apply for completion acceptance if the following conditions are met:

(1)        Except for the sporadic items and defect repair work agreed by the Project Owner, all and related works within the Contract, including the tests, trial operations and inspections required herein, have been completed and comply with the requirements herein;

(2)        A list of sporadic items and defect repair work and the corresponding construction plan has been prepared as agreed;

(3)        The completion materials have been prepared based on the contents and copies agreed in the Contract.

13.2.2  The procedure of completion acceptance|

Unless otherwise specified in the Special Terms of the Contract, if the Contractor applies for completion acceptance, the following procedures shall be followed:

(1)       When the Contractor submits the application report of completion acceptance to the Supervisor, the Supervisor shall complete the review and submit it to the Project Owner within 14 days upon receipt of the application report of completion acceptance. If, after review, the Supervisor considers that the conditions for acceptance have not been met, it shall notify the Contractor of the work that the Contractor shall complete before the completion acceptance. The Contractor shall, after completing all work notified by the Supervisor, resubmit the application report of completion acceptance.

(2)        If, after review, the Supervisor considers that the conditions for acceptance have been met, it shall submit the application report of completion acceptance to the Project Owner. The Project Owner shall complete the review and approval within 28 days upon receipt of the application report of completion acceptance reviewed by the Supervisor, and organize the Supervisor, Contractor and Designer to complete the completion acceptance.

(3)        If the completion acceptance is qualified, the Project Owner shall, within 14 days after the acceptance, issue the project acceptance certificate to the Contractor. If the Project Owner fails to issue the project acceptance certificate within the time limit, the project acceptance certificate shall be deemed to have been issued from the 15th day after the acceptance.

(4)        If the completion acceptance is unqualified, the Supervisor shall issue instructions

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according to the acceptance opinions, requiring the Contractor to rework, repair or take other remedial measures for the unqualified projects. The incurred expenses and (or) delayed construction term shall be borne by the Contractor. After reworking, repairing or taking other remedial measures for the unqualified projects, the Contractor shall resubmit the application report of completion acceptance. The acceptance shall be re-conducted as agreed in this Article.

(5)        If the project fails to be accepted or to pass the acceptance inspection but the Project Owner use it without authorization, the Project Owner shall issue the project acceptance certificate to the Contractor within 7 days after the transfer of the project; If the Project Owner fails to issue the project acceptance certificate within the time limit without any justified reason, the project acceptance certificate shall be deemed to have been issued from the 15th day after the transfer of the project.

Unless otherwise specified in the Special Terms of the Contract, if the Project Owner fails to organize the completion acceptance and issue the project acceptance certificate following this Contract, it shall pay liquidated damages for each overdue day with the Contract Price as the base following the benchmark interest rate for loans of the same period issued by the People's Bank of China.

13.2.3  Project completion date

If the project passes the completion acceptance, the actual completion date shall be the date on which the Contractor submits the application report of completion acceptance. The project acceptance certificate shall state that: If the completion acceptance is not completed within 42 days after the Supervisor receives the application report of completion acceptance submitted by the Contractor due to the Project Owner, or the project acceptance certificate is not issued upon the completion acceptance, the actual completion date shall be the date on which the application report of completion acceptance is submitted; If the project fails to be accepted but the Project Owner use it without authorization, the actual completion date shall be the date of the transfer.

13.2.4  Refusal to accept all or part of the projects

The completion acceptance shall be re-conducted for any project not qualified in the completion acceptance after the Contractor completes the rectification. If the project remains unqualified and cannot be rectified after the secondary completion acceptance, the Project Owner may refuse to accept the unqualified project. If the unqualified project causes the abnormal operation of other projects, the Contractor shall take measures to ensure the normal operation of other projects. The incurred expenses and (or) delayed construction term shall be borne by the Contractor.

13.2.5  Handover and receipt of all and part of the projects

Unless otherwise specified in the Special Terms of the Contract, the parties shall complete the handover of the project within 7 days upon the issuance of the project acceptance certificate.

If the Project Owner fails to accept the project without any valid reason, it shall, from the date on which the project should be accepted, bear all expenses related to the project, including expenses for project care, and protection and storage of finished projects. The parties may separately specify in the Special Terms of the Contract the liabilities for the Project Owner's delayed acceptance of the project.

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If the Contractor fails to hand over the project without any valid reason, it shall bear all expenses related to the project, including expenses for project care, and protection and storage of finished projects. The parties may separately specify in the Special Terms of the Contract the liabilities for the Contractor's delayed handover of the project without any valid reason.

13.3     Engineering trial run

13.3.1  Trial run procedures

If the project requires the trial run unless otherwise stipulated in the Special Terms of the Contract, the contents of the trial run shall be consistent with the scope of the Contractor, and the expenses of the trial run shall be borne by the Contractor. The engineering trial run shall be conducted following the following procedures:

(1)        If the conditions for a single no-load trial run, the Contractor shall organize the trial run and notify the Supervisor in writing of the contents, time and place 48 hours prior to the test run. The Contractor shall prepare the record of the trial run, and the Project Owner shall provide necessary conditions for the trial run as required by the Contractor. If the trial run is qualified, the Supervisor shall sign on the record of the trial run. If the Supervisor fails to sign on the record of the trial run after it is qualified, the record shall be deemed to have been approved by the Supervisor 24 hours after the completion of the trial run. The Contractor may continue the construction or go through the completion acceptance procedures.

If the Supervisor fails to participate in the trial run, it shall submit a written extension request of not over 48 hours to the Contractor 24 hours before the trial run. As for the incurred delayed term, the construction term shall be postponed. If the Supervisor fails to raise the request for an extension within the aforesaid time limit and fails to participate in the trial run, the record of the trial run shall be deemed to have been approved by the Supervisor.

(2)        If the conditions for a no-load combined trial run, the Project Owner shall organize the trial run and notify the Contractor in writing 48 hours prior to the test run. The notice shall specify the contents, time and place of the trial run and requirements for the Contractor, and the Contractor shall make preparations as required. If the trial run is qualified, the parties shall sign on the record of the trial run. If the Contractor fails to participate in the trial run without any valid reason, it shall be deemed to have approved the record of the trial run.

13.3.2  Responsibilities during the trial run

If the trial run fails to meet the acceptance requirements due to the design, the Project Owner shall ask the Designer to modify the design, and the Contractor shall reinstall following the modified design. The Project Owner shall bear all the expenses of revising the design, dismantling and re-installation, and the term shall be postponed accordingly. If the trial run fails to meet the acceptance requirements due to the Contractor, the Contractor shall reinstall and conduct the trial run as required by the Supervisor and bear all expenses for the re-installation and the trial run. The term shall not be postponed.

If the trial run fails to meet the acceptance requirements due to the engineering equipment, the party who procures the engineering equipment shall be responsible for the repurchase or repair thereof, and the Contractor shall be responsible for dismantling and reinstalling. The additional expenses for repairing, repurchasing,

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dismantling and reinstalling and the delayed term shall be borne by the party who procures the engineering equipment.

13.3.3  Commissioning

If the commissioning is required, the Project Owner shall organize the commissioning after the completion acceptance. If the Project Owner requests to conduct the commissioning before the completion acceptance or the Contractor is required to cooperate, it shall obtain the consent of the Contractor and specify relevant matters in the Special Terms of the Contract.

If the commissioning is qualified, the expenses shall be borne by the Project Owner; If the commissioning test is unqualified due to the Contractor, it shall make rectifications as required by the Project Owner and bear the rectification expenses incurred thereby; If the commissioning test is unqualified due to any reason other than the Contractor, the Project Owner shall bear the expenses incurred thereby if it requires the Contractor to make rectifications.

13.4     Acceptance of the unit project delivered in advance

13.4.1  If the Project Owner needs to use the unit project before the completion of the project, or if the Contractor proposes to deliver the completed unit project in advance with the consent of the Project Owner, the acceptance can be conducted for the unit project following the acceptance procedures as stipulated in Article 13.2 (completion acceptance).

After the acceptance is qualified, the Supervisor shall issue the unit project acceptance certificate signed by the Project Owner to the Contractor. The unit project with the unit project acceptance certificate shall be cared for by the Project Owner. The acceptance results and conclusions of the unit project shall be attached to the application report of completion acceptance of the Entire Project.

13.4.2  If the Project Owner requires the delivery of the unit project before the completion of the project, which causes the increase of expenses and (or) delayed term, the Project Owner shall bear the incurred expenses and/or delayed term, and pay the Contractor a reasonable profit.

13.5     Operation during the construction period

13.5.1  The operation during the construction period means that when the contract project has not been completed, one or several unit projects or installations of engineering equipment have been completed and need to be put into operation during the construction period. According to the Special Terms of the Contract, these unit projects can be put into operation during the construction period after the Project Owner conducts the acceptance following Article 13.4 (acceptance of the unit project delivered in advance) and proves the safety.

13.5.2  If any damage or defect is found in the project or the engineering equipment in operation during the construction period, it shall be repaired by the Contractor following Article 15.2 (Defects Liability Period).

13.6     Demobilization after the completion

1.6.1    Demobilization after the completion

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After the project acceptance certificate is issued, the Contractor shall clean up the construction site following the following requirements:

(1)        All residual garbages have been removed from the construction site;

(2)        Temporary works have been dismantled, and the site has been cleaned, levelled or restored;

(3)        The personnel and Contractor's construction equipment and remaining materials, including abandoned construction equipment and materials, which should be evacuated as agreed in the Contract, have been evacuated from the construction site as planned;

(4)        All construction deposits surrounding the construction site, on the roads and in the rivers have been cleared;

(5)        Other site clearance has been completed on the construction site.

The expenses for the evacuation from the construction site after the completion of the project shall be borne by the Contractor. The Contractor shall complete the evacuation after the completion of the project within the time limit stipulated in the Special Terms of the Contract. If the Contractor fails to complete, the Project Owner shall have the right to sell or otherwise dispose of the items left by the Contractor. The incurred expenses shall be borne by the Contractor. The Project Owner shall return the proceeds from selling the items left by the Contractor to the Contractor after deducting the necessary expenses.

13.6.2  Surface reinstatement

The Contractor shall reinstate the Temporary Land Occupation and clean up the site as required by the Project Owner. If the Contractor fails to reinstate the Temporary Land Occupation as required by the Project Owner or the site cleaning fails to meet the requirements stipulated in the Contract, the Project Owner shall have the right to entrust others to reinstate or clean up. The expenses incurred shall be borne by the Contractor.

14.       Completion settlement

14.1     Application for completion settlement

Unless otherwise specified in the Special Terms of the Contract, the Contractor shall, within 28 days after the completion acceptance is qualified, submit the application form of completion settlement and complete settlement data to the Project Owner and the Supervisor. The data list and copies of the application form of completion settlement shall be stipulated by the parties in the Special Terms of the Contract.

Unless otherwise specified in the Special Terms of the Contract, the application form of completion settlement shall include:

(1)        The Contract Price for completion settlement;

(2)        Payments that have been made by the Project Owner to the Contractor;

(3)        The Quality Deposit that should be detained. Except where the performance bond has been paid or other forms of project quality guarantee have been provided;

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(4)        The Contract Price that should be paid by the Project Owner to the Contractor.

14.2     Approval of completion settlement

(1)        Unless otherwise specified in the Special Terms of the Contract, the Supervisor shall, within 14 days upon receipt of the application form of completion settlement, complete the review and submit it to the Project Owner. The Project Owner shall, within 14 days upon receipt of the application form of completion settlement reviewed by the Supervisor, complete the approval, and the Supervisor shall issue to the Contractor the completion payment certificate signed by the Project Owner. If the Supervisor or the Project Owner has objections to the application form of completion settlement, they shall have the right to request the Contractor to revise and provide supplementary data, and the Contractor shall submit the revised application form of completion settlement.

If the Project Owner fails to complete the approval and raises no objection within 28 days upon receipt of the application form of completion settlement submitted by the Contractor, it shall be deemed that the Project Owner has approved the application form of completion settlement submitted by the Contractor and that the completion payment certificate has been issued from the 29th day upon receipt of the application form of completion settlement submitted by the Contractor.

(2)        Unless otherwise specified in the Special Terms of the Contract, the Project Owner shall complete the completion payment to the Contractor within 14 days upon the issuance of the completion payment certificate. If the Project Owner fails to pay within the time limit, it shall pay liquidated damages based on the benchmark interest rate for loans of the same period issued by the People's Bank of China. If the overdue payment exceeds 56 days, the Project Owner shall pay liquidated damages at twice the benchmark interest rate for loans of the same period issued by the People's Bank of China.

(3)        If the Contractor has any objection to the completion payment certificate issued by the Project Owner, it shall raise an objection to the objectionable part within 7 days upon receipt of the completion payment certificate issued by the Project Owner. The parties shall review it with the methods and procedures agreed upon in the Special Terms of the Contract or handled it following Article 20 (dispute resolution). For the unobjectionable part, the Project Owner shall issue a provisional completion payment certificate and complete the payment following paragraph (2) of this Article. If the Contractor fails to raise any objection within the time limit, it shall be deemed to have approved the approval result by the Project Owner.

14.3     Agreement on the completion of sporadic items

If the Project Owner requires the completion of the sporadic items, the parties shall sign the completion agreement on the completion of sporadic items. It shall be specified in the agreement on the completion of sporadic items that the parties shall settle the completed and qualified works and pay the Contract Price following Article 14.1 (application for completion settlement) and 14.2 (approval of completion settlement).

14.4     Final Settlement

14.4.1  Final Settlement Application

(1)        Unless otherwise stipulated in the Special Terms of the Contract, the Contractor shall, within 7 days upon the issuance of the Defects Liability Release Certificate,

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submit the Final Settlement Application according to the number of copies stipulated in the Special Terms of the Contract and relevant evidentiary materials to the Project Owner.

Unless otherwise stipulated in the Special Terms of the Contract, the Final Settlement Application shall specify the Quality Deposit, the Quality Deposit that should be deducted and the increased or decreased expenses incurred during the Defects Liability Period.

(2)        If the Project Owner has objections to the Final Settlement Application, they shall have the right to request the Contractor to revise and provide supplementary data, and the Contractor shall submit the revised Final Settlement Application to the Contractor.

14.4.2  Final Settlement Certificate and payment

(1)        Unless otherwise specified in the Special Terms of the Contract, the Project Owner shall complete the approval and issue the Final Settlement Certificate to the Contractor within 14 days upon receipt of the Final Settlement Application submitted by the Contractor. If the Project Owner fails to complete the approval and raises no suggestion on revision within the time limit, it shall be deemed that the Project Owner has approved the Final Settlement Application submitted by the Contractor and that the Final Settlement Certificate has been issued from the 15th day upon receipt of the Final Settlement Application submitted by the Contractor.

(2)        Unless otherwise specified in the Special Terms of the Contract, the Project Owner complete the payment within 7 days upon the issuance of the Final Settlement Certificate. If the Project Owner fails to pay within the time limit, it shall pay liquidated damages based on the benchmark interest rate for loans of the same period issued by the People's Bank of China. If the overdue payment exceeds 56 days, the Project Owner shall pay liquidated damages at twice the benchmark interest rate for loans of the same period issued by the People's Bank of China.

(3)        If the Contractor has an objection to the Final Settlement Certificate issued by the Project Owner, it shall be handled following Article 20 (dispute resolution).

15.       Defects liability and warranty

15.1     Principles of engineering warranty

After the handover of the project to the Project Owner, in case of any quality defect due to the Contractor, the Contractor shall bear the defects liability and warranty obligations. When the Defects Liability Period expires, the Contractor shall keep bearing the warranty obligation following the warranty period of each part of the project as stipulated in the Contract.

15.2     Defects liability period

15.2.1  The Defects Liability Period shall start from the date when the project is completed and accepted. The parties shall stipulate in the Special Terms of the Contract the specific Defects Liability Period, which shall not exceed 24 months.

For any unit project accepted and delivered for operation before the whole project, the Defects Liability Period of the unit project shall start from the date of acceptance of the unit project. If the completion acceptance cannot be conducted within the time limit stipulated in the Contract due to the Contractor, the Defects Liability Period shall start

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from the date on which the project actually passes the completion acceptance. If the completion acceptance cannot be conducted within the time limit stipulated in the Contract due to Project Owner, the project will automatically enter the Defects Liability Period 90 days after the Contractor submits the report of completion acceptance; If the Project Owner, without authorization, uses the project which is not accepted, the Defects Liability Period shall start from the date of transfer.

15.2.2  After the completion acceptance is qualified, if any defect or damage due to the Contractor causes that the project, unit project or a major piece of equipment is unable to be used as intended, the Project Owner shall have the right to request the Contractor to extend the Defects Liability Period and issue the extension notice before the expiration of the original Defects Liability Period, but the Defects Liability Period shall not exceed 24 months.

15.2.3  If it is proved by inspection that any repaired defect or damage affects the performance of the project or the engineering equipment, the Contractor shall re-conduct the test and trial operation as agreed in the Contract. All expenses for the test and trial operation shall be borne by the responsible party.

15.2.4  Unless otherwise stipulated in the Special Terms of the Contract, the Contractor shall, within 7 days after the expiration of the Defects Liability Period, send a notice of the expiration of the Defects Liability Period to the Project Owner. The Project Owner shall, within 14 days upon receipt of the notice of expiration of the Defects Liability Period, verify whether the Contractor has performed the obligation for defect repair. If the Contractor fails to perform the obligation for defect repair, the Project Owner shall have the right to deduct corresponding maintenance expenses. The Project Owner shall, within 14 days upon receipt of the notice of the expiration of the Defects Liability Period, issue to the Contractor the defects liability release certificate.

15.3     Quality guarantee deposit

Where the Quality Deposit is detained by the parties through negotiation, it shall be specified in the Special Terms of the Contract. Before the completion of the project, in the event that the Contractor has provided a performance guarantee, the Project Owner shall not reserve the Quality Deposit at the same time.

15.3.1  Methods for the Contractor to provide the Quality Deposit

The Contractor can provide the Quality Deposit in the following three ways:

(1)        Quality Deposit Guarantee;

(2)        The proportionable construction payment;

(3)        Other ways agreed upon by both parties.

Unless otherwise specified in the Special Terms of the Contract, the Quality Deposit shall follow the first way.

15.3.2  Detention of Quality Deposit

The Quality Deposit can be detained in the following three ways;

(1)        The Quality Deposit can be detained with the progress payment successively. In

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this case, the calculation base of the Quality Deposit shall not include the payment, deduction and price adjustment amounts of the advance payment;

(2)        The Quality Deposit shall be detained in a lump sum upon the construction completion;

(3)        Other ways of detention agreed upon by both parties.

Unless otherwise specified in the Special Terms of the Contract, the Quality Deposit shall be detained in the first way.

The accumulative Quality Deposit detained by the Project Owner shall not exceed 3% of the total settlement price of the project. If the Contractor submits the letter of quality guarantee within 28 days after the Project Owner issues the completion payment certificate, the Project Owner shall return the construction payments detained as the Quality Deposit; The Quality Deposit shall not exceed 3% of the total settlement price of the project.

The Project Owner shall pay the interest based on the benchmark interest rate for loans of the same period issued by the People's Bank of China when returning the Quality Deposit.

15.3.3  Refund of the Quality Deposit

During the Defects Liability Period, the Contractor shall earnestly perform its obligations stipulated in the Contract. After the expiration of the Defects Liability Period, the Contractor may apply to the Project Owner for a refund of the Quality Deposit.

The Project Owner shall, within 14 days upon receipt of the application for refund of the Quality Deposit from the Contractor, verify following the Contract. If there is no objection, the Project Owner shall return the deposit to the Contractor as agreed. Where the time limit for the refund is not prescribed or clearly prescribed, the Project Owner shall return the deposit to the Contractor within 14 days after verification. Otherwise, the Project Owner shall bear the liabilities for the breach. If the Project Owner fails to reply within 14 days upon receipt of the application for refund of the Quality Deposit from the Contractor and fails to reply within 14 days upon reminded by the Contractor, it shall be deemed to have approved Contractor's application for refund of the Quality Deposit.

Any dispute between the Project Owner and the Contractor over the reservation and refund of the deposit and the quality and expenses of engineering maintenance shall be settled following dispute and dispute resolution procedures stipulated in Article 20 of the Contract.

15.4     Warranty

15.4.1  Warranty liability

The Warranty Period of the project shall start from the date of completion acceptance, while the Warranty Period of the sub-contractual work shall be stipulated by the parties in the Special Terms of the Contract, but shall not be less than the statutory minimum warranty period. During the Warranty Period of the project, the Contractor shall undertake the warranty liabilities following relevant laws and the Contract.

If the Project Owner, without authorization, uses the project which is not accepted, the

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Warranty Period shall start from the date of transfer.

15.4.2  Repair expenses

During the Warranty Period, the repair expenses shall be subject to the following agreements:

(1)        During the Warranty Period, in case of any defect or damage due to the Contractor, it shall bear the expenses for repairing the defect or damage, and the personal injury and property loss caused by the defect or damage;

(2)        During the Warranty Period, in case of any defect or damage due to the Project Owner, it may entrust the Contractor to repair, but the Project Owner shall bear the expenses incurred and pay the Contractor a reasonable profit;

(3)        In case of any defect or damage due to other reasons, the Project Owner may entrust the Contractor to repair, and shall bear the expenses incurred and pay the Contractor a reasonable profit; The personal injury and property loss caused by the defect or damage shall be borne by the responsible party.

15.4.3  Notice of repair

During the Warranty Period, if the Project Owner finds any defect or damage in the accepted projects during the operation, it shall notify the Contractor of the repair in writing. However, if it is urgent and the defect or damage must be repaired immediately, the Project Owner may notify the Contractor orally and confirm in writing within 48 hours after the oral notice. The Contractor shall arrive at the construction site and repair the defect or damage within a reasonable time as agreed upon in the Special Terms of the Contract.

15.4.4  Failure to repair

In case of any defect or damage to the project due to the Contractor, if the Contractor refuses to repair or fails to repair the defect or damage within a reasonable period upon the Project Owner's written demand, the Project Owner shall have the right to repair or entrust a third party to repair.

All required expenses shall be borne by the Contractor. However, if the repair scope exceeds the defect or damage scope, the expenses for the exceeding part shall be borne by the Project Owner

15.4.5  Contractor's right of access

During the Warranty Period, the Contractor shall have the right of access to the construction site in order to repair the defects or damages. Unless the defect or damage needs to be repaired immediately, the Contractor shall notify the Project Owner of the time to enter the construction site for repair 24 hours in advance. The Contractor shall obtain the consent of the Project Owner before entering the construction site, shall not affect the regular operation of the Project Owner, and shall comply with the Project Owner's regulations on the security and confidentiality.

16.       Default

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16.1     Breach by the Project Owner

16.1.1  Breach by the Project Owner

The following circumstances which occur during performance hereof shall be deemed as a breach by the Project Owner:

(1)        The failure of the issuance of commencement notice within 7 days prior to the planned commencement date attributed to the Project Owner's reason;

(2)        The failure to pay the Contract Price as required hereof attributed to the Project Owner's reason;

(3)        The Project Owner's breach of Section (2) of Article 10.1 (Scope of Changes) and performance of the cancelled work at its own or by entrusting other parties;

(4)        The specification, quantity or quality of the materials and Engineering Equipment provided by the Project Owner do not conform to the Contract, or the delivery is delayed or the delivery place is changed due to the Project Owner;

(5)        Suspension of construction caused by the breach of Contract by the Project Owner;

(6)        The Contractor's failure to resume the construction in consequence of the absence of resumption instruction from the Project Owner within the agreed period and without any proper reason;

(7)        The Project Owner has explicitly stated or demonstrated by its behaviour that it will not perform its main obligations under the Contract;

(8)        The Project Owner's failure to perform other obligations provided herein.

In case of any breach by the Project Owner other than paragraph (7) of this Article, the Contractor may issue a notice to the Project Owner requesting it to take restrictive measures to correct the breach. If the Project Owner fails to correct the breach within 28 days upon receipt of the notice from the Contractor, the Contractor shall have the right to suspend the construction of the corresponding part and notify the Supervisor.

16.1.2  Liabilities for breach by the Project Owner

The Project Owner shall bear the incurred expenses and (or) delayed term due to its breach and shall pay the Contractor a reasonable profit. Besides, the Contractor may separately specify in the Special Terms of the Contract the manner and calculation method of liabilities for breach by the Project Owner.

16.1.3  Termination due to breach by the Project Owner

Unless otherwise stipulated in the Special Terms of the Contract, after the Contractor suspend the construction for 28 days as agreed in Article 16.1.1 (Breach by the Project Owner), if the Project Owner still fails to correct its breach causing that the purpose of the Contract cannot be realized, or if the breach stipulated in paragraph (7) of Article 16.1.1 (Breach by the Project Owner) occurs, the Contractor shall have the right to terminate the Contract, and the Project Owner shall bear the increased expenses and pay the Contractor a reasonable profit.

16.1.4  Payment after the termination due to breach by the Project Owner

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If the Contractor terminates the Contract following this Article, the Project Owner shall, within 28 days upon the contract termination, pay the following sum and terminate the performance guarantee.

(1)        The payment for the work completed before the contract termination;

(2)        The price of materials, engineering equipment and other articles ordered and paid by the Contractor for the construction of the project;

(3)        The payments for the Contractor's withdrawal from the construction site and the discharge of the Contractor's personnel;

(4)        Liquidated damages payable prior to contract termination as agreed herein;

(5)        Other payments that should be paid to the Contractor as agreed herein;

(6)        The quality deposit that should be returned as agreed herein; and

(7)        The loss to the Contractor due to contract termination.

If the parties fail to reach an agreement on the settlement after the contract termination, it shall be settled following Article 20 (dispute resolution).

The Contractor shall properly protect and handover the completed works and purchased materials and engineering equipment related to the project and remove the construction equipment and personnel for construction from the construction site, and the Project Owner shall provide the necessary conditions for the withdrawal of the Contractor.

16.2     Default by the Contractor

16.2.1  Default by the Contractor

The following circumstances which occur during performance hereof shall be deemed as default by the Contractor:

(1)        Subcontracting or illegal subcontracting by the Contractor in violation of the Contract;

(2)        The Procurement and use of substandard materials and engineering equipment by the Contractor in violation of the Contract;

(3)        The unqualified project quality as required in the Contract due to the Contractor;

(4)        The Contractor's violation of Article 8.9 (special requirements for materials and equipment) and withdrawal of the materials or equipment that have entered the construction site as required in the Contract without approval;

(5)        The Contractor's failure to timely complete the work stipulated in the Contract according to the construction schedule, causing the delay in term;

(6)        The Contractor's failure to repair the defects within a reasonable period during the Defects Liability Period and the Warranty Period, or refusal to repair the defects as required by the Project Owner;

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(7)        The Contractor has explicitly stated or demonstrated by its behaviour that it will not perform its main obligations under the Contract;

(8)        The Contractor's failure to perform other obligations provided herein.

In case of any other default by the Contractor other than paragraph (7) of this Article, the Supervisor may issue a rectification notice to the Contractor requiring it to correct within the specified time limit.

16.2.2  Liabilities for default by the Contractor

The Contractor shall bear the incurred expenses and (or) delayed term due to its defaults. Besides, the parties may separately specify in the Special Terms of the Contract the manner and calculation method of liabilities for default by the Contractor.

16.2.3  Termination due to default by the Contractor

Unless otherwise stipulated in the Special Terms of the Contract, where there is a default as provided in Paragraph (7) of Article 16.2.1 (Default by the Contractor), or if the Contractor still fails to cure its breach within a specified reasonable time limit after the Supervisor sends the rectification notice, causing that the purpose of the Contract cannot be realized, the Project Owner shall have the right to terminate the Contract. Upon the contract termination, the Project Owner shall have the right to use the Contractor's materials, equipment, Temporary Work, Contractor's documents and other documents prepared by or in the name of the Contractor in the construction site. The parties shall specify in the Special Terms of the Contract the methods of bearing corresponding expenses. The Project Owner's continued use shall not exempt or reduce the liability for breach of Contract by the Contractor.

16.2.4  Treatment after contract termination due to default by the Contractor

If the Contract is terminated due to the Contractor, the parties shall, within 28 days after the contract termination, complete the valuation, payment and liquidation following the following provisions:

(1)        Upon the contract termination, the Contract Price, corresponding to the actual completed work by the Contractor and the value of the materials, engineering equipment, construction equipment and temporary works provided by the Contractor shall be agreed or determined following Article 4.4 (negotiation or determination);

(2)        Liquidated damages payable by the Contractor after the contract termination;

(3)        The loss to the Project Owner due to contract termination after the contract termination;

(4)        The Contractor shall complete site cleaning and withdrawal as required by the Project Owner and instructed by the Supervisor after the contract termination;

(5)        The Project Owner shall settle the account with the Contractor after the contract termination, issue the final settlement payment certificate and settle all payments.

If Contract is terminated due to breach by the Contractor, the Project Owner has the right to suspend payment to the Contractor and check all payments and deductions. If the Project Owner and the Contractor fail to reach an agreement on the settlement and payments after the contract termination, it shall be settled following Article 20 (dispute

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resolution).

16.2.5  Transfer of rights and interests in the Procurement Contract

If the Contract is terminated due to default by the Contractor, the Project Owner shall have the right to ask the Contractor to transfer the rights and interests in the Procurement Contract of materials and equipment signed by the Contractor for the implementation of the Contract to the Project Owner. The Contractor shall, within 14 days upon receipt of the contract termination, assist the Project Owner to reach relevant transfer agreement with the Supplier in the Procurement Contract.

16.3     Default due to a third party

In the course of performing the Contract, if any party breaches the Contract due to a third party, it shall be liable to the other party for breach of Contract. Any dispute between any party and a third party shall be settled following the law or the Contract.

17.       Force majeure

17.1     Force majeure

Force majeure refers to the natural disasters and social emergencies which are unforeseeable when the Contract is signed by the parties and unavoidable and insurmountable during the performance of the Contract, such as, earthquake, tsunami, plague, disorder, restriction, riot, war and other circumstances as agreed in the Special Terms of the Contract.

After the occurrence of the force majeure, the Project Owner and the Contractor shall collect evidence to prove the occurrence of the force majeure and the losses caused by the force majeure and make a timely and careful calculation of the losses caused by the force majeure. If the parties disagree on whether it is a force majeure or the losses, the Supervisor shall deal with it following Article 4.4 (Negotiation or Determination). Any dispute shall be settled following Article 20 (Dispute resolution).

17.2     Notice of force majeure

If either party encounters a force majeure event that prevents it from performing its obligations under the Contract, it shall immediately notify the other party and the Supervisor, explain the details of the force majeure and the obstruction in writing, and provide necessary proofs.

If the force majeure continues, either party shall promptly submit an interim report to the other party and the Supervisor to explain the details of the force majeure and the obstruction in performing the Contract and submit the final report and relevant information within 28 days after the end of the force majeure event.

17.3     Undertaking of the consequences of force majeure

17.3.1  The consequences and losses caused by force majeure shall be borne by the parties following the law and the Contract. The project completed before the occurrence of force majeure shall be counted and paid following the Contract.

17.3.2  Personal injury, property loss, increase in expenses and (or) delay in construction and other consequences caused by force majeure shall be allocated by the parties on the following principles:

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(1)        The Project Owner shall bear the damage to the Permanent Work and the materials and the engineering equipment that have been transported to the construction site, and the casualties and property losses of the third party due to the damage;

(2)        Damage to construction equipment of Contractors shall be undertaken by the Contractor;

(3)        The Project Owner and the Contractor shall respectively undertake its personal injury and property loss;

(4)        If the Contractor's performance of the obligations stipulated in the Contract is affected by the force majeure, which has caused and will cause a delay in the term, the term shall be postponed. The resulting expenses and losses for the Contractor's shutdown shall be shared by the Project Owner and the Contractor. The Project Owner shall bear the obligatory wages for workers during the shutdown;

(5)        If the Project Owner requests for acceleration because the project delay due to the force majeure, the resulting expenses for acceleration shall be borne by the Project Owner; and

(6)        The expenses for the safekeeping, cleaning and repair of the works by the Contractor as required by the Project Owner during the shutdown shall be undertaken by the Project Owner.

After the occurrence of force majeure, the parties shall take measures to avoid and minimize the expansion of losses. If any party fails to take effective measures, which causes the expansion of losses, it shall undertake the expanded losses.

Where either party delays in performing its obligations under the Contract and encounters the force majeure during the delay, it shall not be exempted from the liabilities for breach of Contract.

17.4     Contract dissolution due to Force Majeure

If the contract cannot be performed for more than 84 consecutive days or more than 140 days in total due to the force majeure, both the Project Owner and the Contractor shall have the right to terminate the Contract. After the contract termination, both parties shall negotiate or determine the payments to be paid by the Project Owner following Article 4.4 (Negotiation or determination). The payments include:

(1)        The payment for the work completed by the Contractor before the contract termination

(2)        The price of materials, engineering equipment and other articles which are ordered by and delivered to the Contractor for the project or which the Contractor is obligated to accept;

(3)        The expenses incurred when the Project Owner requests the Contractor to return the goods or cancel the order contract, or the losses caused by failure to return the goods or cancel the contract;

(4)        The expenses for the Contractor's withdrawal from the construction site and the discharge of the Contractor's personnel;

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(5)        Other payments payable to the Contractor prior to contract termination as agreed herein;

(6)        Deductions of payments paid by the Project Owner to the Contractor as agreed herein; and

(7)        Other sums negotiated or determined by both parties.

Unless otherwise specified in the Special Terms of the Contract, the Project Owner shall pay the aforesaid sums within 28 days after such sums are negotiated and determined after the contract termination.

18.       Insurance

18.1     Project Insurance

Unless otherwise specified in the Special Terms of the Contract, the Project Owner shall purchase the construction all risks insurance or the erection all risks insurance; If the Project Owner entrusts the Contractor to purchase the insurance, the insurance premium and other related expenses incurred from the insurance shall be borne by the Project Owner.

18.2     Employment injury insurance

18.2.1  The Project Owner shall participate in the employment injury insurance according to laws, and purchase the employment injury insurance for all staff in the construction site, pay the industrial injury insurance premiums, and request the Supervisor and the third party hired by the Project Owner to perform the Contract to participate in the employment injury insurance.

18.2.2  The Contractor shall participate in the employment injury insurance according to laws, and purchase the employment injury insurance for all staff performing the Contract, pay the industrial injury insurance premiums, request the Subcontractor and the third party hired by the Contractor to perform the Contract to participate in the employment injury insurance.

18.3     Other insurance

The Project Owner and the Contractor may purchase the personal accident insurance and pay the insurance premiums for the personnel in the construction site, including its employees and third party personnel hired to perform the Contract. The specific matters shall be stipulated by the parties in the Special Terms of the Contract.

Unless otherwise specified in the Special Terms of the Contract, the Contractor shall purchase the property insurance for its construction equipment.

18.4     Maintained insurance

The parties shall keep in touch with the insurer to keep the insurer informed of any change in the implementation of the works and ensure that insurance is maintained following the insurance contract.

18.5     Evidence of Insurance

Either Party hereto shall timely submit the evidence of purchased insurance and

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photocopy of insurance policy to the other Party.

18.6     Remedies for failure to insure as agreed

18.6.1  If the Project Owner fails to purchase the insurance as agreed herein, or fails to maintain the insurance, the Contractor may purchase the insurance on behalf of the Project Owner, but the expenses shall be borne by the Project Owner. If the Project Owner fails to purchase the insurance as agreed herein, which causes the deficiency of compensation, the Project Owner shall make up the deficiency.

18.6.2  If the Contractor fails to purchase the insurance as agreed herein, or fails to maintain the insurance, the Project Owner may purchase the insurance on behalf of the Contractor, but the expenses shall be borne by the Contractor. If the Contractor fails to purchase the insurance as agreed herein, which causes the deficiency of compensation, the Contractor shall make up the deficiency.

18.7     Notification Obligation

Unless otherwise specified in the Special Terms of the Contract, when the Project Owner changes the insurance contract except for the industrial injury insurance, it shall obtain the consent of the Contractor in advance and notify the Supervisor; when the Contractor changes the insurance contract except the industrial injury insurance, it shall obtain the consent of the Project Owner and notify the Supervisor.

When an insurance accident happens, the policy holder shall report to the insurer in time according to the conditions and time limit in the insurance contract. The Project Owner and the Contractor shall promptly notify each other of the occurrence of the insurance accident.

19.       Claims

19.1     Claims by the Contractor

According to the Contract, if the Contractor considers that it is entitled to receive additional payment and (or) extension of the construction period, it shall file a claim against the Project Owner according to the following procedures:

(1)        The Contractor shall, within 28 days after it is or should be informed of the claim, submit a notice of claim intention to the Supervisor, and explain the cause of the claim; If the Contractor fails to issue the notice of claim intention within the 28 days, it will forfeit the right to request for additional payment and (or) extend the construction period;

(2)        The Contractor shall, within 28 days after the issuance of the notice of claim intention, formally submit the claim report to the Supervisor; The claim report shall state the cause of the claim and the requested amount of additional payment and (or) extension of the construction period, and necessary records and evidentiary materials shall be attached;

(3)        The claim event has a continuing impact, the Contractor shall keep submitting the notice on the continuation of the claim reasonable intervals, stating the actual situation and record of the continuing impact and listing the accumulated amount of additional payment and (or) extension of the construction period;

(4)        The Contractor shall, within 28 days after the impact of the claim is over, submit

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the final claim report to the Supervisor, stating the final amount of additional payment and (or) extension of the construction period, and necessary records and evidentiary materials shall be attached.

19.2     Handling of claims by the Contractor

The claims by the Contractor shall be handled as follows:

(1)        The Supervisor shall complete the review and submit it to the Project Owner within 14 days upon receipt of the claim report. If the Supervisor objects to the claim report, it shall have the right to require the Contractor to submit copies of all original records;

(2)        The Project Owner shall reply within (28) days after the Supervisor receives the claim report or further evidentiary materials for the claim, and the Supervisor will issue the claim result signed and confirmed by the Project Owner to the Contractor. If the Project Owner fails to reply within the time limit, it shall be deemed to have accepted the Contractor's claim;

(3)        If the Contractor accepts the claim result, the claim sum shall be paid in the current progress payment; otherwise, the claim shall be handled following Article 20 (dispute resolution).

19.3     Claims from the Project Owner

According to the Contract, if the Project Owner considers that it is entitled to receive compensation amount and (or) extension of the Defects Liability Period, the Supervisor shall give notice to the Contractor with detailed proofs.

The Project Owner shall, within 28 days after it is or should be informed of the claim, submit a notice of claim intention to the Contractor. If the Project Owner fails to issue the notice of claim intention within the aforesaid time limit, it will forfeit the right to claim damages and (or) extend the Defects Liability Period. The Project Owner shall, within 28 days after the issuance of the notice of claim intention, formally submit the claim report to the Contractor through the Supervisor.

19.4     Handling of claims by the Project Owner

The claims by the Project Owner shall be handled as follows:

(1)        The Contractor shall, upon receipt of the claim report submitted by the Project Owner, promptly review the contents of the claim report and verify the proof materials submitted by the Project Owner;

(2)        The Contractor shall reply the claim result to the Project Owner within 28 days upon receipt of the claim report or further evidentiary materials for the claim. If the Contractor fails to within the aforesaid time limit, it shall be deemed to have approved the Project Owner's claim;

(3)        If the Contractor accepts the claim result, the Project Owner may deduct the compensation amount from the contract price payable to the Contractor or extend the Defects Liability Period; otherwise, the claim shall be handled following Article 20 (dispute resolution).

19.5     Time limit for claims

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(1)        After the Contractor accepts the completion payment certificate as provided in Article 14.2 (completion settlement approval), it shall be deemed that the Contractor has no right to make any claim prior to issuance of the project acceptance certificate.

(2)        In the Final Settlement Application submitted by the Contractor as provided in Article 14.4, (final settlement), only claims after issuance of project acceptance certificate can be made. The deadline for making claims shall be the time of accepting the final settlement certificate.

20.       Dispute Resolution

20.1     Reconciliation

The parties may reach a settlement on their own. The agreement reached through such settlement shall be signed and sealed by both parties as a supplementary document to the Contract and shall be complied with by both parties.

20.2     Mediation

The parties may request the competent administrative department of construction, the trade association or any other third party to mediate the dispute. If they reach an agreement, the agreement shall be signed and sealed by both parties as a supplementary document to the Contract and shall be complied with by both parties.

20.3     Dispute review

The parties agree to adopt the dispute review to resolve the dispute and the review rules in the Special Terms of the Contract, the following agreements shall apply:

20.3.1  Determination of the dispute review panel

The parties may jointly select one or three dispute assessors to form a dispute review panel. Unless otherwise specified in the Special Terms of the Contract, the parties shall, within 28 days after the contract is signed or within 14 days after the dispute occurs, select the dispute assessors.

If a dispute assessor is to be selected, it shall be jointly determined by the parties; if three dispute assessors are to be selected, both parties select one respectively, and another one as the chief dispute assessor shall be jointly determined by the parties or by the two dispute assessors selected by both parties, or appointed by the review institution as agreed in the Special Terms of the Contract.

Unless otherwise stipulated in the Special Terms of the Contract, the assessors' remuneration shall be borne half by the Project Owner and half by the Contractor.

20.3.2  Decision of the dispute review panel

The parties may, at any time, jointly submit any dispute concerning the Contract to the dispute review panel for review. The dispute review panel shall adhere to the principles of objectivity and impartiality, pay full heed to the opinions of the parties, make a written decision within 14 days upon receipt of the application report of dispute review following relevant laws, norms, standards, experience in cases and business practices, and state the reasons. This matter may be agreed by the Parties in the Special Terms of the Contract.

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20.3.3  Validity of decisions made by the dispute review panel

The written decision made by the dispute review panel shall be binding upon both parties after it is signed and confirmed by both parties, and shall be complied with by both parties.

If either party fails to accept or implement the decision of the dispute review panel, both parties may choose other means to settle the dispute.

20.4     Arbitration or litigation

In case of any dispute arising from the Contract and other matters related to the Contract, the parties may specify in the Special Terms of the Contract one of the following ways to settle the dispute:

(1)        apply to the agreed arbitration commission for arbitration;

(2)        submit to people's court with jurisdiction.

20.5     Effectiveness of dispute resolution terms

The dispute resolution terms in the Contract shall exist independently, and the modification, rescission, termination, invalidity or cancellation of the Contract shall not affect its effectiveness.

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Part III Special Terms of the Contract

1            General provisions

1.1         Definitions

1.1.1      Contract

1.1.1.10 Other Contract Documents include other Documents confirmed by both parties to form part of the Contract.

1.1.2     Parties to the Contract and other Related Party

1.1.2.4   Supervisor:

Name: Yutian Engineering Consulting Group Co., Ltd (江苏雨田工程咨询集团有限公司).;

Qualification category and level: integrated qualification for engineering supervision;

Tel: 13775552088;

Email: 710051781@qq.com;

Mailing address: No.88 Xingmin South Road, Science Park, Jiangning District, Nanjing;

1.1.2.5   Designer:

Name: Architects & Engineers Co., Ltd of Southeast University (东南大学建筑设计研究院有限公司).;

Qualification Category and level: class A;

Tel: 025-83793178;

E-mail: ×;

Mailing address: No. 2 Sipailou Street, Nanjing (南京市四牌楼2号).

1.1.3      Works and equipment

1.1.3.7   Other sites that are part of the Construction Site include: None

____________________________________×______________________________________.

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1.1.3.9   Permanent Land Occupation includes None.

1.1.3.10 Temporary Land Occupation includes: See part II of Article 21 (Supplementary Terms).

1.3         Laws

Other normative documents applicable to the Contract: See part II of Article 21 (Supplementary Terms).

1.4         Standards and specifications

1.4.1      The standard specifications applicable to the Project include: Other normative Documents applicable to the Contract: See part II of Article 21 (Supplementary Terms)

____________________________________×__________________________________________.

1.4.2      The name of the foreign standard and specification provided by the Project Owner: See part II of Article 21 (Supplementary Terms)

____________________________________×__________________________________________.

Copies of foreign standards and specifications provided by the Project Owner for : /;

Name of the foreign standards and specifications provided by the Project Owner: Not applicable.

1.4.3      Special requirements of the Project Owner on the Technology standards and functional requirements for the Project: /

____________________________________×__________________________________________.

1.5         Order of precedence of the Contract Documents

The Contract Documents are composed and prioritized as follows: See part II of Article 21 (Supplementary Terms)

1.6         Drawings and Contractor's documents

1.6.1      Provision of drawings

Time limit for the Project Owner to provide drawings to the Contractor: Within 7 days after the signature of the contract;

Copies of Drawings provided by the Project Owner to the Contractor: See part II of Article 21 (Supplementary Terms);

The contents of the Drawings provided by the Project Owner to the Contractor: All disciplines within the scope of the tender.

1.6.4      Contractor's documents

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Documents to be provided by the Contractor, including: See part II of Article 21 (Supplementary Terms)

____________________________________×__________________________________________.

The time limit for the provision of the document by the Contractor is: Within 21 days after the signature of the contract;

Copies of documents provided by the Contractor is Three;

The format of the document provided by the Contractor: Hard copy and electronic version, delivered in person;

The time limit for the Project Owner to review the contractor's document: Within 15 days after the receipt of the document.

1.6.5      Preparation of Site Drawings

Agreement on the preparation of site Drawings: See part II of Article 21 (Supplementary Terms)

×.

1.7         Contact

1.7.1      The Project Owner and the Contractor shall send written correspondence relevant to the Contract, including Notice, Approval, attestation, certificate, instruction, direction, requirement, request, consent, comment, confirmation, and decision, to the other party within 3 days.

1.7.2      The location for the Project Owner to receive document: Project Site office;

The receiver designated by the Project Owner: [***].

The location for the Contractor to receive the document: the Project Site office;

The recipient designated by the Contractor: [***].

The location for the Project Manager to receive the document: the Project Site office;

The recipient designated by the Project Manager: [***].

The location for the Supervisor to receive the Document: Supervisor's office on Project Site ;

The receiver designated by the Supervisor: [***].

The location for the Expenses Consultant to receive the document: the Project Site office;

The recipient designated by the Expenses Consultant: [***].

1.10       Transportation

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1.10.1    Access to the site

The agreement on the right to access the site: The leader of Project Owner, relevant management personnel and manager; the personnel of the Project Management Company, the Expenses Consultant and the personnel of the Supervisor; and Project team Members of the Contractor .

1.10.3    In-site traffic

Agreement on the boundaries of off-site and on-site traffic: following the General Terms of the Contract.

____________________________________×_________________________________.

Agreement on free in-site road and transportation facilities provided by the Project Owner to the Contractor to Satisfied the construction requirement:

The Contractor takes the liability with the requirement of the review and approval by the Project Owner and relevant expenses included in the Contract Price

×.

1.10.4    Transportation of oversized and overweight items

Expenses on temporary reinforcement and Improvements of roads and bridges for the transportation of oversized or overweight items and any other related expenses shall be borne by the Contractor

____________________________________×________________________________.

1.11       Intellectual Property

1.11.1    The ownership of the Drawings provided by the Project Owner to the Contractor, the technical specifications prepared or commissioned by the Project Owner for the implementation of the Project, and the copyright of any other Document to reflect the Project Owner's requirements on the Contract or other Documents of a similar nature: See part II of Article 21 (Supplementary Terms).

The requirements for the use of the above-mentioned Document provided by the Project Owner: See part II of Article 21 (Supplementary Terms)

____________________________________×_________________________________.

1.11.2    The copyright ownership of the Document prepared by the Contractor for the implementation of the Project: See part II of Article 21 (Supplementary Terms)

____________________________________×_________________________________.

Requirements on the use of the above Document provided by the Contractor: See part II of Article 21 (Supplementary Terms)

____________________________________×_________________________________.

1.11.4    The payment of use fees on the patent, Know-How, and technical secret in the

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Middle of construction is borne by the Contractor and already included in the Contract Price.

1.13       Correction of errors in the Bill of Quantities

The confirmation on the adjustment of the Contract Price in the event of any error in the Bill of Quantities: with the consideration of fixed Lump Sum Contract, adjustment is not allowed. See part II of Article 21 (Supplementary Terms).

Allowable deviation range of the quantities in the Contract Price: No adjustment is not allowed with the consideration of the fixed Lump Sum Contract.

2            Project Owner

2.2         Project Owner's Representative

Project Owner's Representative:

Name: [***];

ID No.: /;

Title: Project Leader of TAL Zhenjiang Education Base Phase I Construction Project;

Tel: [***] ;

Email: [***] ;

Correspondence address: ×;

The Authorisations scope of the Project Owner's representative is as follows: See part II of Article 21 (Supplementary Terms)

____________________________________×_________________________________.

2.4        Provision of Construction Site, constrction conditions and basic materials

2.4.1     Provision of Construction Site

The deadline for the Project Owner to handover the Construction Site: Within 7 days after the signature of the Contract.

2.4.2     Provision of construction conditions

The Project Owner shall be responsible for providing the Conditions required for the construction, including: See part II of Article 21 (Supplementary Terms)

× .

2.5        Evidence of capital source and payment guarantee

The deadline for the Project Owner to provide evidence funding sources: Not provided.

Whether the Project Owner provides payment guarantee: No.

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Form of payment guarantee provided by the Project Owner: None.

3           Contractor

3.1        Contractor's general obligations

(9)        The as-built Document submitted by the Contractor: see Part II of Article 21 (Supplementary Terms)

____________________________________×_________________________________.

Copies of the as-built document to be provided by the Contractor: Four sets.

The expenses of the as-built Document submitted by the Contractor: Borne by the Contractor.

Handover time of the as-built Document submitted by the Contractor: Within one month after the Project completion and acceptance.

Requirements for the format of as-built Document submitted by the Contractor: All the Project completion acceptance and settlement Document should be hard copy together with the imperative electronic record.

(10)      Other obligations to be performed by the Contractor: See part II of Article 21 (Supplementary Terms)

____________________________________×_________________________________.

3.2       Project Manager

3.2.1    Project Manager:

Name: [***];

ID No.: [***];

Architect qualification certificate level: First-level;

Architect registration certificate number: [***];

Architect seal number: [***];

Safety production assessment certificate No.: [***];

Tel: [***];

E-mail: [***];

Correspondence address: 7th floor, Building C1, Dongfang Wanguo Enterprise Center, No.1599 Xinjinqiao Road, Pudong New District, Shanghai (上海市浦东新区新金桥路1599号东方万国企业中心C1栋7层);

The Contractor's Authorisations cope to the Project Manager is as follows: See part II of

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Article 21 (Supplementary Terms)

____________________________________×_________________________________.

The Project Manager's present requirement at the Construction Site each month: No less than 25 days a month and no less than 8 hours a day

____________________________________×_________________________________.

The Contractor's Default liability on its failure to submit an employment agreement and the payment evidence of social insurance for the Project Manager: The RMB 50,000 penalty imposed by the Project Owner on the Contractor.

The Project Manager's Default liability on his absence on the   Construction Site without the Project Owner's Approval: RMB 5,000 Deduction from the payment to the Project Manager per day.

3.2.3     The Contractor's Default liability on the replacement of its Project Manager without the Project Owner's Approval: RMB 5m penalty on the Contractor, and the Project Owner's right reservation to take further Claims and terminate the Contract.

3.2.4     The Contractor's Default liability on the replacement of Project Manager without justifiable reasons: The RMB 200,000 penalty imposed by the Project Owner on the Contractor, and deducted from the payment to the Contractor. Besides, the Project Owner is entitled to terminate the Contract.

3.3         Contractor's personnel

3.3.1     The deadline for the Contractor to submit a report on the arrangement of the Project Administrator and Construction Site management personnel: One week before the commencement of construction

____________________________________×_________________________________.

3.3.3     The Contractor's Default liability on the refusal to remove or replace main Project Administrator personnel without justifiable reasons: The RMB 5,000 to 50,000 per person penalty imposed by the Project Owner on the Contractor.

3.3.4     Approval requirements for the main construction Administrator of the Contractor to leave the Construction Site: the submission of a written application to the Supervisor and the Project leader of the Project Owner, together with their Approval.

3.3.5     The Contractor's Default liability on the replacement of main Project Administrator personnel without the Project Owner's Approval: The RMB 5,000 to 50,000 per person penalty imposed by the Project Owner on the Contractor.

The Default Liability of the Contractor's main Project Administrator personnel on the absence from the Construction Site without any Approval: See part II of Article 21 (Supplementary Terms)

____________________________________×_________________________________.

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3.5        Subcontracting

3.5.1     General provisions of subcontracting

The work not allowed to be subcontracted: Main structure and critical work.

The scope of main structure and critical work: Main structure work and other work

____________________________________×_________________________________.

3.5.2     Determination of subcontracting

The professional work allowed to be subcontracted include: See Article 3.5.2 Professional work allowed to be subcontracted in the Special Terms of Supplementary Terms.

Other agreement on the subcontract: See Article 3.5.2 Other agreement on the subcontract in the Special Terms of Supplementary Terms.

3.5.4     Subcontract price

Agreement on payment of subcontract Price: See part II of Article 21 (Supplementary Terms).

3.6        Project care and protection of finished products and semi-finished products

The start date for the Contractor to keep in custody materials and Engineering Equipment related to the Project: From the Commencement Date to the Project handover to the Project Owner.

3.7        Performance Guarantee

Whether the Contractor to provide performance guarantee: Yes.

The format, amount and duration of performance guarantee provided by the Contractor: See part II of Article 21 (Supplementary Terms)

×.

4            Supervisor

4.1         General provisions of the Supervisor

The work of the Supervisor: See part II of Article 21 (Supplementary Terms).

The authority of the Supervisor: See part II of Article 21 (Supplementary Terms).

Agreement on the provision and expenses undertaking of the Supervisor's office and accommodation place at the Construction Site:

See part II of Article 21 (Supplementary Terms).

4.2         Supervision personnel

Chief Supervisory Engineer:

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Name: [***];

Title: Director;

Supervision engineer certificate No.: [***];

Tel: [***];

Email: [***];

Correspondence address: See part II of Article 21 (Supplementary Terms);

Other agreement on the Supervisor: See part II of Article 21 (Supplementary Terms).

4.4         Negotiation or Determination

If the Project Owner fails to reach an agreement with the Contractor through negotiation, the Project Owner grants the Supervisor permission through Authorisations to confirm the following:

(1) See part II of Article 21 (Supplementary Terms);

(2)/；

(3)/.

5            Quality of the Work

5.1         Quality Requirements

5.1.1     Special quality standards and requirements: None

×.

Agreement on engineering awards: See part II of Article 21 (Supplementary Terms).

5.3         Inspection on Concealed Work

5.3.2     The period agreement on the Contractor's advance Notice to the Supervisor about the Inspection on Concealed Work: See part II of Article 21 (Supplementary Terms)

____________________________________×__________________________________.

In the event that the Supervisor fails to perform the inspection on time, a written request for Adjourned should be submitted 8 hours in advance.

The maximum Adjourned should not exceed: 24 hours.

6            Safe and Civilized Construction and Environmental Protection

6.1         Safe and Civilized Construction

6.1.1     Agreement on the goal of Project safety production and relevant matters: See part

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II of Article 21 (Supplementary Terms)

____________________________________×__________________________________.

6.1.4     Special agreement on security protection: For details, please refer to the relevant requirements in chapter 1.4 the Agreement on Security and Fire Management of volume 1.

Agreement on the preparation of the security management plan of the Construction Site: This part should be included in the construction organization design submitted in prior to the commencement of the construction.

6.1.5     Civilized Construction

Contract parties' requirements for Civilized Construction: See part II of Article 21 (Supplementary Terms).

6.1.6     Agreement on the payment proportion and payment period of Safe and Civilized Construction Expenses: See part II of Article 21 (Supplementary Terms)

____________________________________×__________________________________.

7           Term and Schedule

7.1        Construction organization design

7.1.2     Submission and Modification of the Construction Organization Design

The period agreement on the Contractor's submission of the detailed construction organization design: Within 21 days after the signature of the Contract

____________________________________×__________________________________.

The deadline for the Project Owner and Supervisor to confirm or propose remark on amendments after the receipt of the detailed construction organization design:

See part II of Article 21 (Supplementary Terms)

×.

7.2        Construction Schedule

7.2.2     Revision on Construction Schedule

The deadline for the Project Owner and Supervisor to confirm or propose remark on amendment after the receipt of the amended Construction Schedule:

See part II of Article 21 (Supplementary Terms)

×.

7.3        Commencement

7.3.1     Preparations for the commencement

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The deadline for the Contractor to submit the review request on Project commencement: 7 days in prior to the Planned Commencement Date

____________________________________×__________________________________.

Other preparations for the commencement to be performed by the Project Owner and its deadlines: The provision of corresponding Drawings and Documents within 7 days after the signature of the Contract

____________________________________×__________________________________.

Other preparations for the commencement to be performed by the Contractor and its deadlines: None

____________________________________×__________________________________.

7.3.2     Commencement Notice

In the event that the Supervisor fails to issue the Commencement Notice which is attribute to the Project Owner's reason within    / days from the Planned Commencement Date, the Contractor is entitled to request price adjustment or terminate the Contract.

7.4        Surveying settingout

7.4.1     The deadline for the Project Owner to provide the Contractor with the surveying datum point, datum line, datum mark and their written Document through the Supervisor: See part II of Article 21 (Supplementary Terms)

____________________________________×__________________________________.

7.5        Delay

7.5.1     Delay of Term Due to the Fault of Project Owner

(7)        Other circumstances of Delay of Term Due to the Fault of Project Owner: See part II of Article 21 (Supplementary Terms)

×.

7.5.2     Delay of Term Due to the Fault of Contractor

The calculation of liquidated damages for overdue completion in consequence of the term delay attributed to the Contractor's reason is: As stipulated in the article 16.2 of special terms of the Contract.

The maximum amount of liquidated damages for overdue completion in consequence of the term delay attributed to the Contractor's reason is: See part II of Article 21 (Supplementary Terms)

____________________________________×__________________________________.

7.6        Adverse material conditions

Other situations of adverse material Conditions and related agreement: See part II of Article

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21 (Supplementary Terms)

____________________________________×__________________________________.

7.7        Exceptional adverse weather conditions

The Project Owner and the Contractor agree that the following Conditions can be considered to be extremely severe weather Conditions:

(1)        See part II of Article 21 (Supplementary Terms).

(2)        /.

(3)        /.

7.9        Incentive for early completion

7.9.2     Incentive for Early Completion: None

____________________________________×__________________________________.

8           Materials and Equipment

8.4        Custody and Use of Materials and Engineering Equipment

8.4.1     The expenses undertaking for keeping in custody materials and equipment supplied by the Project Owner: See part II of Article 21 (Supplementary Terms)

____________________________________×__________________________________.

8.6        Samples

8.6.1     Submission and Storage of Samples

Samples Document or Engineering Equipment required by the Contractor to submit Samples, and the type, name, specification, and quantity requirements of the Samples:

See part II of Article 21 (Supplementary Terms).

8.8        Construction equipment and temporary facilities

8.8.1     Expenses undertaking agreement on the temporary facilities: Borne by the Contractor

×.

9           Test and Inspection

9.1        Testing Equipment and Personnel

9.1.2     Testing Equipment

Test site to be configured at the Construction Site: According to the regulations issued by the administrative department in the Project location.

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Testing Equipment to be equipped at the Construction Site: To make the relevant national regulations Satisfied.

Other test Conditions required at the Construction Site: According to the General Terms of the Contract .

9.4        Site Process Test

Agreement on Site Process Test: according to the regulations issued by the administrative department in the Project location

____________________________________×__________________________________.

10         Changes

10.1      Scope of Changes

Agreement on Scope of Changes: See part II of Article 21 (Supplementary Terms)

____________________________________×__________________________________.

10.4      Valuation of Changes

10.4.1   Principle for Valuation of Changes

Agreement on the Valuation of Changes: See part II of Article 21 (Supplementary Terms)

____________________________________×_________________________________.

10.5      Reasonable proposals for Contractor

Time limit for the Supervisor to review the Contractor's rationalization proposal: 5 days

×.

The time limit for the Project Owner to review the Contractor's rationalization proposal: 5 days

×.

The incentive method and the amount for the rationalization proposal put forward by the Contractor to reduce the Contract Price or to increase the economic benefits of the Project: Negotiate separately.

10.7      Provisional valuation

For details of materials and Engineering Equipment for Provisional Valuation, please refer to Exhibit 11.

10.7.1   Provisional Valuation items Imperatively Requiring Tender According to Applicable Laws

The confirmation and Approvals of Provisional Valuation Project Imperatively Requiring Tender According to Applicable Laws shall be determined in the / way.

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10.7.2   Provisional Valuation items Not Imperatively Requiring Tender According to Applicable Laws

The confirmation and Approvals of Provisional Valuation Project Not Imperatively Requiring Tender According to Applicable Laws shall be determined in the / way.

The third method: the Provisional Valuation items implemented directly by the Contractor

The Agreement on the Provisional Valuation items directly implemented by the Contractor: See part II of Article 21 (Supplementary Terms)____________×________________________________________.

10.8      Provisional Sum

Contract parties' agreement on the use of the Provisional Sum: See part II of Article 21 (Supplementary Terms)____________________________________×_____________________________.

11         Price adjustment

11.1      Adjustment caused by market price fluctuations

Agreement on the effect of the fluctuation of market price on the adjustment of Contract Price: See part II of Article 21 (Supplementary Terms)

×.

The adjustment of the Contract Price in consequence of the fluctuation of the market price should be performed with the following 3rd method:

The 1st method: price adjustment based on price indexes.

Conventions on adjustable factors, fixed and variable weights, and basic price indices and their sources:

×.

The 2nd method: price adjustment using Expenses Information.

(2) Agreement on benchmark price: ×

×.

Special Contract terms ① As for the unit price of the material stated in the Priced Bill of Quantities or the Budget Document by the Contractor lower than the benchmark price: the excess price should be adjusted following the actual Conditions if the unit price of the material during the performance of individual terms of the Contract exceeds the benchmark price by more than ×% or decreases the unit price stated in Priced Bill of Quantities or Budget Document by more than ×%.

② Regarding the unit price of the material stated in the Priced Bill of Quantities or the Budget Document by the Contractor higher than the benchmark price: The excess price should be adjusted following the actual Conditions if the unit price of the material during

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the performance of individual terms of the Contract below the benchmark price by more than ×% or surpluses the unit price stated in Priced Bill of Quantities or Budget Document by more than ×%.

③         As for the Contractor's unit price of the material stated in the Priced Bill of Quantities or Budget Document is equal to the benchmark price: If the unit price of the material during the performance of the Special Terms of the Contract exceeds the benchmark unit price by more than ±×%, the excess portion should be adjusted based on the actual condition.

The third method: as for other price adjustment methods: See part II of Article 21 (Supplementary Terms)

____________________________________×_________________________________.

12         Contract price, measurement and payment

12.1      Form of Contract Price

1. Unit Price Contract.

The risk scope included in the comprehensive unit price: /

____________________________________×__________________________________.

Calculation method of risk expenses: /

____________________________________×__________________________________.

The adjustment method of the Contract Price outside the risk range: /

____________________________________×__________________________________.

2、       Lump Sum Contract.

The risk scope covered by the lump sum: See part II of Article 21 (Supplementary Terms).

The calculation method of risk expenses: See part II of Article 21 (Supplementary Terms).

The adjustment method of the Contract Price outside the risk range: See part II of Article 21 (Supplementary Terms).

3、       Other price calculation methods: /

____________________________________×__________________________________.

12.2      Advances

12.2.1   Payment of advance payment

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Proportion or amount of advance payment: See article 12.2.1-the proportion of advance payment in the Special Terms of the Contract of the Supplementary Terms.

The payment period of advance payment: Within 30 days after the satisfaction of prepayment payment article.

Method of withholding advance payment: See part II of Article 21 (Supplementary Terms).

12.2.2   Advance Payment Guarantee

Deadline for the Contractor to submit an Advance Payment Guarantee: See part II of Article 21 (Supplementary Terms).

The format of Advance Payment Guarantee: See part II of Article 21 (Supplementary Terms).

12.3      Measurement

12.3.1   Measurement principles

Rules for quantities calculation: See part II of Article 21 (Supplementary Terms).

12.3.2   Measurement period

Agreement on the measurement cycle: Measure monthly.

12.3.3   Measurement of the Unit Price Contract

Agreement on the measurement of Unit Price Contract: /.

12.3.4   Measurement of the Lump Sum Contract

Agreement on the measurement of the Lump Sum Contract: See part II, Article 21, Supplementary Terms.

12.3.5   If the Lump Sum Contract measures the payment with the payment breakdown statement, whether it can apply the convention stipulated in article 12.3.4 (Measurement on the Lump Sum Contract) for measurement: /.

12.3.6   Measurement of the contract with other price forms

Measurement methods and procedures for other price forms: / ______________×_______________.

12.4      Payment of progress payment

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12.4.1   Payment cycle

Agreement on payment cycle: See article 12.4.1-the convention on advance payment cycle in the Special Terms of the Contract of the Supplementary Terms.

12.4.2   Preparation of the application form of progress payment

The agreement on the preparation of the application form of progress payment: The Contractor is imperative to strictly comply with the format requirements on the application document for payment and settlement, together with their attachments issued by the Project Owner.

12.4.3   Submission of the application form of progress payment

(1)        The agreement on the submission of the application for the project payment in the Unit Price Contract: /.

(2)        The agreement on the submission of the application for the project payment in the Lump Sum Contract: See part II of Article 21 (Supplementary Terms).

(3)        The agreement on the submission of the application for the project payment in other format of the Contract: / ______________×_______________.

12.4.4   Progress payment review and payment

(1)        The deadline for the Supervisor to review the project payment and submit it to the Project Owner: 7 days ______________×_______________.

Deadline for the Project Owner to complete the Approval and issue the project payment certificate: See part II of Article 21 (Supplementary Terms)

×.

(2)        Deadline for the Project Owner to pay the project payment: See Article 12.4.4 Deadline for the Project Owner to pay the project payment in the Special Terms of the Supplementary Terms.

The calculation method of the liquidated damages for the overdue payment of the progress payment by the Project Owner: following paragraph 16.1.2(1) of the Special Terms of the Contract.

12.4.6   Preparation of Payment Breakdown Statement

2、       Preparation and Approval of the payment breakdown statement in the Lump Sum Contract : /_×_.

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3、       Preparation and Approval of the payment breakdown statement for the lump sum items in the Unit Price Contract : /

____________________________________×_________________________________.

13         Acceptance and engineering trial run

13.1      Acceptance of sub-contractual work

13.1.2   In the event that the Supervisor fails to perform the acceptance on time, it shall submit a written request for Adjourned 24 hours in advance.

The maximum extension period: 48 hours.

13.2      Acceptance inspection upon completion of the Work

13.2.2   Procedure of Completion Acceptance

Agreement on Procedure of Completion Acceptance: See part II of Article 21 (Supplementary Terms)

____________________________________×_________________________________.

Calculating method of liquidated damages under the circumstance that the Project Owner fails to perform completion acceptance and issue Project acceptance certificate following relevant agreement:

No liquidated damages.

13.2.5   Handover and receipt of all and part of the projects

The deadline for the Contractor to handover the Project to the Project Owner: Within (7) days after the Approval of acceptance inspection upon completion of the work.

In the event that the Project Owner fails to receive all or part of the Project as agreed in this Contract, the calculation method of liquidated damages: No liquidated damages.

____________________________________×_________________________________.

In the event that the Contractor fails to handover the Project on schedule, the calculation method of liquidated damages is: RMB 200,000 compensation for liquidated damages for each day lag

____________________________________×_________________________________.

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13.3      Engineering trial run

13.3.1   Trial run procedures

Engineering trial operation includes: /

____________________________________×_________________________________.

(1)        The expenses for non-load trial run for each single unit shall be borne by /;

(2)        The expenses for non-load interlocking trial run for each single unit shall be borne by /.

13.3.3   Commissioning

Agreement on matters related to commissioning: /

____________________________________×_________________________________.

13.6      Demobilization after the completion

13.6.1   Demobilization after the completion

Deadline for Contractor's demobilization: See part II of Article 21 (Supplementary Terms).

14         Completion settlement

14.1      Completion Payment Application

Deadline for the Contractor to submit an Completion Payment Application: Within 60 days after the issuance of the Project acceptance certificate

×.

The Completion Payment Application should include: See part II of Article 21 (Supplementary Terms)

×.

14.2      Approval of completion settlement

The deadline for the Project Owner to approve the Completion Payment Application: See part II of Article 21 (Supplementary Terms).

The deadline for the Project Owner to complete the completion payment: 30 days.

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The method and procedure for the review on the objection part of the completion payment certificate: See part II of Article 21 (Supplementary Terms).

____________________________________×_________________________________.

14.4      Final Settlement

14.4.1   Final Settlement Application

The number of copies of the Final Settlement Application submitted by the Contractor: In four copies and one electronic copy.

The deadline for the Contractor to submit the Final Settlement Application: Within 30 days after the issuance of the Defects Liability Release Certificate.

14.4.2   Final Settlement Certificate and payment

(1)        The deadline for the Project Owner to complete the review on the Final Settlement Application and issue the Final Settlement Certificate: Please refer to the Supplementary Terms

Article 14.4.2 of Special Terms of the Contract -deadline for the Project Owner to complete the Approval of the Final Settlement Application and issue the Final Settlement Certificate;

(2)        Deadline for the Project Owner to complete the payment: 30 days.

15         Defects Liability Period and Warranty

15.2      Defects Liability System

The specific period of defects liability period: See part II of Article 21 (Supplementary Terms).

15.3      Quality Deposit

Agreement on whether to withhold Quality Deposit: Yes

×.

Before the completion of the Project, if the Contractor provides performance guarantee following article 3.7 of the Special Terms of the Contract, the Project Owner shall not reserve the Project Quality Deposit at the same time.

15.3.1   Methods for the Contractor to provide the Quality Deposit

The Quality Deposit shall be provided in terms of the second way listed as follows:

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(1)         Guarantee letter of Quality Deposit with the guarantee amount of/;

(2)         3% of the Project payment;

(3)         Other methods: /;

15.3.2   Detention of Quality Deposit

The Detention of Quality Deposit should be performed in the second way listed as follows:

(1)         The Quality Deposit can be detained with the progress payment successively. In this case, the calculation base of the Quality Deposit shall not include the payment, deduction and price adjustment amounts of the advance payment;

(2)        The Quality Deposit shall be detained in a lump sum upon the construction completion;

(3)        Other ways for detention: ×.

Supplementary agreement on Quality Deposit: See part II of Article 21 (Supplementary Terms)

×.

15.4      Warranty

15.4.1   Warranty liability

The Warranty Period: See part II of Article 21 (Supplementary Terms).

15.4.3   Notice of repair

Reasonable time for the Contractor to receive the warranty Notice and to arrive at the Project Site: See article 15.4.3-reasonable time in the Special Terms of the Contract of the Supplementary Terms.

16         Default

16.1      Breach by the Project Owner

16.1.1   Breach by the Project Owner

Other circumstances of the Project Owner's Default: See part II of Article 21 (Supplementary Terms).

16.1.2   Liabilities for breach by the Project Owner

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Methods of bearing and calculation of liabilities for breach by the Project Owner:

(1)         The Default liability for the failure of the issuance of commencement Notice within 7 days prior to the Planned Commencement Date attributed to the Project Owner's reason:

/_____________________________________________________________________；

(2)         The Default liability for the failure to pay the Contract Price attribute to the Project Owner: See part II of Article 21 (Supplementary Terms).

(3)         The Default liability for the Project Owner to breach the provisions of Paragraph 2 of Article 10.1 (Scope of Changes) and to performs the cancelled work at its own or through the entrust of other parties: /.

(4)         The Default liability for the failure of the specification, quantity or quality of the materials and Engineering Equipment provided by the Project Owner to conform to the Contract, or for the late delivery or the change of delivery place attribute to the Project Owner: See part II of Article 21 (Supplementary Terms).

(5)         The Default liability for the suspension of the construction attributed to the Project Owner's breach of the Contract: See part II of Article 21 (Supplementary Terms).

(6)         The Default liability for the Contractor's failure to resume the construction in consequence of the absence of resumption instruction from the Project Owner within the agreed period and without any proper reason: /.

(7)         Others: See part II of Article 21 (Supplementary Terms).

16.1.3   Termination due to breach by the Project Owner

The Contractor is entitled to terminate the Contract in the event that the purpose of the Contract can not be achieved in consequence of the Project Owner's failure to rectify its Default after the agreed / days suspension of the Contractor's construction following article 16.1.1 (Project Owner's default)

16.2      Default by the Contractor

16.2.1   Default by the Contractor

Other circumstances of the Contractor's Default of Contract: See part II of Article 21 (Supplementary Terms).

16.2.2   Liabilities for default by the Contractor

The undertaking and calculation method of the Contractor's Default liability: See part II of

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Article 21 (Supplementary Terms)

____________________________________×_________________________________.

16.2.3   Termination due to default by the Contractor

Special agreement on the termination of the Contract in consequence of the Contractor's Default: See part II of Article 21 (Supplementary Terms)

×.

The payment of the expenses arising from the Project Owner's continuous use of the Contractor's materials, equipment, Temporary Work, Document and other Document prepared by the Contractor or on his behalf at the Construction Site: See part II of Article 21 (Supplementary Terms)

×.

17         Force majeure

17.1      Confirmation on Force Majeure

Except for the force majeure event stipulated in the General Terms of the Contract, other circumstances deemed to be force majeure: See part II of Article 21 (Supplementary Terms)

____________________________________×_________________________________.

17.4      Contract dissolution due to Force Majeure

After the Contract is terminated, the Project Owner shall complete the payment of its payables within / days after the negotiation or determination of the Project Owner's payables.

18         Insurance

18.1      Project Insurance

Special agreement on Project insurance: See part II of Article 21 (Supplementary Terms).

18.3      Other insurance

Agreement on other insurances: /.

Whether the Contractor should purchase Insurance for its Construction Equipment, etc: The Contractor shall consider it at its discretion

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____________________________________×_________________________________.

18.7      Notification Obligation

Agreement on Notification Obligation on the change of Insurance Contract: Following the General Terms of the Contract

____________________________________×_________________________________.

20         Dispute Resolution

20.3      Dispute review

Whether the Contract parties agree to submit the engineering Dispute to the Dispute review panel for decision: Disagree

____________________________________×_________________________________.

20.3.1   Determination of the dispute review panel

Determination of Dispute review panel Members: /.

The time limit for selecting Dispute assessors: /.

The method for payment to Dispute review panel Members: /.

Agreement on other matters: /.

20.3.2   Decision of the dispute review panel

The agreement by the Contract parties on this section: /.

20.4      Arbitration or litigation

Disputes arising from the Contract and other relevant matters shall be settled in the second way listed as follows:

(1) Apply to × arbitration commission for arbitration;

(2) Submit to people's court with jurisdiction over the Project location for litigation.

/stamp/ /stamp/

21        Supplementary Terms

Article 3.5.2 of Special Terms of the Contract-Professional Work Allowed to Be Subcontracted include pile foundation, foundation pit support, earthwork, steel structure and others. All subcontract of professional work should be approved by the

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Project Owner.

Article 3.5.2 of Special Terms of the Contract- Other Agreement on Subcontract: the qualification of the Subcontractors should meet the requirements of national regulations on construction qualification, and be agreed by the Project Owner

Article 12.2.1 of Special Terms of the Contract-Portfolio and Sum of Advance Payment: 3% (including 60% of the Safe and Civilized Construction Expenses) of the Contract Price (deducted from the Provisional Valuation of the professional work, material, and Engineering Equipment, together with the Provisional Sum of the material and the equipment)

Article 12.4.1 of Special Terms of the Contract-Agreement on Payment Cycle: (1) The Contractor is responsible for the work within its scope, and the Project Owner should make the payment of 75% of the monthly qualified completed quantities

The amount of monthly project payment = the value of monthly completed works × 75% - deductible advance payment - the amount that the Project Owner is entitled to deduct following the Contract

"The value of completed qualified quantities" refers to the following amounts approved by the Project Owner:

A. The expenses of sub-contractual work and expenses of specific items with the fixed unit price: measured and approved following the completed quantities (i.e. corresponding quantity specified in the bill of quantity) in the current period and the Contract;

B. The expenses of specific items with a fixed total price: the expenses of completed specific items with fixed total price in the current period = the total expenses of specific items with fixed total price in the Contract Price × (the expenses of the completed sub-contractual work in the current period ÷ the total expenses of sub-contractual work in the Contract Price);

To avoid any doubt, if the Project Owner fails to deduct the amount that it is entitled to deduct following the Contract in the current progress payment, it shall not lose the right to claim deduction or compensation from the Contractor.

(2)        80% of the Contract Price measured and approved by the Project Owner should be paid upon the Approval of the Project completion acceptance

(3)        85% of the measured and approved Contract price by the Project Owner shall be paid upon the Contractor's obtain of project acceptance certificate and the record certificate of overall completion acceptance.

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(4)        After the completion of the Project, the Project Owner shall, within 30 days upon the issuance of the completion payment certificate and the handover of all completion materials and receipt of corresponding invoices by the Contractor, pay 97% of the completion settlement price ("completion payment"); The remaining 3% of the completion settlement price shall be deemed as the Quality Deposit, which shall be returned to the Contractor without interest after the expiration of the Defects Liability Period and within 30 days from the date of issuance of the Final Settlement Certificate if there is no quality problem.

(5)        Progress payments for Professional Subcontracted Projects / Special Supply Items shall be paid following the schedule and proportion agreed in corresponding professional subcontracts / special supply contracts. For details, please refer to the Article 10.7.8 of Special Terms of the Contract.

(6)        The PC service fee shall not be paid in the progress payment, and shall be paid at the completion settlement price on the premise that the Contractor has fulfilled the PC service obligations as agreed in the Contract.

/stamp/ /stamp/

(7)        The increased price due to the change shall be paid in the settlement for completion (but the Deduction for change may be deducted in full from the project payment).

(8)        The Contractor should issue an equivalent legal and valid VAT (special) invoice with a tax rate of (9%) prior to the Project Owner's payment of the relevant project payment including advance payment to avoid ambiguity; otherwise, the Project Owner is entitled to refuse to make the payment, and bear no liability for overdue payment or other liabilities

The article 12.4.4 of Special Terms of the Contract- Deadline for the Project Owner to Pay the Progress Payment: within 30 days from the issuance of the project payment certificate and the receipt of the equivalent invoice

The article 14.4.2 of Special Terms of the Contract- Deadline for the Project Owner to Approve Final Settlement Application and Issue Final Settlement Certificate: The Project Owner shall complete its review within (30) days after the Supervisor receives the Final Settlement Application and the Supervisor will issue Final Settlement Certificate signed and confirmed by the Project Owner to the Contractor

The article 15.4.3 of Special Terms of the Contract- Rational Time: See part II of Article 21 (Supplementary Terms)

Others: Part I: Supplementary Terms of Contract agreement

In case of any conflict or discrepancy between the Contract agreement and the

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provisions of this section, the provisions of this section shall prevail.

The parties hereby, following the provisions of Contract Law of People's Republic of China, Construction Law of the People's Republic of China and other relevant laws, comply with the principles of equality, free will, fairness and honesty, mutually agree upon the construction and relevant matters of TAL Zhenjiang Education Base Phase I Construction Project and reach the following agreement:

I.          Project Overview

1.         Project Name: TAL Zhenjiang Education Base Phase I Construction Project

2.         Project Location: in the north block of Dongchunhui Road, Zhihui Avenue, Zhenjiang New District, adjacent to Zhihui Avenue in the west, Chunhui Road in the south, and The National University Science Park in the east.

3.         Project Approval No.: Zhen Xin Shen Pi Fa Gai [2019] No.130

4.         Source of fund: Self-raised fund.

5.         Project content: See Contracting scope. The total Building Area is about 222,729.91 square meters.

6.         Contracting scope:

6.1       Earthwork, pile foundation construction, foundation treatment, dewatering and drainage, foundation pit support, main structure, masonry, steel structure, waterproofing, roofing, exterior wall and interior decoration, outdoor work, and others for TAL Zhenjiang Education Base Phase I Construction Project. For details, please refer to comparison and selection Document-volume 2-chapter 1- article 1.1 general contracting scope, and article 1.2 The division of the work interface, Drawings and Bill of Quantities, chapter II of the comparison and selection Document.

6.2       The management of the Project (including Professional Subcontracted Projects, Special Supply Items and other subcontracted Projects and supply items) and Independent Contracted Projects until the handover of the Entire Project to the Project Owner.

II           Contract Term

2.1       Planned Commencement Date: Nov 10, 2019 (the Actual Commencement Date should comply with the article 7.3.2).

2.2       Planned Completion Date: May 18, 2022.

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Total calendar days: 921 days. If the term total calendar days are inconsistent with those calculated by the above-Planned Commencement Date and Completion Date, the term total calendar days shall prevail.

2.3       The term control node of the general contracting Project (subject to the completion time of the last unit)

The completion date of the foundation base plate of the basement is A + 239 calendar days;

The completion date of the basement at the elevation ± 0. 000 is A + 312 calendar days;

The structure completion date and the acceptance Approval of main structure is A + 531 calendar days;

The date of electromechanical mobilization and installation is: A + 378 calendar days;

The electromechanical completion time: A + 725 calendar days;

The mobilization and installation time of the facade curtain wall work is A + 378 calendar days;

The completion time of the facade curtain wall work is A + 657 calendar days;

The mobilization time of the fine decoration work is: A + 588 calendar days;

The completion time of the fine decoration work is: A + 867 calendar days;

The official power-on time is: A + 796 calendar days;

The completion time of the system commissioning and acceptance is: A + 842 calendar days;

The Approval time for obtaining fire acceptance is A + 867 calendar days;

The acceptance Approval time of the quality supervision station is: A + 902 calendar days;

The handover-to-the Project Owner time is A + 921 calendar days.

Note: A refers to the Actual Commencement Date (following the article 7.3.2 of the Contract clause).

The total construction term refers to the period for the satisfaction of actual completion

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standard for the entire Project including all Professional Subcontracted Projects such as main body, installation, decoration and fire protection.

III          Quality requirements

The Project quality should meet the following qualification requirements (1) the Unified Standard for Constructional Quality Acceptance of Building Engineering (GB50300-2013), (2) the technical requirements and the requirements of the construction process in the Contract, (3) pass the one-time completion acceptance at a 100% rate, and (4) ensure that the 1 # plot is awarded Yangtze Cup and that the entire project meets the national standards of the two-star green building and smart construction site.

IV         Contract Price and Form of Actual Price

1.         Contract price is:

(In words) One billion, four hundred and twenty-four million, one hundred and ninety-two thousand, six hundred Yuan and forty-six cents only (￥1,424,192,600.46);

Wherein, the Contract amount excluding VAT is [￥1,306,598,716.00], and VAT is [￥117,593,884.46] at a rate of [9]%.

The above VAT rate and VAT amount are provisional. If the VAT rate applicable to the Contract according to the law is adjusted due to the change of national tax policy during the process of actual payment, for the unpaid part, the value-added tax amount will be determined according to the adjusted tax rate, but the contract amount excluding the value-added tax shall not be affected. For the avoidance of doubt, the Contractor confirms that all taxes (excluding VAT) related to this Contract have been included in the contract amount excluding VAT and shall be borne by the contractor. For the contract amount excluding VAT, no adjustment will be made due to the change of tax (fee) type, tax (fee) rate, tax (fee) base and other factors. If the increase of tax (excluding VAT) is caused by the change of national tax policy, the Contractor shall bear such expenses.

(1)        Safe and Civilized Construction Costs:

(In words) Eighteen million, three hundred and twenty-eight thousand, two hundred and thirty-nine Yuan and thirty-five cents only (￥18,328,239.35);

(2)        The Provisional Valuation of material and Engineering Equipment: /

In words /;

(3)        The provisional valuation of the professional project:

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(In words) Eight hundred and sixty-seven million, one hundred and ninety-two thousand, six hundred Yuan and forty-six cents only (￥867,192, 600.46);

(4)        Provisional Sum: /

In words /.

2.         Contract Price form: fixed Lump Sum Contract.

The General Contracting Construction Management Fees and cooperation Fees (General Contracting Service Expenses) is RMB 86,719,26.00 as a fixed lump sum price (but the included management cooperation fee for fine decoration subcontract is RMB 3,911,648.34 as a provisional amount, and the final amount shall be determined by multiplying the Settlement Amount of the fine decoration subcontracted work by a rate of 1%).

3.         The amount for the Contractor's self-construction work refers to the remaining part after deducting the Deduction of the Provisional Valuation of materials, Engineering Equipment, and professional work from the Contract Price, with the amount of RMB five hundred and fifty-seven million Yuan (￥557,000,000.00). Wherein, the amount excluding VAT is RMB 511,009,174.31 and the VAT (￥45,990,825.69) is at the rate of (9)%.

V          Project leader

The Contractor's Project leader: [***]

VI         Contract Documents

For the composition and priority description of the Contract Documents, please refer to Article 1.5 of the Contract terms.

VII        Covenants

1.         The Project Owner shall undertake to pay the Contract Price in terms of the time and method stipulated in the Contract.

2.         The Contractor undertakes to organize to complete project construction as provided in laws and this Contract, assure project quality and safety, not to subcontract in whole and illegally subcontract in part and undertake corresponding project maintenance responsibilities in the defect liability period and warranty period.

VIII        Meaning of Expressions

The words and expressions in the agreement have the same meanings as are

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respectively assigned to them in the terms and Conditions of Contract.

X          Place of Execution

The Contract is signed on the 15F, Danleng SOHO, No. 6 Danleng Street, Haidian District, Beijing.

IX         Signing Date

The Contract is signed on December 11, 2019.

XI         Supplementary Agreements

Other matters not covered herein shall be made into supplementary agreements by the parties separately, which shall be an integral part hereof.

XII        Effectiveness

This Contract shall come into effect after being signed by the Legal Representative or entrusted agents of both parties and affixed with the Company Seal of both parties.

XIII       Counterparts

This Contract is in ten copies, with the Project Owner holding three copies and the Contractor holding seven copies, having the same legal validity.

Part II: Supplementary Terms of Contract terms (including Exhibit I to III)

If other Special Terms of the Contract (except for part 1 and part 2 of Article 21 of the Special Terms of the Contract and Exhibits) and General Terms of the Contract are in conflict or inconsistent with the second part, the contents of this second part shall prevail.

1.         General provisions

1.1       Definitions

1.1.1    Contract

The Articles 1.1.1.1, 1.1.1.3, 1.1.1.4, 1.1.1.5 and 1.1.1.10 of the General Terms of the Contract are amended as follows:

1.1.1.1 Contract Documents (or the Contract): means the contract documents as agreed in Article 1.5 of the Special Terms of the Contract.

1.1.1.3 Notification of Award: means the letter from the Project Owner notifying the Contractor of being selected. The "Bid-winning Notice" referred to in the General Terms of the Contract shall be replaced with "Notification of Award".

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1.1.1.4 Reply to Comparison and Selection: means the reply letter in respect of the comparison and selection completed and signed by the Contractor and forming a part of the Contract Documents. The "Bid Letter" referred to in the General Terms of the Contract shall be replaced with "Reply to Comparison and Selection".

1.1.1.5 Schedule of the Reply to Comparison and Selection: means the schedule attached to the Reply to Comparison and Selection and forming a part of the Contract Documents. The "Schedule to the Bid Letter" referred to in the General Terms of the Contract shall be replaced with the "Schedule of the Reply to Comparison and Selection".

1.1.1.10 Other Contract Documents: other documents confirmed by both parties to form part of the contract.

1.1.2    Parties to the Contract and other Related Party

1.1.2.2 Project Owner: hereinafter also referred to as "Owner", "Employer" or "Party A". The three expressions have the same meaning herein and Party A/Project Owner/Owner means TAL Education Technology (Jiangsu) Co., Ltd.

1.1.2.4 Supervisor:

Name: Yutian Engineering Consulting Group Co., Ltd

Qualification category and level: integrated qualification for engineering supervision

Tel: [***]

Email: [***]

Mailing address: No.88 South Xingmin  Road, Science Park, Jiangning District, Nanjing (南京市江宁区科学园兴民南路88号)

1.1.2.5 Designer:

Name: Architects & Engineers Co., Ltd of Southeast University (东南大学建筑设计研究院有限公司)

Qualification category and level: class A

Tel: [***]

Email Address:

Mailing address: No. 2 Sipailou Street, Nanjing (南京市四牌楼2号)

The following should be added following Article 1.1.2.91 of the General Terms of the Contract:

1.1.2.10 Professional Subcontractor: means the Subcontractor selected by the Project Owner by bidding or other legal means. The projects carried out by the Professional

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Subcontractors are the Professional Subcontracted Projects.

1.1.2.11 Special Supplier: means the supplier selected by the Project Owner by bidding or other legal means. The materials and engineered equipment supplied by the Special Suppliers are the Special Supply Items.

1.1.2.11 Independent Contractor: means any party who directly executes the construction contracting contract with the Project Owner and is responsible for the other work in relation to the project. The constructions carried out by the Independent Contractor are Independent Contracted Projects.

1.1.2.12 Independent Supplier: means any party who directly executes the goods supply contract with the Project Owner and is responsible for the supply of equipment and materials in relation to the project. The materials and engineered equipment supplied by the Independent Suppliers are the Independent Supply Items.

1.1.2.13 Project Management Company (PM):

Name: Cushman & Wakefield (Shanghai) Co., Ltd. (戴德梁行房地产咨询(上海)有限公司)

Qualification category and level:

Contact number:

Email Address:

Mailing Address: 42/F, Tower 2,  Henglong Plaza, 1366 West Nanjing Road, Shanghai, China (中国(上海)南京西路1366号恒隆广场2座42楼)

The Project Management Company will exercise its power to manage the project to the extent as authorized by the Project Owner during the performance of the Contract. Except for the urgent quality and safety issues of the project that require for the instructions from the Project Management Company first, any instruction, opinion, clarification, notice, letter or other document or act sent or made to the Contractor by the Project Management Company during the provision of services that may affect the rights or obligations of the Project Owner shall be reviewed and confirmed by the Project Owner in writing in advance. Especially, the Project Management Company has no right to sign, modify or cancel any contract or similar documents with the Contractor as a representative or agent of the Project Owner, nor to reduce or relieve any responsibilities or obligations of the Contractor.

1.1.2.14 Construction Cost Consultant:

Name: Joincore Engineering Consulting Co., Ltd. (捷宏润安工程顾问有限公司)

Qualification category and level: class A

Contact number:

Email Address:

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Mailing Address: 13/F, Phoenix Herui Tower, 389 South Taiping Road, Nanjing (南京市太平南路389#凤凰和睿大厦13楼)

1.1.3    Works and equipment

1.1.3.7 Other sites that are part of the construction site include None.

1.1.3.9 Permanent land occupation includes None.

1.1.3.10 Temporary land occupation includes: areas inside the boundary lines on the construction site and the Contractor shall consider the expenses increased due to the site on its own.

The following should be added following Article 1.1.3.10 of the General Terms of the Contract:

1.1.3.11 Entire Project/Project: means all of the engineering involved in TAL Zhenjiang Education Base Phase I Construction Project, including the Project (including Professional Subcontracted Projects, Special Supply Items and other subcontracted projects and supply items), and Independent Contracted Projects.

1.3       Laws

Other normative documents applicable to the Contract:

The Contract Law of the People's Republic of China, the Construction Law of the People's Republic of China, the Bidding Law of the People's Republic of China, Implementation Rules of the Biding Law of the People's Republic of China, Regulation on the Quality Management of Construction Projects, Implementation Rules of Regulations on VAT of the People's Republic of China, relevant laws, regulations, rules and normative documents published by the Ministry of Construction, Jiangsu Province and Zhenjiang Municipality.

1.4       Standards and specifications

1.4.1    Standards and specifications applicable to the Project: standards and specifications adopted following design documents and relevant regulations of the State, province and municipality.

1.4.1.1 The Contractor shall select, optimize and specify in writing all standards, specifications and rules required for project construction within 7 days after the Contract is valid, submit the same to the Project Owner for review at the expense of the Contractor. Such review by the Project Owner shall not be deemed as agreeing on the standards, specifications and rules provided by the Contractor, or exempt the Contractor's responsibility to supplement and revise the error or omission in the standards, specifications and rules or reduce or exempt any liability from being undertaken by the Contractor according to the Contract or laws and the Project Owner may continue to request the Contractor to further optimize, revise or supplement the standards, specifications and rules required for project construction based on actual situations of the Project.

1.4.1.2 If the Contractor fails to select, optimize, revise or supplement standards,

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specifications and rules within the specified time limit and still fails to submit the foregoing materials within 3 days after reminded by the Project Owner, the Project Owner may complete the foregoing task on its own at the expense of the Contractor and the Contractor undertakes to comply with and strictly implement any standards, specification or rules reviewed, revised or accepted by the Project Owner.

1.4.1.3 Among the same type of standards, specification and rules, the Contractor shall choose the latest version or latest published version. If the standards, specifications, rules and contract drawings stipulated herein has controversy or conflict with the standards, specifications and rules published by the State or the place where the project is located, with respect to quantity the drawings shall prevail, the quality requirements/ process standards shall be chosen based on the following principle and the Contractor shall not propose to increase the cost or extend the term for this reason:

(1)        If the quality requirements/process standards in the standards, specifications or rules stipulated in the contract drawings or the Contract are lower than the State/regional standards, the State/regional standards shall prevail;

(2)        If the quality requirements/process standards in the standards, specifications or rules stipulated in the contract drawings or the Contract are higher than the State/regional standards, the quality requirements/process standards in the standards, specifications or rules stipulated in the contract drawings or the Contract shall prevail;

(3)        If the quality requirements/process standards in the standards, specifications or rules stipulated in the contract drawings or the Contract have controversy or conflict with the State/regional standards, on the basis of satisfying the State/regional standards, the higher or stricter rules shall be implemented.

1.4.2    Name of the foreign standards and specifications provided by the Project Owner: Not applicable;

Copies of foreign standards and specifications provided by the Project Owner for: /;

Name of the international standards and specifications provided by the Project Owner: /.

1.4.3    Special requirements of the Project Owner on the technology standards and functional requirements for the project: /

1.5       Order of precedence of the Contract Documents

This Article of the General Terms of the Contract is amended as follows:

The composition and order of precedence of the Contract Documents are as follows:

(1)        Part I Supplementary terms to the Contract, Article 21, Special Terms of the Contract Agreement;

(2)        Contract Agreement;

(3)        Notification of Award;

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(4)        Part II: Supplementary terms to the Contract, Article 21, Special Terms of the Contract;

(5)        other Special Terms of the Contract (except for part I and part II of Article 21 of the Special Terms of the Contract);

(6)        General Terms of the Contract;

(7)        Technical Standards and Requirements;

(8)        Drawings;

(9)        Priced Bill of Quantities;

(10)      Document of Comparison and Selection;

(11)      Reply to Comparison and Selection;

(12)      other Contract Documents.

For the Contract Documents of the same order of precedence, the latest version or the latest issued shall prevail.

With respect to the construction quality, if there is any conflict or discrepancy between the drawings and the technical standards and requirements or other Contract Documents, unless otherwise instructed by the Project Owner, the stricter standards shall prevail.

If there is any ambiguity, contradiction or inconsistency between different Contract Documents, between different parts of the same Contract Document, or in any contract itself, and the order of precedence above is still insufficient to clarify, unless otherwise agreed in the Contract, the clarification or description made by the Project Owner shall prevail.

Any supplementary agreements, meeting minutes, memo and other documents signed and affixed with company seals by the Parties hereto during the performance of the Contract shall also be an integral part of the Contract Documents, and the order of precedence thereof shall be determined according to its content and relationship with other Contract Document.

Any self-drafted conditions or descriptions in the materials submitted by the Contractor during the comparison and selection period that are inconsistent with any document for comparison and selection, and any inquiry or reply made by the Contractor in the clarification and question answering that compromises the Project Owner's rights or increase the responsibilities and obligations of the Project Owner in comparison with the documents for comparison and selection, unless expressly accepted by the Project Owner in writing in the Contract Documents, shall be null and void.

Besides, the technical documents, such as construction organization design, construction progress plan and the model and parameters of the relevant equipment and materials, submitted by the Contractor during the comparison and selection period or after being selected is the unilateral undertaking made by the Contractor to the

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Project Owner and is not binding upon the Project Owner, and the Project Owner shall have the right to request the Contractor to modify the same according to the Contract Documents and the actual construction needs, and such technical documents shall not be implemented before being reviewed and approved by the Project Owner.

1.6       Drawings and Contractor's documents

1.6.1    Provision of drawings

The time limit for the Project Owner to provide drawings to the Contractor: Within 7 days after the signature of the contract;

The number of copies of drawings provided by the Project Owner to the Contractor: six sets (including four sets of as-completed drawings); Where the Contractor requires for additional sets of drawings, the Contractor shall copy the same by its own and at its own cost.

The contents of the drawings provided by the Project Owner to the Contractor: All disciplines within the scope of the tender.

1.6.2    Errors in the Drawings

This Article of the General Terms of the Contract is amended as follows:

Before the commencement of construction, the Contractor shall review the accuracy and completeness of drawings in combination with the Contract Documents, specifications and other information, data and materials provided by the Project Owner, so as to ensure there is no error or conflict in the drawings. Upon discovery of any error or conflict, the Contractor shall immediately notify the Supervisor and the Contractor, and may attach thereto the proposals or programs for modification of such errors or conflicts and the impact of such proposals or programs on the contract price; however, notwithstanding whether the Contractor has such proposals or conflicts or not, the Contractor shall implement according to the instructions and decisions of the Project Owner. The Contractor shall discover the errors and conflicts (including but not limited to the errors and conflicts of positioning, elevation and size, materials and processes that will cause construction obstacles or quality defects, and other non-compliant situations) that can be found by a Contractor with rich experience and inform the Project Owner of the same without any delay. If the Contractor fails to discover such errors and conflicts or fails to promptly inform the Project Owner of the same upon its awareness, the Contractor shall bear the liability according to the following provision: (1) if the Contractor has not commenced the construction according to the drawings with errors or conflicts that should be but not found by the Contractor, and the Project Owner has found such errors or conflicts in the drawings, the Contractor shall immediately implement as instructed and decided by the Project Owner and has no right to claim for additional costs and/or extension of the construction period; (2) if the Contractor has commenced the construction according to the drawings with errors or conflicts that should be but not found by the Contractor, the Contractor shall be liable to the demolition costs, the extension of the construction period and other losses from the relevant change or rectification to the extent of its fault. Where the Contractor fails to perform its obligations under this section, bringing losses to the Project Owner, the Contractor shall make compensation therefor.

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1.6.4    Contractor's documents

Documents to be provided by the Contractor include:

1、       revised construction organization design, construction schedule (including temporary water supply and drainage and power supply design, construction master plan);

2、      earth excavation, maintenance of the structure of foundation pit, support mould and other special construction design;

3、       Form of Compliance of On-site Management Personnel;

4、       design development drawings (as provided in Article 1.6.6), the cost for which has been included in the contract price;

5、       necessary documents required by the Project Owner or Project Owner's Representative.

The time limit for the provision of the document by the Contractor is: Within 21 days after the signature of the contract;

Copies of documents provided by the contractor: Three;

The format of the document provided by the contractor: Hard copy and electronic version, delivered in person;

The time limit for the Project Owner to review the contractor's document: Within 15 days after the receipt of the document.

1.6.5    Preparation of Site Drawings

Provision on the preparation of site drawings: The Contractor shall keep a whole set of Contract Documents (including Contract, drawings stamped and approved by drawing examination centre, standards/specifications/rules provided herein) and any instruction, additional drawing, supplementary standards/specifications/rules signed and issued by the Project Owner after the commencement of construction on the construction site so that the Project Owner, Project Owner's Representative, Project Management Company's Representative, Supervisor and its Authorized Representative may refer to such documents at any time. The Contractor shall fix all drawings and tables on hard board or store the same suitably and orderly. In case of damage or loss of the foregoing documents for a reason not attributable to the Project Owner, the liability shall be undertaken by the Contractor.

The following should be added following Article 1.6.5 of the General Terms of the Contract:

1.6.6    Detailed design

The Contractor shall, on the basis of the drawings provided by the Project Owner, elaborate and promptly deliver the detailed design drawings and the node diagram and

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detail drawings according to the Contract Documents, professional requirements, national, local and industrial specification and standards. The Project Owner shall deliver one copy of detailed design drawings list and the completion schedule to the Supervisor for its review within 14 days after the execution of the Contract, and each detailed design in such schedule shall be completed within sufficient period before the commencement of relevant construction. After its review, the Supervisor shall report the same to the Project Owner for approval, and the Contractor shall implement according to the schedule approved by the Project Owner.

The Contractor shall be responsible for the accuracy and completeness of the detailed design drawings, even if the Supervisor, the Project Owner or the designer has reviewed and approved such drawings and affixed company seal thereon, the Contractor shall not be reduced or exempted the Contractor from the responsibilities for conducting construction in strict compliance with the Contract Documents in any aspect; especially, such review and approval shall not be construed as (1) any violation against the Contract Documents; (2) reducing or exempting the Contractor from the responsibility for mistakes in any node diagram or size; (3) breach of any drawings and instructions previously provided by the Project Owner; and (4) reducing or exempting the Contractor from the responsibility for the coordination and cooperation between the processes, Professional Subcontractor and Independent Contractor. The Project Owner may reject, approve or require amendments to the detailed design drawings delivered by the Contractor. If such detailed design drawings are rejected or required for amendments due to any defects, the Contractor must modify the same as required and re-deliver the modified drawings for approval, but is not entitled to any additional costs and/or extension of the construction period.

1.6.7    Coordination and integration of drawings

The Contractor shall be responsible for the coordination and integration of all drawings of each speciality within the scope of the Project, resolving the conflicts among the engineer position of each speciality, checking the compatibility of the adjacent or related M&E equipment, and developing the integrated coordination and construction drawing for civil engineering and M&E, whether such drawings or works are implemented by the Contractor itself or by the Professional Subcontractor or Independent Contractor. Such coordination and integration shall include consideration and arrangement for the reservation and embedment of pipelines and fittings of the Professional Subcontracted Projects of each speciality and the Independent Contracted Construction; shall also include developing the M&E integration master drawing, including without limitation floor plans, elevations, and sections, which shall clearly indicate the elevation, width and location of all M&E installations and the relationship with buildings and structures, so as to avoid any conflict or dispute between M&E engineering or with civil engineering, decoration and other engineering, and make the pipelines, cables and equipment be correctly and orderly installed in the specific space determined in the design, meet the technical requirements, have a clean appearance and be retained sufficient space for future repairs. The coordination and integration of such drawings shall be completed within sufficient period before the commencement of relevant construction according to the construction progress plan, and the work results shall be reported to the Supervisor and the Project Owner for review and approval. If there is any contradiction, conflict or other problem or defect in any engineering or speciality engineering due to the failure of the Contractor to perform its obligation of coordination and integration of drawings as agreed in this section, the

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Contractor shall resolve such issues and implement the demolition, alternation and change at its own expenses, but shall not be entitled to any additional costs and/or extension of the construction period, and if the Project Owner suffers any losses therefrom, the Contractor shall make compensation therefor.

1.7       Contact

1.7.1    The Project Owner and the Contractor shall send written correspondence relevant to the Contract, including notice, approval, attestation, certificate, instruction, direction, requirement, request, consent, comment, confirmation, and decision, to the other party within 3 days.

1.7.2    The location for the Project Owner to receive document: Project site office;

The recipient designated by the Project Owner: WANG Hai

The location for the Contractor to receive the document: the project site office;

The recipient designated by the Contractor: SUN Hailong

The location for the PM to receive the document: the project site office;

The recipient designated by the PM: YU Jiaxin

The location for the Supervisor to receive the document: Supervisor's office on the project site;

The recipient designated by the Supervisor: Tang Jianguang

The location for the Construction Cost Consultant to receive the document: the project site office;

The recipient designated by the Construction Cost Consultant: YE Chen

1.10     Transportation

1.10.1  Access to the site

The agreement on the right to access the site: The leader of Project Owner, relevant management personnel and manager; the personnel of the Project Management Company, the cost consultant and the personnel of the Supervisor; and project team members of the Contractor.

1.10.3  In-site traffic

Agreement on the boundaries of off-site and in-site traffic: following the General Terms of the Contract.

Agreement on providing the Contractor with in-site road and traffic facility satisfying project construction requirements free of charge by Project Owner free of charge: the Contractor shall be responsible for the in-site road and traffic facility, which shall be reviewed and approved by the Project Owner and the cost for which has been included

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in the contract price.

The Contractor has fully investigated the construction site, and satisfied with the suitability and availability of the dedicated and temporary roads in the construction site prior to the attendance of projects comparison and selection and the signature of this Contract. The Contractor shall take charge of any maintenance required for the usage of access to the construction site. The Contractor shall provide all necessary guide-boards or direction instructions along with all accesses to the construction site, and obtain permission from the relevant authorities for their usage. The Project Owner shall not take any liability for any indemnity arising from the usage of any access to the construction site or any other relevant reasons, and for the warranty of suitability and availability of these accesses together with incurred charges against the failure to meet these features. The Contractor shall bear all incurred costs and expenses for obtaining approval for his required traffic right to the dedicated and temporary access to the construction site.

1.10.4  Transportation of oversized and overweight items

Fees on temporary reinforcement and improvements of roads and bridges for the transportation of oversized or overweight items and any other related costs shall be borne by the Contractor. Includes the reinforcement of off-site and in-site roads and storage place for transportation of materials and equipment to the construction site; especially reinforcement of roof plate of basement, the Contractor shall decide the reinforcement scheme on its own, the cost for which has been included in the contract price.

1.11     Intellectual Property

1.11.1  This Article of the General Terms of the Contract is amended as follows:

The copyright and other intellectual property right in or to the specifications, drawings and other documents developed by (or on behalf of) the Project Owner shall be owned by the Project Owner. The Contractor may copy, use and transmit such documents for the purpose of the Contract at its own costs. Except as required by the Contract, the Contractor shall not copy, use, or transmit such documents to a third party without the prior written consent of the Project Owner; otherwise, the Contractor shall compensate the Project Owner for all losses suffered thereby.

1.11.2  This Article of the General Terms of the Contract is amended as follows:

The copyright and other intellectual property right in or to the documents specific to the Project, such as design documents and completion materials, prepared by the Contractor shall be owned by the Project Owner; and the copyright and other intellectual property right in or to the documents not specific to the Project prepared by (in the name of) the Contractor shall be owned by the Contractor. The execution of the Contract by the Contractor shall be deemed that the Contractor has granted a free, perpetual, transferable, non-exclusive and royalty-free license to copy, use and transmit such documents of the Project Owner (including the license to the modified documents such documents as modified and to use such modified documents). Such license shall (1) allow any person who lawfully possesses related part of the Project to copy, use and transmit the Contractor's documents for the purpose of completing, operating, maintaining, changing, adjusting, repairing and dismantling the construction;

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(2) allow such documents to be used in any computer on site and at other places as required by the Project Owner in the event that the Contractor's documents are in the form of computer program and other software, including the replacement of any computer provided by the Contractor.

The Project Owner shall have the right to license the other company as designated by it to use, copy, transmit, adapt, integrate with other programs of the Project, modify and/or alter such Contractor's documents and/or any part thereof for the purpose of the engineering construction and the completion of the Project or the disclosure, publication, sale, lease or other disposal related to the Project or any part thereof.

1.11.3  This Article of the General Terms of the Contract is amended as follows:

The Contractor (or its Professional Subcontractor, Special Supplier and other contractors and suppliers) does not and will not infringe the others' patents, trademarks, know-how and other protected intellectual property rights in terms of design, manufacture, process, materials and accessories and other aspects at home and abroad, and the Contractor shall protect and safeguard the Project Owner from any claim and litigation arising from the infringement in terms of engineer equipment, materials, construction machine, process and method of the Contractor on any patent rights, design trademarks or names or other protected rights, and shall protect and hold harmless the Project Owner from all damages, litigation costs and other costs arising therefrom or in relation thereto. Nevertheless, if the Contractor infringes or is suspected of infringing the patent right or other intellectual property right to any patent articles, processes or invention, causing the Project Owner to incur any claims, litigations, compensation, costs and expenses, the Contractor shall make full compensation, which may be deducted from any amounts payable or to be paid to the Contractor.

1.11.4  The payment of use fees on the patent, know-how, and technical secret in the middle of construction is borne by the Contractor and already included in the contract price.

1.12     Confidentiality

This Article of the General Terms of the Contract is amended as follows:

(1)        The Contractor shall keep confidential all drawings, materials, data, plans, reports, specifications, calculations and other documents (including videos, meeting minutes, correspondences, related pictures and photos) relating to the Project obtained or to be provided by the Contractor. Unless required by the government authority, without the consent of the Project Owner, the Contractor shall not disclose the said documents to any person or company irrelevant to the Project or use the drawings for the purposes other than those specified herein, and its Subcontractors shall only view the drawings within the subcontracted scope. Such obligation shall extend to a term of (10) years from the expiry or termination of the Contract or shall be effective before the confidential matters are known to the public not due to the breach of the Contract by the Contractor.

(2)        All external information release of the Project shall be managed by the Project Owner in a unified way, and without the written authorization or consent of the Project Owner, the Contractor shall not release any information in relation to the Project, nor

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publicize the prices in the Contract lists or use the same for other purposes. The Contractor shall first ask for the Project Owner's opinions before accepting the interview in respect of the Project by any media (including but not limited to newspapers, magazines, radio and television stations, and Internet media, the same below) or providing any media with the report materials in relation to the Project. If the Project Owner agrees that the Contractor may accept such interview or provide such report materials, the Contractor shall take the initiative and procure the relevant media to first deliver the articles contributed after the interview or the provided report materials to the Project Owner for confirmation before the same is formally publicized, released or otherwise disclosed.

(3)        Where the Contract Documents are cancelled due to any reason, the Contractor shall immediately return all materials, drawings, data, electronic files, computer programs or equipment control procedures and passwords in relation to the Project held by it to the Project Owner, and warrant that the Contractor will not use, utilize, disclose to others any materials, drawings, data, electronic files, computer programs or equipment control procedures and passwords in relation to the Project at any time after it stops the performance of the Project.

(4)        If the Contractor breaches the provision of Article 1.12 of the Special Terms of the Contract, the Project Owner shall have the right to request the Contractor to pay liquidated damages in an amount of RMB (100,000) to (500,000) according to the severity and the consequences and impacts (as determined by the Project Owner); if the liquidated damages are not sufficient for covering all losses suffered by the Project Owner therefrom, the Project Owner shall be entitled to recover against the Contractor, and the Contractor shall be liable to apologize, restore the reputation, eliminate the impact and otherwise for the loss of reputation that may be suffered by the Project Owner.

(5)        Without the consent of the Contractor, the Project Owner shall not disclose to any third party the Drawings and documents provided by and the data and information stated to be confidential by the Contractor. Where relevant documents are the property of the Project Owner or the intellectual property rights thereto are owned by the Project Owner following the Contract, the Project Owner shall be entitled to use the same according to law and will not be bound by the foregoing confidentiality obligations.

1.13     Correction of errors in the Bill of Quantities

The confirmation on the adjustment of the contract price in the event of any error in the bill of quantities: with the consideration of a fixed lump sum contract, adjustment is not allowed.

The Bill of Quantities provided by the Project Owner is for reference only. The Contractor shall revise and supplement the Quotation according to the Bill of Quantities calculated by it. The Contractor shall list the Bill of Quantities and quote for all works and services within the project scope. If the Contractor does not revise or supplement the Bill of Quantities provided by the Project Owner, it shall be deemed the Contractor has confirmed all project scope in the comparison and selection document has been listed in the Bill of Quantities. Any omission, uncovered items or insufficiently quoted items shall be deemed to be included in the Bill of Quantities: any error or difference in such project breakdown and quantities shall be risks undertaken by the Contractor. After selection and settlement, the quantities will not be re-calculated and adjusted and

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the fixed contract price will not be adjusted.

Allowable deviation range of the quantities in the contract price: No adjustment is not allowed with the consideration of the fixed lump sum contract.

1.14     Transfer of rights and interests

1.14.1  Without consent from the Project Owner, the Contractor shall not transfer all or any part of the Contract, or any interest or right in or under the Contract to any third party.

1.14.2  The Project Owner may transfer all or any part of the Contract or any benefits or rights and interests in or under the Contract to the others at any time by notifying the Contractor, and such transfer shall become effective from the date on which the Contractor receives the written transfer notice from the Project Owner.

1.15     Losses

1.15.1  The loss of Project Owner: unless otherwise expressly provided herein, the loss that can be compensated to the Project Owner includes but not limited to: loss of the Project Owner due to delay in operation and opening; the amount of compensation paid by the Project Owner to a third party; the litigation fee, arbitration fee, appraisal cost, notarization fee, travel expenses arising from litigation or arbitration between the Project Owner and the third party; the increase of financial cost of the Project Owner; all other direct loss, indirect loss, loss of anticipated profits and expected interests.

1.15.2  The loss of the Contractor: unless otherwise expressly provided herein, the loss that can be compensated to the Contractor only includes direct loss and not includes expected interests and profit and any other indirect loss.

1.16     Approval and confirmation

The Supervisor, Project Management Company and the Project Owner shall, following the provisions of the contract, promptly give reply, approval and confirmation, and put forward modification suggestions or other opinions to the Contractor's requirements, requests, applications and approvals related to the implementation of the Project. Notwithstanding the provisions of other terms of the contract or other contract documents, if the Supervisor, Project Management Company or the Project Owner fails to give reply, approval and confirmation, or put forward modification suggestions or other opinions for the Contractor's any document, application, report, work, works, or materials and engineering equipment adopted within the time limit as agreed or any other time limits, then it shall not be deemed to have no objection or be at default, and shall not affect the rights of the Supervisor, Project Management Company and the Project Owner to reject such document, application, report, work, works, materials and engineering equipment, and the final opinions of the Supervisor, Project Management Company and the Project Owner on such document, application, report, work, works, or materials and engineering equipment adopted shall be subject to the written confirmation document. In case of any discrepancy between the other provisions of the contract and the provisions of this Article, the provisions of this Article shall prevail.

2          Project Owner

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2.2       Project Owner's Representative

Project Owner's Representative:

Name: [***]

ID No.: /;

Title: The leader of TAL Zhenjiang Education Base Phase I Construction Project

Contact number: [***]

Email: [***]

Correspondence address:

The scope of the authorization granted by the Project Owner to the Project Owner's Representative is as follows: issuing an instruction to the Contractor in terms of progress, quality, safety and civilized construction. The Project Owner's Representative is entitled to give instruction for changes on behalf of the Project Owner by signing the Engineering Changes Instruction. The instruction of the Project Owner's Representative with the premise of promoting the smooth progress of the project and the purpose of ensuring quality and progress shall be deemed to be directly given by the Project Owner, but the instruction of the Project Owner's Representative shall have no conflict or contradiction with the Contract. And except when the Contractor gives separate authorization after the conclusion of the Contract, in addition to the signature of the Project Owner's Representative, the change involved in the revision of contract documents, adjustment of the contract price (including but not limited to confirmation of changes and claim amount, and confirmation of settlement price, etc.), adjustment of the construction period, and change in quality standards and functions of the project shall also be fixed with an official seal by the Project Owner on the relevant documents before binding on the Project Owner.

2.4       Provision of Construction Site, construction conditions and basic materials

2.4.1    Provision of Construction Site

The deadline for the Project Owner to handover the construction site: within 7 days after the execution of the Contract.

2.4.2    Provision of construction conditions

The Project Owner shall be responsible for providing the conditions required for the construction, including:

1、       The Project Owner shall provide locations for water and electricity access before commencement, and both parties shall promptly handle the formalities for the temporary handover of water and electricity facilities (to be accepted by the signature of the Project Owner, the Contract and the Supervisor). After the handover, the Contractor shall be responsible for the protection and bear the Fees. The water and electricity Fees (including loss between the meter and submeter) shall be paid by the

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Contractor to the electricity and water supply authorities.

2、       The off-site public roads and rainwater and sewage pipe network have been opened. The Contractor shall be responsible for temporary roads, water and electricity pipelines and connection of rainwater and sewage connection with the municipal pipeline in the Construction Site, and for handling the relevant formalities, the Fees of which are included in the signed Contract price.

2.4.3    Provision of basic materials

The Project Owner provides the Contractor with materials relating to engineering geology and underground pipeline 7 days before the project commencement. However, the Contractor shall further survey and confirm before construction to ensure there is no damage to the underground pipeline. Otherwise, the liability caused thereby shall be undertaken by the Contractor.

The Project Owner shall provide the Contractor with the materials relating to underground pipeline in the adjacent area, meteorological and hydrological observation materials (if any), geological survey materials, basic materials relating to adjacent buildings, structures and underground works (if any) that are necessary for the Construction Site and project construction before or after the handover of the Construction Site. If there is any inadequacy, the Contractor shall point out before construction. The Contractor has an obligation to review and confirm authenticity, accuracy and completeness of all basic materials, and shall not make Claims against the Project Owner on the ground that the materials are incomplete, untruthful and inaccurate.

2.5       Evidence of capital source and payment guarantee

The deadline for the Project Owner to provide evidence funding sources: not provided.

Whether the Project Owner provides payment guarantee: No.

Form of payment guarantee provided by the Project Owner: None.

3.         Contractor

3.1       Contractor's general obligations

(5)        The as-built Document submitted by the Contractor: as-completed drawing, as-completed settlement material, design change, visa, etc. (including hard copy and electronic version) that conform to current archiving specifications and local archiving requirements, including acceptance and incorporation of materials relating to early pile testing and other Professional Subcontracted Projects and Independent Contracted Projects in completion acceptance archive system.

Copies of the as-built document to be provided by the Contractor: Four sets.

The cost of the as-built Document submitted by the Contractor: borne by the Contractor.

Handover time of the as-built Document submitted by the Contractor: within one month after the Project completion and acceptance.

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Requirements for the format of as-built Document submitted by the Contractor: All the Project completion acceptance and settlement Document should be hard copy together with the imperative electronic record.

(6)        Other obligations that the Contractor shall perform: refer to Chapter 1 of Volume 2 "Project Specifications and Requirements", including but not limited to:

1.         The Contractor shall provide names and completion dates of plans and statements:

①        The Contractor shall provide revised construction organization design, total construction schedule, special construction schedule, material procurement plan, material entry plan, labour plan and money allocation plan etc. within 21 days after execution of the Contract;

②        The Contractor shall provide the Project Owner and the Supervisor respectively with the detailed construction schedule for the next month, the statement of completed quantities for the current month, the list of the Contractor's procurement material plans, the entry plan of equipment provided by the Project Owner, labour plan, money allocation plan and other materials before the 25th day of each month;

③         The Contractor shall provide the statement of completed quantities and the progress schedule for the next week every Monday morning;

④         The Supervisor shall be provided with one copy of each statement and plan. The above plans shall be subject to review and confirmation by the Supervisor. If the Contractor fails to submit these plans on time and as required, the Project Owner has the right not to pay the relevant progress payment or postpone the payment.

2.         Responsibilities and requirements of undertaking construction safety and security work and construction lighting: The Contractor shall comply with management regulations concerning engineering construction and safety production, organize construction in strict accordance with safety standards, and at any time accept supervision and inspection implemented by the Project Owner and industry inspectors according to law. The Contractor shall take reliable safety protection measures to eliminate accident hazards. If the Contractor fails to perform the foregoing obligations, resulting in engineering, property and body injury, the Contractor shall assume the liability and all costs arising therefrom; in the case of a third-party accident caused by inadequate safety measures at the Contractor's Construction Site, the Contractor shall take all responsibilities.

1)         The site shall be staffed with security guards, and the Construction Site and the construction personnel's living area must be fully closed, and effective anti-theft measures shall be taken. The management personnel and construction personnel (including specialized subcontracting units) shall be worn with certificates and cards proving their identity before entering the site to implement real-name management;

2)         The Contractor shall establish and perform the firefighting management system. In construction or storage or use of flammable equipment in wildfire-prone areas (such as carpentry yard), the Contractor shall take special fire safety measures and smoking is prohibited at the site;

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3)         The passages, construction fences, fire entrance and exit, emergency evacuation, etc. in the Construction Site shall have visible marks or signs. The construction fences shall be set up in a manner that the impact on surrounding roads is considered. The warning signs or lenses shall be set up to avoid visual blind spots and create traffic hazards. The places with height limitation shall have height limitation marks;

4)         The canteen is sanitary and safe, and the drinking water facilities are safe and reliable;

5)         The enclosure facilities at the height of  2.0m must be set up surrounding the Construction Site according to the specifications (construction with reference to Zhenjiang's standard for enclosure of construction site for an engineering project and the regulations of Zhenjiang New Area);

6)         The safety of using temporary electricity in the Construction Site shall be performed with reference to the Technical Specification for Safety of Using Temporary Electricity in the Construction Site (JGJ46-2005). If the Contractor fails to perform the above provisions and relevant obligations under the general terms, causing engineering, property and body injury, the Contractor shall assume the liability, compensate for the loss and pay all relevant costs incurred;

7)         The Contractor shall provide sufficient and qualified 24-hour site security service;

8)         The Contractor shall cooperate with and manage all Professional Subcontracted Projects and Independent Contracted Projects designated by the Project Owner, provide necessary construction conditions (temporary water supply, temporary electricity supply, temporary construction site, construction operation area and existing equipment and facilities at the site).

3、       The requirements for office and living houses and facilities provided to the Project Owner:

The Contractor shall provide the Project Owner, the Project Management Company, the cost Consultant and the Supervisor with temporary office building and facilities, including 7 offices, 1 small meeting room and1 big meeting room. For details, please refer to Chapter 1.7 of Volume 2 "Requirements for Site Office".

4、       Special requirements for the protection of finished products of the completed project and cost allocation: the Contractor shall perform the general contracting duty, and the Contractor shall be responsible for management and protection of all finished products and semi-finished products before construction acceptance and delivery, with the Fees included in the general contracting management and cooperation costs;

5、       Requirements for the protection of underground pipeline surrounding the Construction Site and adjacent buildings, structures (including buildings protected as cultural relics), ancient and rare trees and cost allocation: if cultural relics or other valuable items are found during construction, the Contractor shall take measures to prevent damage, and immediately report the Project Owner, the state administration for cultural relics or other authorities, and protect the site; if unexpected electric wires, water pipes or other public utilities are found during construction, the Contractor shall immediately stop digging and immediately inform the Project Owner or professional

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institution. The Contractor shall be responsible for repairing damaged public facilities and restoring to the original state as per relevant instructions and the expenses shall be borne by the responsible party.

6、       The requirements for sanitation and hygiene of the Construction Site: the Contractor shall construct in a civilized manner following the Management Regulations of Zhenjiang for Construction Site of and the Standard for Inspection of Building Construction Safety (JGJ59-2011), and all clean-up penalties incurred by polluting urban roads and other violations shall be borne by the Contractor, and the Contractor shall ensure that the materials are cleaned up upon completion, and the surrounding of the site is tidy. Besides, the Contractor shall:

①         set up, repair and manage temporary pollution discharge system;

②         keep construction roads smooth and clean on a daily basis, and be responsible for maintaining and repairing access road to construction region of the Construction Site at the expense of the Contractor;

③         The Contractor shall collect and dispose of all garbages within the Construction Site and living area, until completion and delivery;

④         The Contractor shall, at the request of the Project Owner, harden in-site roads and deploy various marks and signs for inspection following the regulations for safe and civilized construction;

⑤         If the Contractor fails to do well in site sanitation and hygiene at the site, resulting in complaints or media exposure, the Contractor shall bear the consequences and expenses caused thereby; Besides, the Project Owner may request the Contractor to pay the liquidated damages of RMB10,000 to 30,000 per case depending on the extent of influence.

7、       All construction garbages shall be transported to approved locations for disposal as per approved methods, and domestic garbages shall be collected on a daily basis as per urban regulations and included in the domestic garbage disposal system at the expense of the Contractor. Any garbage and earthwork that is transported to the Construction Site as stipulated shall not be discarded in the site. If the Contractor is found to have discarded the garbage in the site without approval, the Contractor shall be ordered to transport all garbages out of the site and imposed a penalty of RMB 1,000 to 10,000 per case.

8、      The Contractor must comply with the management regulations of competent government authorities concerning the traffic of Construction Site, construction noise and environmental protection and safety production, proactively and promptly handle the relevant formalities and bear the relevant payable expenses which have been included in the contract price. The Contractor shall bear penalties of relevant authorities incurred in the transport process relating to the project during the construction period. The Contractor shall promptly handle all permits necessary for the construction process (including construction permit at night) with the assistance of the Project Owner.

The Contractor shall strengthen environmental management of the Construction Site,

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and strictly put into place measures for prevention of pollutions such as dust and wastewater and measures for ecological protection and conservation of water and soil. The Contractor shall actively coordinate and handle various regional conflicts that occurred during the construction to ensure normal project construction and bear the corresponding expenses. The Contractor shall bear the liability caused by itself and expenses incurred thereby.

Unless otherwise agreed in the Special Terms of the Contract, the Contractor shall pay taxes and fees and handle and obtain all necessary permits, licenses or approvals following the requirements of the law relating to the design, implementation and completion of the works and the repair of any defects. The Contractor shall protect the Project Owner from loss arising from the failure to complete the above work.

9、       The Contractor shall be responsible for civilized construction and dust and noise reduction of the whole site and managing civilized construction and dust and noise reduction of Subcontractors (including professional Project Owner) and Independent Contractor, and shall be responsible for or assist in handling relevant formalities.

10、Requirements for general contracting management and cooperation:

Independent Contracted Projects and Professional Subcontracted Projects shall be included in the general construction period of the Contractor and the Contractor shall implement quality, technology, safety and civilization management. The Contractor shall assume the liability for management of PC and be responsible for coordinating work of Subcontractors, ensure the term designated by the Project Owner will not be affected, and fully responsible for organization and implementation of construction scheme and construction plan of the project (including various subcontracted projects), control of construction quality and progress, summarizing of Subcontractors' completion materials, supervision and management of safe and civilized construction of Subcontractors, and full coordination of work involving the surrounding of the project or work of relevant authorities and units (including all authorities including public security, environmental protection, subdistrict office, municipal administration, fire protection, transport authorities). The general contracting management cooperation and management services of the project shall include without limitation:

(1)        The Contractor must be responsible for the management of the Entire Project (including Professional Subcontracted Projects and Independent Contracted Projects, etc.), shall rapidly pass the portion of subcontracting projects in the project instructions given by the Project Owner to Professional Subcontractors to ensure rapid execution of such instructions.

(2)        The Contractor must be fully responsible for progress, quality and safety of the whole project (including Professional Subcontracted Projects), and the Contractor shall be familiar with specific job contents of various Professional Subcontracted Projects and shall pay special attention to sub-contractual work that affects construction progress of civil engineering. Professional Subcontractors shall be required to provide a construction organization plan and schedule of professional contracting, and conduct audit and summary analysis, and coordinate with and provide a solution for conflicts in construction procedures.

(3)        The Contractor shall be responsible for holding and presiding over coordination

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meeting in connection with Professional Subcontracted Projects, and submitting meeting minutes to the Project Owner and the Supervisor within three days after the meeting. The Contractor shall hold one to three routine meetings of Professional Subcontracted Projects every week, a monthly planning meeting once a month and a quarterly planning meeting once a quarter; during construction peak-hours, the Contractor shall implement the rule of holding a daily meeting to coordinate with conflicts for the area of operation the next day; each Professional Subcontractor shall put forward requirements regarding road transport, site occupation, floor occupation, large mechanical lifting, etc. at routine meetings one week in advance.

(4)        The Contractor shall be responsible for completing the connection with Professional Subcontracted Projects according to construction drawings, joint drawing review, design change and relevant specifications, including blocking and filling relating to ancillary works such as water, electricity and gas, for example:

a、       using fine aggregate concrete, cement mortar and other materials to fill in gaps between equipment, frames and building structures;

b、       grouting inner and outer door and window frames with cement, using cement mortar and other materials to fill in gaps between all window frames, door frames and building;

c、       caulking and cleaning of civil engineering after mechanical and electrical installation and the Contractor shall ensure the quality of caulking and cleaning of civil engineering. performing other civil engineering repair work generally required;

d、       sealing preserved slots, holes and sleeves after use, and blocking off gaps of wires, cables and pipes;

e、       ensuring no ponding in the interior ground of the basement permanently, whether in cloudy days or rainy season, no water seepage in walls, doors and windows, failing which, all economic losses will be borne by the Contractor;

f、        The Contractor must contact with Professional Subcontractors before each construction item and check for consistency between drawings of Professional Subcontracted Projects and Contractor's drawings in terms of relevant dimensions, elevation, etc.; understand special requirements for sub-contractual work, such as slotting, preserving holes, embedded parts, etc., and request Professional Subcontractors to coordinate and confirmation (if Professional Subcontractors have not entered the site, by the Project Owner) before each conceal work (such as casting concrete) and ensure accurate preservation and embedding and smooth pipeline. The Contractor shall do such work well for Professional Subcontractor/Independent Contractor. Besides, the Professional Subcontractor/Independent Contractor shall be provided with reasonably enough time to lay cables, wire casing pipes and embedded parts and do other similar work. Otherwise, any repair and extra expenses incurred thereby shall be borne by the Contractor.

(5)        The Contractor must provide Professional Subcontractor/Independent Contractor of the Project Owner with existing facilities at the site in order for the Professional Subcontractor/Independent Contractor of the Project Owner to smoothly conduct their work. These basic facilities shall include without limitation:

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a、       To the extent permitted by the Construction Site, the Contractor shall provide and arrange site for the Project Owner's designated Project Owner/Independent Contractor and provide them with existing office, dormitory, auxiliary facilities and warehouse at the site on a paid basis.

b、       The Contractor must well arrange for the Professional Subcontractor/Independent Contractor to use site roads and premises together with it, and provide the Professional Subcontractor/Independent Contractor with reasonable space for construction operation.

c、       During subcontracting period of the Professional Subcontractor/Independent Contractor, the Contractor shall provide temporary lighting and delivery points for temporary electricity and power for construction. The Professional Subcontractor/Independent Contractor shall be solely responsible for necessary connection pipes and electric wires and provide water and electricity for construction on a paid basis, and the charging standard shall be subject to the government charging standard; and shall, upon completion of the project and as instructed by the Contractor, clean up all garbages left at the site and collect them to the designated garbage dumping place. If the producer cannot be determined or any dispute arises, the Contractor shall be responsible for cleaning them up;

d、       The Contractor shall provide for free existing canopy frames, ladder stands, scaffolds and vertical transport tools and other auxiliary facilities of the Contractor in the site for the Professional Subcontractor/Independent Contractor during the construction period.

e、       The Contractor shall permit the Professional Subcontractor/Independent Contractor of the Project Owner to reasonably use the Contractor's sanitary facilities at the site, and the relevant maintenance and emission matters shall be undertaken by the Contractor.

f、        The Contractor shall be responsible for fence wall construction and normal maintenance of the whole project, for safekeeping and security work of the whole site, including materials placed by the Professional Subcontractor/Independent Contractor at the site to prevent Loss;

g、      The Contractor shall be responsible for protection and safeguarding of completed work, finished products and semi-finished products of the whole Project to prevent Loss, and take proper measures such as fire protection, wind protection, rain protection and theft protection;

h、     The Contractor shall provide the Professional Subcontractor/Independent Contractor with existing equipment at the site, and assist them in unloading the Goods delivered by them to the site at a designated location. The Contractor shall provide for free mechanical installations at the site for them to conduct material loading and unloading, lifting and horizontal transport.

i、        The Contractor shall provide the Professional Subcontractor/Independent Contractor of the Project Owner with required elevation, locating point and locating line, and check the relevant settingout size and the dimension and shape of preserved holes, etc.

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j、      The Contractor shall coordinate with general mechanical and electrical and other Professional Subcontractors in completing relevant work, and cooperate with construction application and acceptance procedures of Professional Subcontracted Projects;

k、       In addition to the preparation of completion acceptance materials and filing materials for its own work, the Contractor shall also be responsible for collecting and summarizing the completion acceptance materials and filing materials for the whole Project (including the construction projects done by the Professional Subcontractor/Independent Contractor). The Professional Subcontractor/Independent Contractor is responsible for preparing the completion acceptance materials and filing materials of their construction projects, and handing over such materials at the request of the Contractor for summarizing by the Contractor.

m、     The Contractor shall not maliciously embarrass the Professional Subcontractor. If the Project Owner determines that the Contractor maliciously embarrasses the Professional Subcontractor, the Contractor shall be imposed a penalty of RMB 10,000 to 100,000 per case.

n、     If any Independent Contracted Project undergoes online contract filing and relevant procedures, the Contractor shall provide cooperation, the independent contracting contract and relevant procedures shall be completed within 10 days after Party A confirms the relevant contract and deliver it to the Contractor.

o、       Other obligations that shall be foreseen or performed by the Contractor as the general contractor.

3.2       Project leader

3.2.1    Project leader:

Name: [***]

ID No.: [***]

Architect qualification certificate level: First-level

Architect registration certificate number: [***]

Architect seal number: [***]

Safety production assessment certificate No.: [***]

Tel: [***]

E-mail: [***]

Correspondence address: 7th floor, Building C1, Dongfang Wanguo Enterprise Center, No.1599 Xinjinqiao Road, Pudong New District, Shanghai (上海市浦东新区新金桥路1599号东方万国企业中心C1栋7层)

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The scope of authorisations by the Contractor to the project manager is as follows: determining organization structure of the Project, organizing formulation of management rules of the Project, dealing with internal and external affairs in the name of the Contractor, being entrusted to execute relevant contracts, sign visas, issue documents, dispatching and managing labour, capital, materials, mechanical equipment and other production factors for the works, and select construction workforce, etc. The project manager shall be deemed as the sole representative of the Project.

The project manager's present requirement at the construction site each month: No less than 25 days a month and no less than 8 hours a day.

The contractor's default liability on its failure to submit an employment agreement and the payment evidence of social insurance for the project leader: The RMB 50,000 penalty imposed by the Project Owner on the contractor.

The Project Manager's default liability on his absence on the construction site without the Project Owner's approval: RMB 5,000 deduction from the payment to the project manager per day. Other main management personnel at the site of the Project shall be present at the Construction Site for no less than 6 days a week and no less than 8 hours a day. In the case of absence in the site for management as required, the relevant personnel shall be imposed a penalty of RMB 1,000 per person per day for each absence, which is directly deducted from the progress amount.

3.2.3    The contractor's default liability on the replacement of its project manager without the Project Owner's approval: RMB 5 million penalties on the contractor, and the Project Owner's right reservation to take further claims and terminate the contract.

3.2.4    Where the Project Owner requires to replace the project manager, the contractor's default liability on such replacement without justifiable reasons: The RMB 200,000 penalty imposed by the Project Owner on the contractor, and deducted from the payment to the contractor. Besides, the Project Owner is entitled to terminate the contract.

3.3       Contractor's personnel

3.3.1    The deadline for the Contractor to submit a report on the arrangement of the project administrator and construction site management personnel: One week before the commencement of construction.

3.3.3    The contractor's default liability on the refusal to remove or replace main project administrator personnel without justifiable reasons: The RMB 5,000 to 50,000 per person penalty imposed by the Project Owner on the contractor.

3.3.4    Approval requirements for the main construction administrator of the contractor to leave the construction site: the submission of a written application to the Supervisor and the project leader of the Project Owner, together with their approval.

3.3.5    The contractor's default liability on the replacement of main project administrator personnel without the Project Owner's approval: The RMB 5,000 to 50,000 per person penalty imposed by the Project Owner on the contractor.

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The Contractor's default liability on the main construction personnel leaving the Construction Site without permission: if the main construction personnel leave the Construction Site without approval, the Project Owner will impose a penalty of RMB 1,000 each time. During the contract term, if a person quits his job without permission for more than 5 times accumulatively, the economic penalty of RMB 10,000 per person each time will be separately imposed.

3.5       Subcontracting

3.5.1    General provisions of subcontracting

The work not allowed to be subcontracted: Main structure and critical work.

The scope of the main structure and critical work: Main structure work and other work.

3.5.2    Determination of subcontracting

Professional work allowed to be subcontracted: pile foundation, foundation pit support, earthwork, steel structure and others. All subcontract of professional work should be approved by the Project Owner.

Other agreement on the subcontract: the qualification of the Subcontractors should meet the requirements of national regulations on construction qualification, and be agreed by the Project Owner. In the case of subcontracting pursuant to the Contract, the Contractor shall ensure that the Subcontractor has the corresponding qualification and ability. The project subcontracting will not alleviate or exempt the Contractor's liability and obligation. The Contractor and the Subcontractor shall be severally and jointly liable to the Project Owner for subcontracted projects.

3.5.4    Subcontract price

3.5.4.1 Agreements on payment of the subcontract price:

(1)        Payment to the Professional Subcontractor shall be made following Article 10.7.8 of Special Terms of the Contract.

(2)        Any dispute relating to various damages, Losses, Claims and matters between the Contractor and the Professional Subcontractor shall be resolved by the Contractor and the Professional Subcontractor pursuant to the professional subcontract. In no event shall the Project Owner be involved in the disputes similar as above. Otherwise, all Losses arising therefrom shall be borne by the Contractor.

(3)        With respect to the construction of single government ancillary works independently entrusted by the Project Owner, the Contractor will not collect cooperation fees and water and electricity use fees and shall obey unified guidance and deployment of the Project Owner in cross construction. The government construction items for the Project (including but not limited to the followings, based on the market practice):

a、       Professional government ancillary works (including outdoor water supply system, gas system, power supply system, based on actual conditions locally).

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b、       Communications network system.

c、       Cabled TV system.

3.5.5    Assignment of subcontract interest

The existence or exercise of the foregoing rights, or anything else herein, will not cause the Project Owner to assume obligations for any Subcontractor in any way.

The following should be added following Article 3.5.5 of the General Terms of the Contract:

3.5.6    Notwithstanding any other provisions of the Contract, both parties hereby expressly agree that the following provisions will fully become effective and take effect

a.         The scope of works of the Contractor and its duties shall include those of the Professional Subcontractor.

b.         The Contractor shall procure the Professional Subcontractor to conduct construction, completion and repair of subcontracting works following the provisions of the professional subcontract.

c.         For any references about insurance, guarantee, security deposit herein, or similar expressions that have been included in the Actual Price or Contract Price, such Actual Price and the Contract Price shall include provisional valuation in the bill of quantities regarding professional subcontract.

d.         After the professional subcontract is awarded, the contract price will be adjusted accordingly.

3.5.7    The Contractor shall procure the Project Owner to be fully aware of the progress of the Professional Subcontracted Projects.

3.5.8    If the Contractor intends to terminate the professional subcontract for whatever reasons, it shall be first subject to the consent of the Project Owner. If the professional subcontract is terminated for whatever reasons, the Project Owner shall appoint a Professional Subcontractor who is responsible for completing any remaining matters of the relevant Professional Subcontracted Projects that are left unfulfilled as at the termination date provided under the subcontract. The Contractor shall enter into a new professional subcontract with the newly appointed Professional Subcontractor, and all relevant provisions of the contract regarding obligations and duties of the Contractor for Professional Subcontracted Projects shall remain applicable to this case. The Project Owner also has the right to issue instructions to the Contractor and require the Contractor to implement the remaining works of the relevant Professional Subcontracted Project according to the nature and workload of such remaining works. In this case, the Contractor shall be responsible for such works and the Project Owner shall pay the Contractor for proper implementation of such works.

3.5.10  Where the Contractor requests the Professional Subcontractor/Special Supplier to provide the performance guarantee, the Contractor shall inform the Project Owner in writing and obtain the Project Owner's consent prior to commencement of procurement of the Professional Subcontracted Projects/Special Supply Items, and the

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proportion of the amount of performance guarantee for the Professional Subcontractor/Special Supplier shall not be higher than the proportion of performance guarantee provided by the Contractor to the Project Owner.

3.6       Project care and protection of finished products and semi-finished products

The start date for the Contractor to keep in custody materials and engineering equipment related to the project: From the commencement date to the project handover to the Project Owner.

3.7       Performance Guarantee

This Article of the General Terms of the Contract is amended as follows:

3.7.1    Form and amount of the Performance Guarantee

The Project Owner requires the Contractor to provide the Contractor's performance guarantee. The Contractor's performance guarantee shall be 10% of the Contract Price, i.e. RMB (142419260.05). The Contractor shall, within 10 days after the conclusion of the contract, submit to the Project Owner the performance guarantee in the form specified in the exhibit to the contract or in any other forms approved by the Project Owner, which shall be unconditional, irrevocable and independent bank guarantee payable on demand.

3.7.2    Term of validity of Performance Guarantee

The performance guarantee shall be valid from the effective date of the Contract to 30 days after the Project Owner issues the project acceptance certificate to the Contractor (i.e. "invalidity condition"). In case that the Contractor fails to obtain the guarantee without specific deadlines, while the Performance Guarantee has indicated the specific invalidity date, and fails to meet above invalidity conditions agreed (56) days before the specific invalidity date, then the Contractor shall extend the Guarantee to the time when the invalidity conditions are met as expected by the Project Owner at his own expense no later than (28) days before the invalidity of the Guarantee. Otherwise, the Project Owner is entitled to cash the Performance Guarantee or deduct performance bond from the payables as the guarantee security.

During the term of validity of the Performance Guarantee, the Project Owner is entitled to file a claim with the bank issuing the guarantee in the event of any claim. Once the claim is filed, the Contractor shall renew the guarantee within (14) days after the bank pays the compensation to the Project Owner to restore the guarantee limit to the performance guarantee amount listed in the Contract, regardless of whether the claim has been settled or not. Before the renewal provisions of this Article are met, any amount to be paid to the Contractor under the Contract shall only be paid after deducting the full amount of the difference between the performance guarantee amount listed in the Contract and the balance of current performance guarantee (if any), and the deducted amount will be used as guarantee security and returned to the Contractor without interest on the final expiry date of the Performance Guarantee as stipulated in the Contract.

3.7.3    Return of Performance Guarantee

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The Performance Guarantee shall be returned to the Contractor within 28 days after the invalidity conditions are met. The Project Owner shall not be liable for any interest or other similar costs or benefits incurred by the Contractor in connection with the Performance Guarantee.

3.7.4    Notification Obligation

Notwithstanding the provision of the terms of the Performance Guarantee, the Project Owner shall notify the Contractor of and explain the nature or cause of the breach of such claim or cash prior to making a claim or cashing following the terms of the security, but such notice shall not be construed as seeking the consent of the Contractor in any sense.

The following should be added following Article 3.8 of the General Terms of the Contract:

3.9       The Contractor must bear any and all taxes, fees or charges in connection with, directly or indirectly, the business and the Project within the territory of the People's Republic of China. Such taxes, fees or charges will include (without limitation):

1)         Corporate income tax;

2)         Construction management fee after local entry from other places;

3)         Individual income tax;

4)         Business tax;

5)         Value-added tax, urban maintenance and construction fee and education surcharges;

6)         Tax on import of construction machines;

7)         Tariff on import of equipment/materials;

8)         Application fee for customs declaration, port fee, commodity inspection fee, sanitation inspection fee, port reaching fee and other fees;

9)         Comprehensive insurance for workers of construction companies (or will be adjusted to be other payments in future (such as social insurance);

10)       Budget and final accounts preparation and reconciliation fees;

11)       Fees for preparation of/inquiries about completion materials;

12)       Detection, inspection or test fees that shall be borne by the Contractor itself as stipulated by national and local competent authorities;

13)       Various government charges and funds collected by government agencies, such as charges for road sweeping by others, sewage discharge, safe and civilized construction, domestic garbage disposal and environmental protection management surcharge, etc.;

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14)       Fees relating to muck transport, including muck fee, earth field consumption fee, road cleaning fee, etc.

15)       Fees for receiving a permit for practising in the People's Republic of China and transactional service fee for bidding and tendering (the Contractor's part);

16)       Other taxes and fees stipulated by current regulations of national and local governments.

3.10     Before commencement, the Contractor must have the construction qualification for projects similar to the Project in cities/regions where the Project is conducted and registration documents. If the Contractor does not meet the above qualification, the Project Owner may terminate the work of the Contractor hereunder by notice.

In this case, the Contractor must exit the site within 14 days after receipt of the termination notice and return the received amounts (if any) to the Project Owner in full. Besides, the Contractor must also be liable for delay in the Project and termination of the Contract (if any).

4.         Supervisor

4.1       General provisions of the Supervisor

Regarding the Supervisor's supervision content: controlling the quality, progress and cost of the Project, managing safe and civilized production and engineering information, and coordinating construction order of construction project.

Regarding the Supervisor's supervision powers: managing quality, safety and progress of the Construction Site according to the supervision contract; procedural audit of matters corresponding to the powers to be exercised with the approval of the Project Owner (the relevant procedural audit shall not be regarded as the final conclusion and shall be binding upon the Project Owner only after the written confirmation of the Project Owner), and other duties and powers entrusted following the Contract. The Project Owner has the right to adjust the aforementioned duties and powers entrusted.

Power to be exercised with the approval of the Project Owner:

(1)        Issuance of commencement notice, instruction for suspension of construction or resumption notice, and adjustment of the construction period;

(2)        Change, negotiation and site certificate;

(3)        Project measurement and valuation;

(4)        Confirmation and approval of any project progress payment, change the payment, settlement payment, liquidated damages, compensation, etc.;

(5)        Replacement of building functions, quality standards, safety standards and materials and equipment;

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(6)        Project acceptance;

(7)        Project claims (claims for the construction period, costs, etc.);

(8)        Scope and content of subcontracting, and selection of Subcontractors and suppliers;

(9)        Replacement or withdrawal of the Contractor's project manager or other key management personnel and technical experts;

(10)      Approval and adjustment of detailed design documents, construction organization design or plan;

(11)      Approval and adjustment of the project's monthly schedule and higher-level construction schedules;

(12)      Contractor's liability for breach of contract;

(13)      Handling of quality accidents;

(14)      Other matters that may affect the material interests of the Project Owner (including term, cost, quality, etc.).

Any order, audit, confirmation, approval opinion, instruction, opinion, clarification, notice, letter or other document or act of the Supervisor which involves the aforesaid matters shall be subject to the written approval or confirmation of the Project Owner. Otherwise, it shall not be binding on the Project Owner.

Where the Supervisor performs the powers that shall be approved by the Project Owner before exercise, the Supervisor shall present to the Contractor the document proving that its exercise of such powers has been approved by the Project Owner or other legal and valid proofs. The "legal and valid proof" above shall be the formal confirmation made by the Project Owner in writing and conform to the authorization system of the Project Owner.

Agreement on the provision and cost undertaking of the Supervisor's office and accommodation place at the construction site: the Contractor provides 3 office rooms and fees are included in the quotation. For details, please refer to Chapter 1.7 of Volume 2 "Requirements for Site Office".

The Contractor fully understands and acknowledges that the Project Owner shall also enjoy any power (right) to be entitled by the Supervisor and Project Management Company in the Contract. The Supervisor and Project Management Company shall enjoy any power (right) in the Contract based on the authorization of the Project Owner and shall exercise such power (right) within the scope of authorization of the Project Owner. The Project Owner shall have the right to withdraw the relevant authorization at any time, and directly exercise such power (right) without the Supervisor and Project Management Company. In case of any discrepancy between the Project Owner and the Supervisor or Project Management Company, the Contractor shall be subject to the opinion of the Project Owner. The Contractor shall also notify or submit to the Project Owner the matters in the contract that the Contractor is required to notify or submit to the Supervisor or Project Management Company for approval. In case of any

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conflict between the other provisions of this Contract and this Article, the latter shall prevail.

In case of any discrepancy between the other provisions of the contract and the provisions of this Article, the provisions of this Article shall prevail.

4.2       Supervision personnel

Chief Supervisory Engineer:

Name: [***]

Title: Director

Supervision engineer certificate No.: [***]

Tel: [***]

Email: [***]

Mailing address: in the north block of Dongchunhui Road, Zhihui Avenue, Zhenjiang New Area, adjacent to Zhihui Avenue in the west, Chunhui Road in the south, and The National University Science Park in the east.

4.3       Supervisor's instructions

Paragraph 2 of this Article of the General Terms of the Contract is amended as follows:

The instructions issued by the Supervisor shall be given to the Project leader of the Contractor or the personnel authorised by the Project leader. The Project Owner shall be liable for the compensation for the Contractor's cost increase and/or delay in a term due to the Supervisor's failure to issue the instructions, delay or error in the instructions as agreed in the Contract. However, the Project Owner shall not bear any liability for compensation in the case that the Supervisor acts beyond the scope of authorization stipulated in the Contract or fails to perform the approval and confirmation procedures of the Project Owner stipulated in the Contract (including but not limited to the matters involved in Article 4.1 "powers be exercised with the approval of the Project Owner"). The Chief Supervisory Engineer shall not authorise or delegate powers that shall be determined by the Chief Supervisory Engineer as provided under Article 4.4 to other supervisory personnel.

The last paragraph of this Article of the General Terms of the Contract is amended as follows:

For the performance of the Contract, in the event of the Supervisor's failure to issue the instructions, delay or error in the instructions as agreed in the contract, the Contractor shall promptly request the Project Owner in writing to require the Supervisor to give instructions or directly give instructions by itself, and the Project Owner shall do so within (14) days after receiving the Contractor's written request. The Contractor shall take responsibility for any increase in costs and/or delay in the construction period caused by its failure to promptly request.

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4.4       Negotiation or Determination

In the event that the Project Owner fails to reach an agreement with the Contractor through negotiation, the Project Owner authorises the Supervisor to determine the following matters:

(1)        The Supervisor may fairly determine measures to improve delay in term and progress according to relevant provisions of the general terms, provided that all matters to be determined must obtain the prior written consent of the Project Owner. Otherwise, such measures will not have a legal effect on the Project Owner;

(2)        /;

(3)        /.

5.         Quality of the Work

5.1       Quality Requirements

5.1.1    Special quality standards and requirements: None

Agreement on engineering awards: the Project Owner agrees that the Contractor creates awards higher than those that must be achieved as agreed by this Contract at the expense of the Contractor.

5.3       Inspection on Concealed Work

5.3.2    The period agreement on the Contractor's advance notice to the Supervisor about the Inspection on Concealed Work:

1)         Upon completion of concealed engineering or key procedures, the Contractor shall carry out self-inspection. If the result is satisfactory, the Contractor report to the supervisory engineers, the Project Management Company and the Project Owner's Representative for acceptance. Upon their acceptance and signature, the Contractor may go to the next construction procedure. Otherwise, the Contractor shall pay the liquidated damages of RMB 2,000 per case. Besides, the progress payment for this part will be suspended, until the Project Owner, the Project Management Company and the supervisory engineers confirm that such part is qualified.

2)         In the construction process, the Contractor must take photos or record videos of each sub-contractual work. Certain concealed engineering must be provided with corresponding photos or videos, especially concealed part involving engineering cost. If the Contractor fails to provide the corresponding photos or videos, the increase in relevant fees will not be taken into consideration in settlement.

3)         If the Project Owner, the Project Management Company or the supervisory personnel challenges the quality of the Contractor's concealed engineering, a professional testing institution may be appointed to do testing. If the quality is qualified, the testing expenses and repair expenses will be borne by the Project Owner. If unqualified, the testing expenses will be borne by the Contractor and a fine of RMB 5,000 will be imposed on the Contractor. Unqualified works must be reworked until qualified, and the term will not be extended accordingly.

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In the event that the Supervisor fails to perform the inspection on time, a written request for extension should be submitted 8 hours in advance.

The maximum extension period: 24 hours.

6.         Safe and Civilized Construction and Environmental Protection

6.1       Safe and Civilized Construction

6.1.1    Agreement on the goal of project safety production and relevant matters:

(1)        The Contractor must implement safe construction management following the (Zhen Zheng Jian (2015) No.5 document, the Notice of Jiangsu Office of Housing and Urban-Rural Development on Comprehensive Promotion of Standardized Examination and Evaluation of Safety Production of Building Construction (Su Jian Zhi An (2017) No. 683), the Notice of Jiangsu Office of Housing and Urban-Rural Development on Accelerated Promotion of Standardized Examination and Evaluation of Safety Production of Building Construction (Su Jian Zhi An (2018) No. 942). The general contracting unit shall take the overall responsibility of safe construction at the Construction Site. The mechanical and electrical general contractor and professional projects contracting units shall be subject to civilized construction management of the general contracting unit. The Contractor shall organize the construction according to the safety standards, take necessary safety preventive measures according to site conditions, take overall responsibility of safety at the Construction Site and personal injury of third parties, strengthen safety education, persist in the elimination of safety accidents and assume any liability.

(2)        The Contractor takes overall responsibility of safety production, and separately sign the Agreement for Responsibility of Safety Production with the Project Owner. The Contractor shall strengthen safety prevention awareness and measures during construction to eliminate the occurrence of safety accidents. For each occurrence of a safety accident, the Project Owner may impose a one-off economic penalty on the responsible unit, in the minimum amount of RMB 1,000 and the maximum amount of RMB 5,000. In the case of occurrence of major safety accident, the Project Owner will impose an economic penalty of RMB 100,000 on the Contractor.

6.1.4    Special agreement on security protection: For details, please refer to the relevant requirements in chapter 1.4 the agreement on security and fire management of volume 1.

Agreement on the preparation of the security management plan of the construction site: This part should be included in the construction organization design submitted prior to the commencement of the construction.

6.1.5    Civilized Construction

Contract parties' requirements for civilized construction: the Project seeks to obtain the provincial (star level 1) civilized construction site. The Contractor must implement civilized construction management following the (Zhen Zheng Jian (2015) No.5 document, the Notice of Jiangsu Office of Housing and Urban-Rural Development on Comprehensive Promotion of Standardized Examination and Evaluation of Safety Production of Building Construction (Su Jian Zhi An (2017) No. 683), and the Notice of

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Jiangsu Office of Housing and Urban-Rural Development on Accelerated Promotion of Standardized Examination and Evaluation of Safety Production of Building Construction (Su Jian Zhi An (2018) No. 942).

The Construction Site shall be subject to the conditions surveyed by the Contractor at the site. As an experienced contractor, the Contractor shall consider all adverse factors surrounding and inside the Construction Site (such as pond, dark pond inside the site), handle the site upon entry for construction and meet the construction requirements at the Construction Site, and also harden road according to the requirements on provincial civilized construction site (star level 1). The above fees shall be included in the quotation responded by the Contractor in comparison and selection (if not included, it is deemed surrendering part of the profits).

6.1.6    Agreement on the payment proportion and payment period of safe and civilized construction fees: before the commencement of the project, the fees for safe and civilized construction measures that shall be advanced by the project unit to the construction unit shall not be less than 60% of totally safe and civilized construction costs, and the remaining 40% will be paid off before the construction completion.

7.         Term and Schedule

7.1       Construction organization design

7.1.1    The construction organization design as agreed by parties to the Contract shall include:

(1)        project overview and description of project characteristics;

(2)        construction deployment and main construction scheme;

(3)        construction schedule (including network graph that can reflect key lines);

(4)        planning and arrangement of construction machinery, materials and personnel;

(5)        construction layout;

(6)        construction measures in winter and rainy season and under high temperature and other special construction conditions;

(7)        special construction scheme (including reinforcing measures for underground lines and other underground facilities);

(8)        quality, safety and civilized construction measures;

(9)        cost reduction and other technical and organizational measures and main technical and economic indicators, etc.

7.1.2    Submission and Modification of the Construction Organization Design

The period agreement on the contractor's submission of the detailed construction organization design: Within 21 days after the signature of the contract.

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The deadline for the Project Owner and Supervisor to confirm or propose remark on amendments after the receipt of the detailed construction organization design:

In case that the Contractor fails to submit the construction schedule and construction organization design as the agreed time, then the Project Owner is entitled to require the Contractor to pay the liquidated damages of RMB (10,000) for each day of delay. In case that the construction schedule and construction organization design submitted by the Contractor are not approved by the Project Owner at one time, then the Contractor shall make modification within the time stipulated by the Project Owner until it is accepted by the Project Owner. The completion time of the construction schedule and construction organization design shall be subject to final submission time of the schedule and construction organization design approved by the Project Owner, and the liquidated damages due to the overdue submissions of the Contractor shall be calculated accordingly.

The Contractor shall ensure that the construction schedule and construction organization design submitted is in conformity with the construction period and technical standards agreed in the Contract, and shall not be inferior to the construction organization design compared and selected by the Contractor or all the project contents, standards and commitments specified in other compared and selected response documents. The construction schedule prepared by the Contractor must include both Gantt diagram and network diagram which can effectively reflect the key construction routes and can be presented in the form of professional schedule management software approved by the Project Owner. In the construction process, the Contractor shall, following the requirements of the Supervisor and the Project Owner, submit the construction schedule and any description or document by the construction unit which the Supervisor and the Project Owner deem necessary.

The Supervisor shall report the audit opinion to the Project Owner for approval within (7) days upon receipt of the relevant construction scheme description, and give written approval or propose modification opinion to the Contractor following the Project Owner's approval opinion. Where the Supervisor fails to approve or propose amendments within the agreed period, the Contractor shall implement the provision of Article 4.3 of the Special Terms of the Contract, and such schedule shall not be deemed having been approved.

7.2       Construction Schedule

7.2.2    Revision on Construction Schedule

The deadline for the Project Owner and Supervisor to confirm or propose remark on amendment after the receipt of the amended Construction Schedule:

The Supervisor shall report the audit opinion to the Project Owner for approval within (10) days upon receipt of the revised construction scheme description, and give written approval or propose modification opinion to the Contractor following the Project Owner's approval opinion.

The Contractor must organize construction according to the schedule confirmed by the Project Owner, the Project Management Company and the Supervisor, and be subject to inspection and supervision of the Project Owner, the Project Management Company and the Supervisor. If the Project cannot be completed on time based on actual

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progress, the Contractor must provide the improvement measures which shall be subject to confirmation by the Supervisor, the Project Management Company and the Project Owner before implementation. If actual progress is inconsistent with the schedule for reasons that are not attributable to the Project Owner, the Contractor is not entitled to make claims or issue certificates with respect to the improvement measures for an additional increase of construction payment.

The Contractor must organize construction according to the schedule confirmed by the Project Owner, and be subject to inspection and supervision of the Project Owner or the Project Management Company. If actual project progress is inconsistent with the confirmed schedule, the Contractor shall, at the request of the Project Owner, provide the improvement measures which shall be subject to confirmation by the Project Owner before implementation. The determination by the Project Owner of the construction organization design scheme shall be only the confirmation of the feasibility of the construction organization design scheme instead of the confirmation of expenses incurred. The Contractor shall be exempted from its due liability. As the construction organization design scheme belongs to the Contractor's own construction measure, the increased expenses for labour, materials and machinery, etc. shall be borne by the Contractor itself.

The Contractor shall promptly notify the Supervisor, the Project Management Company and the Project Owner of any event or circumstance that may in future cause adverse impact on work, increase Actual Price or postpone project construction. The Supervisor, the Project Management Company and the Project Owner may require the Contractor to submit the estimation of the expected impact of such future events or circumstances, and/or provide suggestions according to the provisions of Article 10.3 (Change procedure).

7.3       Commencement

7.3.1    Preparations for the commencement

The deadline for the Contractor to submit the review request on project commencement: 7 days prior to the planned commencement date.

Other preparation work for the project commencement to be performed by the Project Owner and its deadlines: The provision of corresponding drawings and documents within 7 days after the signature of the Contract.

Other preparation work for the project commencement to be performed by the Contractor and its deadlines: None.

7.3.2    Commencement Notice

This Article in the General Terms of the Contract and the Special Terms of the Contract are amended as follows:

The Supervisor shall issue the commencement notice to the Contractor 7 days prior to the commencement date. The Supervisor shall obtain the consent of the Project Owner before issuing the commencement notice, and the Project Owner may also directly issue the commencement notice. The construction period shall be calculated from the commencement date specified in the commencement notice issued by the Supervisor

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or the Project Owner (in case that such two notices are inconsistent, the notice issued by the Project Owner shall prevail).

The Contractor shall commence construction immediately after the commencement date.

If the Contractor fails to enter the site for construction within 90 days as of the Commencement Date stated in the commencement notice, the Project Owner has the right to terminate the Contract and claim from the Contractor the termination liquidated damages that are equivalent to (5)% of the Contract Price.

7.4       Surveying settingout

7.4.1    This Article of the General Terms of the Contract is amended as follows:

The Project Owner shall provide datum point, datum line, datum mark and relevant documents. The deadline for the Project Owner to provide the Contractor with the surveying datum point, datum line, datum mark and their written document through the Supervisor: the Project Owner shall provide datum point and coordinate control point before commencement, and the Project Owner and the Contractor shall conduct site handover and inspection according to requirements of construction drawings. Upon handover and inspection, the Contractor is responsible for the protection and bearing expenses. Any future expenses for re-measurement and settingout due to damage or misalignment and the Loss caused thereby shall be borne by the Contractor.

The Contractor shall take charge of the positioning of the project section and the correction of any errors in position, level, dimension and setting-out. The Contractor shall put his heart into the inspection and verification of the correction of Project Owner-supplied datum point, datum line, datum mark, and their documents prior to their usage. If any error was found, the Contractor should notify the Supervisor and the Project Owner immediately. All project delays and cost increases in consequence of non-compliance with the above rule should be borne by the contractor. The Contractor shall not be entitled to claim any indemnity with the Project Owner against the re-surveying setting-out or construction loss in consequence of the Project Owner-supplied wrong datum data. Any inspection by the Supervisor or the Project Owner shall not relieve the Contractor from any liability for the accuracy of settingout.

7.5       Delay

7.5.1    Delay of Term Due to the Fault of Project Owner

This Article of the General Terms of the Contract is amended as follows:

During the performance of the contract, the Contractor shall be entitled to require the Project Owner to extend the construction period and/or increase the cost if and only if the critical lines of the Project are affected by the following reasons due to the Project Owner, making the Project unable to be completed on schedule:

(1)        Increase in the contents of the contract work;

(2)        Change in the quality requirements or other characteristics of any work in the contract;

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(3)        Force majeure;

(4)        Suspension of works at the request of local administrative authorities, but if such request is made due to reasonably foreseeable circumstances (including the high school entrance examination, college entrance examination, major conventions and special days in Zhenjiang, and the special days that are not conventional that the Contractor has been required to consider before the conclusion of the Contract), then the construction period shall not be extended;

(5)        The Project Owner's delay in providing materials, engineering facilities or change of delivery place;

(6)        Suspension of construction due to the reasons of the Project Owner;

(7)        Delay in providing the drawings;

(8)        Failure to commence at the commencement date stipulated in the commencement notice in Article 7.3.2 due to the reasons of the Project Owner;

(9)        Delay in the critical lines of the Contractor caused by the delay, interference or hindrance due to the reasons of the Project Owner.

Notwithstanding the foregoing, but if the reasons of the Project Owner as stipulated in this Article are caused by the Contractor's fault, delay, non-compliance with instructions, failure to coordinated management, etc., the Contractor shall not be entitled to require the additional costs and/or extension of the construction period. Notwithstanding the foregoing, the Contractor shall also not be entitled to require additional costs and/or delay in the construction period in the event of concurrent delays in the same period. Concurrent delays refer to two or more delays occurring in the same period, at least one of which is caused due to the reasons of the Contractor or which should have been reasonably controlled and avoided by the Contractor, while the other or another several delays shall be the delay(s) which the Contractor should have been entitled to obtain the extension of the construction period as agreed in the contract.

For delays that do not affect the critical lines, the Contractor shall have no right to request additional costs and/or extension of the construction period for whatever reason.

For the avoidance of doubt, the Contractor shall not require to postpone of the term on the ground that the Project Owner fails to pay the project advance payment, progress payment or completion settlement payment and any other payables on dates agreed in the Contract, or postpone or suspend the construction without permission. Otherwise, all Losses caused to the Project Owner shall be borne by the Contractor.

7.5.2    Delay of Term Due to the Fault of Contractor

The calculation of liquidated damages for overdue completion in consequence of the term delay attributed to the Contractor's reason is: As stipulated in Article 16.2 of Special Terms of the Contract.

If the term is delayed for reasons attributable to the Contractor, the upper limit of liquidated damages for overdue completion is (10% of the Contract Price). However, if

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the liquidated damages for overdue completion reach 10% of the Contract Price, the Project Owner has the right to terminate the Contract; if the Project Owner thus terminates the Contract, in addition to the above liquidated damages for overdue completion, the Project Owner may also claim from the Contractor the termination liquidated damages that are equivalent to (5)% of the Contract Price.

The following should be added following Article 7.5.2 of the General Terms of the Contract:

7.5.3    Absolute construction period

The contract construction period shall be absolute construction period including statutory holidays, which has taken into account the suspension of construction caused by the construction at night or on holidays, construction in winter and rainy seasons which shall not be carried out according to the government regulations, and the suspension of construction caused by two sessions, college entrance examination, high school entrance examination, construction caused by the suspension of water and electricity supply within 24 hours, diplomatic visits, traffic control, rainfall, strong winds, smog, dust control, sand storms, environmental protection, factors affecting the construction period such as insufficient construction site, and other factors such as the government's stop work order and restrictive measures adopted. In the event of the occurrence of the factors for the adjustment of the construction period which is clearly stipulated in the contract terms, the contract construction period shall not be extended under any circumstances.

7.5.4    Construction Period and Costs

The extension of the construction period does not mean necessary additional costs, and the Contractor shall be entitled to increase the costs due to the extension of the construction period only in the case that:

(1)        the circumstances in Paragraphs 7.5.1 (1), (2), (5), (6), (7), (9) of the Special Terms of the Contract occur;

(2)        the construction is suspended for a continuous period of more than (3) days (excluding (3) days) under the circumstances mentioned in Paragraph (1) above. The additional costs which the Contractor is entitled to claim shall be the costs for the continued suspension of construction for more than (3) days, and the costs are limited to the following costs (the compensation principle is also as follows):

1)         Compensation for on-site construction labour: the compensation shall be given according to the actual number of the construction labour on site during the suspension of construction in excess and the suspension confirmed by the Project Owner on site, and the unit price of labour cost in the priced bill of quantities (excluding any charge);

2)         Compensation for on-site machinery: the compensation shall be given according to the type and quantity of on-site machinery confirmed by the Project Owner on site during the suspension of construction in excess, and the unit price of the machinery holding in the priced bill of quantities (excluding any charge); and

3)         Compensation for on-site construction management personnel: the compensation shall be given based on the number of management personnel on duty during the

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suspension of construction in excess and the suspension confirmed by the Project Owner on site, and according to the average daily salary calculated based on the bank statement of such personnel's salary in six months prior to the suspension of construction provided by the Contractor.

Except for the above costs, the Contractor shall be no titled to claim management fees, profits or any other costs due to the extension of the construction period.

During the application for the cost increased due to the extension of the construction period, the Contractor shall attach sufficient materials, that is, a valid on-site certificate which can prove the suspension of construction and work slowdown and specify the number of labour and machinery, and the construction record approved by the Supervisor and the Project Owner, and shall not convert such cost directly according to the contents of the list in the absence of facts.

The Contractor's claim for the extension of the construction period and/or the increase in costs resulting therefrom shall be made following the claim procedure set forth in Article 19.1. Otherwise, the Contractor shall be deemed to have waived its right to request the extension of the construction period and/or the increase in costs.

7.6       Adverse material conditions

Other situations of adverse material conditions and related agreement: adverse material conditions shall include rock and gravel obstacles that are limited in pile foundation engineering, underground karst caves, voids in rock stratum, increased concrete filling coefficient of pile foundation caused by collapse holes due to liquid plastic soil layers, and rock breaking that occurs during earth excavation.

Paragraph 2 of this Article of the General Terms of the Contract is amended as follows:

In the event that the Contractor encounters adverse material conditions, it shall take rational measures to overcome the conditions to continue the construction and delivery relevant Notice to the Project Owner and the Supervisor in a timely manner. The Notice should specify the content of the adverse material conditions and the reason why the Contractor considers it unforeseen. However, the risks associated with adverse have been considered in the contract price, the Contractor has no right to claim any increase in costs and/or extension of the construction period due to adverse material conditions.

7.7       Exceptional adverse weather conditions

This Article does not apply to the General Terms of the Contract. Only the weather conditions meeting the circumstances of force majeure stipulated in the contract will be regarded as the exceptionally adverse weather conditions and shall be implemented following the provisions of the contract related to the force majeure.

7.8       Suspension of Construction

7.8.1    Suspension of Construction Due to the Fault of the Project Owner

Paragraph 2 of this Article of the General Terms of the Contract is amended as follows:

In case that the construction period for the critical lines of the Project is delayed due to

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the suspension of construction caused by the reasons of the Project Owner, then it shall be implemented according to Articles 7.5.1 and 7.5.4 in the Special Terms of the Contract.

7.8.2    Suspension of Construction Due to the Fault of the Contractor

"84 days" in this Article in the General Terms of the Contract is amended as "42 days".

7.8.6    Suspension of construction for more than 56 days

This Article of the General Terms of the Contract is amended as follows:

In the case of construction suspension caused by the Project Owner, if the Supervisor fails to send a notice of work resumption to the Contractor within 56 days after the issuance of construction suspension instruction with the consent of the Project Owner, the Contractor may submit the Supervisor and the Project Owner a written notice for the permission on the work resumption for the suspended project or part thereof within 28 days after the receipt of the notice. If the Project Owner permits the resumption of the suspended project or part thereof, the Contractor shall reasonably arrange personnel and organize resumption of construction; if the Project Owner decides to continue the suspension of construction, the Contractor shall at the request of the Project Owner evacuate the personnel and construction equipment out of the Construction Site. If the Contractor fails to exit the Construction Site at the request of the Project Owner, the increased expenses and incurred losses shall be borne by the Contractor itself.

7.8.7    Construction Care during Construction Suspension

This Article of the General Terms of the Contract is amended as follows:

In the event of the suspension of construction, the Contractor shall make every effort to minimize the damage suffered through reasonable work arrangements, including proper storage of the completed works, reasonable arrangement of personnel on duty and machinery at the site, etc. In particular, part of the project is suspended, the Contractor shall ensure the maximum utilization efficiency of various construction factors through adjusting the allocation of personnel and construction equipment, so as to avoid the occurrence of work slowdown and the delay of the construction period. The Contractor shall, within the time limit required by the Project Owner, submit the work plan of personnel and machinery during the suspension of construction to the Project Owner for approval, and organize the implementation according to the work plan confirmed by the Project Owner. The Project Owner shall have the right not to pay the costs incurred beyond the work plan confirmed by the Project Owner or due to the implementation inconsistent with the relevant work plan. If the Contractor fails to perform the obligations specified in this Article, then it shall be liable for any additional losses arising therefrom.

7.9       Incentive for early completion

7.9.2    Incentives for early completion: None

The following should be added following Article 7.9 of the General Terms of the Contract:

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7.10     Actual completion standards

The actual completion standards agreed in the Contract are as follows:

(1)        The Project is implemented and completed according to the requirements of the contract documents, qualified in the completion acceptance as agreed in the contract and is confirmed by five parties upon the signature for acceptance, and is qualified in any special acceptance, approval and licensing required for legal operation and completion acceptance for the record of the project, including but not limited to, civil air defence acceptance, fire acceptance, sanitary and anti-epidemic acceptance, environmental protection acceptance and planning acceptance;

(2)        The Contractor has completed the demobilization and handed over the Project to the Project Owner as agreed in Articles 13.6 and 13.2.5, and completed the handover upon the signature of the Project Owner;

(3)        The Contractor has sorted out all the completion data of the Project, which fully meets the requirements of completion acceptance filing and urban construction archives, and conforms to the document management requirements of the Project Owner, and has handed over to the Project Owner after the review and confirmation of the Supervisor and the Project Owner.

After all the above standards are met, the Project Owner will issue the project acceptance certificate to the Contractor according to Article 13.2.2(3). The date indicated in the project acceptance certificate is the actual completion date of the Project.

8.         Materials and Equipment

8.4       Custody and Use of Materials and Engineering Equipment

8.4.1    The undertaking of the storage fee of materials and equipment supplied by the Project Owner: After the materials and equipment are transported to the construction site, the Contractor shall safe keep them and bear the cost after making an inventory. The storage fee shall be 1% of the tax-inclusive price of the materials supplied by the Project Owner. The storage fee of materials and equipment referred to herein do not include the fees for materials and equipment in Professional Subcontracted Projects, which have been included in the PC service fees and shall not be calculated separately. The materials and equipment supplied by the Project Owner shall not be included in the Contract Price.

8.5       Prohibition on the use of substandard materials and engineering equipment

Delete the content in Article 8.5.3 of the General Terms of the Contract that ", and pay the Contractor reasonable profits".

The following should be added following Article 8.5.3 of the General Terms of the Contract:

8.5.4    If any material or equipment provided by the Contractor is found by the Supervisor or Project Owner to be against the contract during the inspection, test, acceptance of material and engineering equipment or any other phases including but

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not limited to factory inspection, receiving inspection, third party inspection, intermediate acceptance, special acceptance, completion acceptance, the Project Owner is entitled to proceed the goods in the following method based on the specific conditions of the materials and equipment used in the project. The Contractor shall assume the liability in one or more following way specified in the written instructions from the Project Owner:

(1)        Return the received goods in whole or in part. If the Project Owner chooses this method to deal with the goods, the Contractor shall remove the returned materials and equipment from the delivery or storage place of delivery or storage within 48 hours after the receipt of the written notice of the Project Owner, with the incurred fees assumed by the Project Owner, including but not limited to interest, bank fees, freight, insurance, storage charge, loading and unloading fees, dismantling cost, and other expenses required for the custody and protection of returned materials and equipment. If the Contractor fails to remove the goods within the mentioned period, the Project Owner may adopt an appropriate way to dispose of relevant materials and equipment without the assumption of the liability for the disposal.

(2)        Replace or repair the non-compliance without any charge. As for this disposal selected by the Project Owner, the Contractor shall follow the Project Owner's instructions to fully replace or repair the non-compliance. The replaced or repaired materials and equipment shall comply with all relevant regulations in this Contract, including but not limited to specifications, quantity, quality, performance.

(3)        When the Project Owner considers the options of return, replacement or repair to be unfeasible or inappropriate, he is entitled to, but have no obligation to, receive and use non-conformed materials and equipment supplied by the Contractor. In this case, the increase of contract price is unnecessary regardless of whether the market value of the contractor-supplied materials and equipment is higher than the price in this Contract agreement. Besides, the Contractor shall discount the original contract price based on the scope and the degree of defects in the materials and equipment, the market value and the loss caused to the Project Owner. The contract price should be deducted accordingly at a price determined by the Project Owner.

In spite of the disposal methods the Project Owner chooses, the Contractor shall bear the liability of increased costs and/or process delays, and compensate the Project Owner for all the incurred losses.

8.6       Samples

8.6.1    Submission and Storage of Samples

The Contractor shall submit samples of materials or engineering equipment. Type, name, specification and quantity of samples: including but not limited to windows and doors (including shutters) (samples), fire shutter (samples), steel doors, fire doors, fire rolling shutter doors, extruded polystyrene board, rock wool board, waterproof roll, over-coating mortar (sample), electrostatic / raised flooring, granite, railings and other testing materials required by the Project Owner following relevant specifications and site requirements. Samples of the above materials shall be submitted to the Project Owner 60 days before use and can be purchased for construction upon approval. For specific specifications and quality requirements, please refer to Article 1.8 of Chapter I of Volume II, Model Management System of Project Quality.

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8.7       Substitution of Materials and Engineering Equipment

8.7.2    This Article of the General Terms of the Contract is amended as follows:

Where substitute materials or engineering equipment are required, the Contractor shall, at least 28 days in advance, submit to the Project Owner the proposal on the use of substitute materials or engineering equipment for consideration, and the following documents shall be attached:

(1)        The name, quantity, specification, model, brand, performance, price and other relevant information of the substituted materials and engineering equipment;

(2)        The name, quantity, specification, model, brand, performance, price and other relevant information of the substitutes;

(3)        The difference between the substitutes and substituted products and the influence of the use of the substitutes on the project;

(4)        Price differences between substitutes and substituted products;

(5)        Reasons for using the alternative;

(6)        Other documents required by the Project Owner.

The Project Owner shall have the absolute right to approve or disapprove the Contractor's proposals regarding the use of substitute materials or engineering equipment. The Contractor shall not use substitute materials or engineering equipment without the approval of the Project Owner. Any approval or disapproval of the Project Owner will not abate the Contractor's liabilities as stipulated in the Contract Documents. The foregoing approvals shall be issued in writing and affixed with the Project Owner's official seal. Otherwise they shall be invalid.

8.7.3    This Article of the General Terms of the Contract is amended as follows:

Where the Project Owner approves the use of substitute materials or engineering equipment, the price of which shall be determined in the following ways:

(1)        Determination method:

1)         If the materials and equipment are included in the Contractor's price list of materials, the unit price of such materials shall prevail; If the material price in the analysis statement of the comprehensive unit price of some works in the Contractor's tender documents is inconsistent with the unit price in the Contractor's price list of materials, the material price shall be determined following the principle in favour of the Project Owner.

2)         If the materials and equipment are not included in the Contractor's price list of materials, the material information price specified in the Zhenjiang Project Cost Information during the current procurement period (that is the month in which the Project Owner confirms the brand, price and technical specification of relevant materials and equipment submitted by the Contractor) shall prevail; if it is not specified in the Zhenjiang Project Cost Information during the current period of changes, the

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price quoted by the Contractor and approved by the Supervisor, Cost Consultant and Project Owner shall prevail.

(2)        Principle of undertaking:

1)         For any material reported by the Contractor in the list of material prices, if material substitution occurs during the construction when the material cannot be procured due to the market or when the material is prohibited by law which enters into force after the base date, the exceeding expenses shall be borne by the Contractor.

2)         In the case of the material substitution due to the Project Owner, the price shall be adjusted according to the price difference of substitute materials and raw materials.

The following should be added following Article  8.7.3 of the General Terms of the Contract:

8.7.4    If the Contractor uses the substitute materials or engineering equipment without the approval of the Project Owner, the Project Owner shall have the right to request the Contractor to replace whether the project has been completed or whether the acceptance is qualified. All expenses shall be borne by the Contractor, and the Contractor shall indemnify for any losses incurred thereby to the Project Owner. Before the Contractor completes the replacement, the construction payment of this part of work shall not be made for the moment and shall be made after based on the facts after the replacement.

8.7.5    If the Contractor, without the approval, uses the substitute materials or engineering equipment which is inconsistent with the Contract, both parties confirm that the rest of the project to be constructed with the same material shall be deemed to be inconsistent with the Contract unless the Contractor proves to the Project Owner one by one that all or part of the remaining materials and equipment are consistent with the Contract. Under any circumstances, the Project Owner shall have the right to request the Contractor to replace, rework or reduce the price. The Contractor shall not reject for any reason, such as the project has passed the acceptance inspection, the project has been put into operation, and the project acceptance certificate and performance certificate have been issued.

8.8       Construction equipment and temporary facilities

8.8.1    Contractor-supplied construction equipment and temporary facilities

The agreement on the undertaking of fees for the temporary facilities: borne by the Contractor.

9.         Test and Inspection

9.1       Testing Equipment and Personnel

9.1.1    This Article of the General Terms of the Contract is amended as follows:

For projects that shall be tested, detected, inspected or checked by the third party entrusted by the owner according to the relevant national and Zhenjiang regulations and the contract, the Project Owner shall entrust and bear the costs, and the

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Contractor shall sample, seal and send samples, and the Supervisor shall witness. The Contractor shall also perform other obligations required by the foregoing provisions.

Except for the above-mentioned projects entrusted by the third-party inspection enterprise by the contractor, other testing, detection, inspection or checking work required to complete the project shall be entrusted by the Contractor with bearing the cost, while the enterprise of testing, detection, inspection or checking entrusted by the Contractor shall be approved by the Project Owner.

Regardless of whether the third-party testing enterprise entrusted by the Project Owner or the contractor, in order to effectively perform the required testing, detection, inspection or checking, the Contractor shall provide all required instruments, assistance, documents and other materials, water and power, device, equipment, fuel, consumables, tools, labour, machinery and equipment, materials and auxiliary materials, worksites, and staff with appropriate qualifications and experience according to the Project Owner's requirements, and the costs needed have been included in the contract price.

The specified testing, detection, inspection or checking of any engineering equipment, materials and other parts of the project shall be performed at the time and place as agreed in the contract; if there is no agreement in the contract, if the Project Owner entrusts a third party for testing, the Project Owner shall notify the Contractor the time and place. If the Contractor entrusts a third party for testing, the Contractor shall notify the Supervisor and the Project Owner 48 hours before the testing, detection, inspection or checking are available and the specific time and place shall be determined by the Project Owner. The Contractor shall promptly submit fully verified testing, detection, inspection, or checking reports to the Supervisor and the Project Owner.

The Contractor has taken into account the time and cost required for sampling, sealing, sending samples and completing the above testing, detection, inspection or checking in the contract duration and price and shall not require extension of the duration and/ or increase of costs.

9.1.2    Testing Equipment

Test site to be configured at the construction site: According to the regulations issued by the administrative department in the project location.

Test equipment to be equipped at the construction site: Meet relevant national requirements.

Other test conditions required at the construction site: According to the General Terms of the Contract.

9.4       Site Process Test

The agreement on in-site process test: According to the regulations issued by the administrative department in the project location.

10.       Changes

10.1     Scope of Changes

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This Article of the General Terms of the Contract is amended as follows:

10.1.1  If and only if one of the following situations occurs in the performance of the contract, the change shall be made following the provisions of this Article.

(1)        The increase or decrease of any work in the Contract, or any Additional Increase ;

(2)        Cancel any work in the contract;

(3)        Any change in work quality standard or other characteristics in the Contract;

(4)        Change the baseline, elevation, location or size of the works.

10.1.2  The Project Owner has the right to transfer the cancelled work to the Contractor or other person, and the Contractor has no right to claim for the duration and/or expenses or compensation for any losses.

10.1.3  Changes shall not invalidate the contract in any way, while the impact (if any) of all changes on the contract price of the project shall be valued following this contract.

10.1.4  If the Project Owner issues instructions to make engineering changes due to: (1) the contractor's breach of contract or termination of the Contract; (2) the Contractor fails to prepare the goods in time according to the construction organization design and material arrival plan approved by the Project Owner; causing material outages or shortages; (3) the Contractor proposes replacement or adjustment of materials and equipment or construction technology to recover the delayed construction progress caused by its own reasons or to ensure that the construction progress not to fall behind; (4) the Contractor causes the failure of materials and equipment or construction technology; (5) for the convenience of the contractor's own construction; (6) the need for construction measures caused by the contractor; (7) The part where the Contractor is responsible for the design (if any) has design errors or omissions (including but not limited to failure to meet the design standards, specifications or requirements of the competent government department or substantially respond to the design requirements of the Project Owner), regardless of whether the Project Owner has approved the relevant design documents; (8) the contractor's own other reasons. The cost of changes and the delay of the construction period due to the above reasons shall be borne by the contractor.

10.1.5  The Contractor confirms that the following conditions do not constitute a change: (1) the Contractor adopts or changes any construction plan, construction measures, and construction technology to complete the agreed work in the contract; (2) unless the Project Owner agrees otherwise in writing (such written consent shall be sealed with the Project Owner's official seal) as a change, any clarification made by the Project Owner, the designer, the Project Management Company, the cost consulting company, or the consultant on the drawings or other contract documents that the Contractor fails to understand the content accurately, or any explanation or confirmation made on the existing content; (3) except for the written consent of the Project Owner (the written consent shall be confirmed by the Project Owner ’s official seal) to deal as a change, the deepened design drawings, sample drawings, detailed drawings/lofting drawings, expansion drawings, attached drawings, comprehensive drawings and so on during the process of construction (if any). The Contractor has no right to request an increase in costs or extension of the construction period on these

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accounts.

10.2     Right of change

The first paragraph of this Article of the General Terms of the Contract is amended as follows:

The Project Owner may propose changes at any time by giving instructions. Only the Project Owner has the final decision on the change. Except for the Project Owner, no other enterprise or individual including the designer, Project Management Company, supervisor, and so on, have the right to propose or confirm changes without the written consent of the Project Owner. The Contractor shall comply with and implement each change. The contractor shall not make any changes and/or modifications to the project unless and until the change is instructed or approved by the Project Owner.

10.3     Change procedures

This Article of the General Terms of the Contract is amended as follows:

10.3.1  If any circumstance stipulated in Article 10.1.1 occurs during the performance of the Contract, the Project Management Company and Supervisor can issue the intent letter for change to the Contractor after the agreement of the Project Owner. The intent letter for change shall state the specific content of the change and the Project Owner's time requirement for the change, and necessary drawings and relevant materials shall be attached. The intent letter for change shall require the Contractor to submit an implementation scheme with plans, measures and completion date for the proposed implementation of the change. If the Project Owner agrees to the change the implementation scheme submitted by the Contractor according to the intent letter for change, the Project Management Company and Supervisor shall issue the change instruction following Article 10.3.4.

After receiving the intent letter for change, the Contractor shall promptly respond in writing and submit the implementation plan (unless requested by the Project Owner, no later than 7 days after receiving an intent letter for a change): 1) Description on suggested work to be done and implementation schedule; and 2) a proposal for the Contractor to make necessary modifications to the contract schedule according to the Completion Date. The Project Owner shall respond with approval, disapproval or comment as soon as possible after receiving such a proposal, while the contractor's proposal shall not constitute a change under any circumstances. While waiting for the response, the Contractor shall not postpone any work. The Project Owner shall give the Contractor instructions to execute any changes and attach any required records of expenses, and the Contractor shall confirm receipt of such instructions.

10.3.2  In case of any circumstance stipulated in Article 10.1.1 during the performance of the Contract, the Project Management Company and Supervisor shall issue the change instruction to the Contractor following Article 10.3.4.

10.3.3  After the Contractor receives the drawings and documents issued by the Supervisor following the Contract, if it finds that there is any circumstance stipulated in Article 10.1.1 after inspection, the Contractor may make a written proposal for a change to the Project Management Company and Supervisor. The proposal for change shall state the basis for the change requested and necessary drawings and

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explanations shall be attached. The Project Management Company shall, after receiving the written proposal from the Contractor, jointly study with the Project Owner and give the change instruction within 14 days after receiving the written proposal from the Contractor after confirming the existence of the changes. If the change is not agreed after the study, the Supervisor or Project Management Company shall reply to the Contractor in writing.

10.3.4  The Supervisor and Project Management Company shall obtain the written approval of the Project Owner before issuing the intent letter for change, instructions for change and any documents related to the change. The Project Owner may also send the intent letter for change and instructions to the Contractor without the Supervisor or the Project Management Company. The change instruction shall be issued in a change order or other form approved by the Project Owner.

10.4     Valuation of Changes

10.4.1  Principle for Valuation of Changes

The agreement on the change of valuation:

(1)        If there is the same item in the Priced Bill of Quantities, it shall be determined following the unit price of the same item;

(2)        There is no same item in the Priced Bill of Quantities, while the single price of similar items within a reasonable range can be referred to if there are similar items;

Notwithstanding the foregoing, for similar items in the Priced Bill of Quantities, the Project Owner shall also have the right to choose not to calculate following this Article, but to follow section (3). The Contractor shall not raise any objection.

(3)        If there is no unit price for the same or similar items in the Priced Bill of Quantities, the price of changed work can be determined with the following methods:

1)         The project rates of corresponding categories shall be calculated following the Construction and Decoration Engineering Valuation Quota in Jiangsu Province (Edition 2014), Installation Project Valuation Quota in Jiangsu Province (Edition 2014), Municipal Engineering Valuation Quota in Jiangsu Province (Edition 2014), Code of Bills of Quantities and Valuation for Construction Works (GB50500-2013) and its supporting Code of Quantities Calculation, Cost Quota for Construction Works in Jiangsu Province (Edition 2014) and the valuation procedure stipulated in the content adjustment of replacing business tax with value-added tax.

2)         The labour cost shall be subject to the "guide price of labour wages in the construction projects in Jiangsu Province" issued by Jiangsu Provincial Department of Housing and Urban-rural Development. The material and machinery costs shall be subject to the material information price in the Zhenjiang Project Cost Information. The labour and material price difference shall not be calculated and adjusted; If the labour, machinery and material costs are not included in the above government documents and the Zhenjiang Project Cost Information in the current period of change, the reasonable market price approved by the Project Owner shall prevail.

3)         The construction cost shall, after the calculation of the tax of stipulated fees

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following the aforesaid standards, be included in the settlement price after decreasing by 10%. The cost of specific items with a fixed total price shall not increase due to the changes. The unit price measure items added due to the change confirmed by the Project Owner shall implement the valuation principles for changes as stipulated in 10.4.1.

(4)        The comprehensive unit price shall not be adjusted regardless of the change range between the actual quantities and the quantities provided in the Priced Bill of Quantities.

10.4.2  Procedure for Valuation of Changes

This Article of the General Terms of the Contract is amended as follows:

(1)       The Contractor shall submit the changed quotation within (14) days upon receipt of the change instruction. The Supervisor, Project Management Company and the Project Owner shall have the right to comment on the changed quotation, and the Contractor shall make amendments or supplementary explanations according to the opinions of the Supervisor and Project Management Company.

The changed quotation shall be consecutively numbered and signed by the project manager of the contractor. Each changed quotation shall indicate the location, size and technical requirements of the change to ensure that the engineering quantities can be tracked and calculated, or the Project Owner has the right not to consider them in the valuation and settlement. A changed quotation shall be the price report of a single change order (or other forms of change instruction). The contractor shall not accumulate multiple change orders (or other forms of change instructions) in a single changed quotation. Otherwise, the Supervisor, Project Management Company and the Project Owner have the right to refuse to receive and review this changed quotation.

(2)        If the change affects the term, the Contractor shall provide the specific details of the term adjustment. The Supervisor and Project Management Company may ask the Contractor to submit the construction schedule and the corresponding construction measures to advance or extend the term if they deem it necessary. If the change of work affects the term, the Project Owner will determine whether to adjust the contract term following Article 7.5 of the Contract.

(3)        The Supervisor and Project Management Company shall complete the review within (7) days after receiving the contractor's changed quotation and submit it to the Project Owner for approval. The Project Owner shall check within (28) days after receiving the changed quotation reviewed by the Supervisor and decide whether to agree to the value of the change. If the Project Owner does not agree, the Project Owner shall notify the Contractor of the value of the changes it has reviewed.

If the Supervisor, Project Management Company or the Project Owner review and considers that the construction conditions, quality, location, size and on-site construction conditions do not match the change instructions, the Contractor shall make amendments or supplementary instructions following the Supervisor, Project Management Company or Project Owner's instructions and resubmit for review.

(4)        If the Contractor fails to submit a changed quotation within the prescribed period after receiving the change instruction, the Contractor may decide whether to adjust the

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contract price and the specific amount adjusted accordingly when the Project Owner decides to adjust the contract price.

(5)        After the Project Owner and the Contractor have reached a written agreement (referring to a written confirmation document affixed with the official seal of both parties), the changed price shall be paid or deducted following 12.4.1(7) of the Special Terms of the contract. The Project Owner shall not bear the liability for overdue payment, and the Contractor shall not stop implementing the project or request an extension of the construction period and/or increase costs on that ground.

10.5     Reasonable proposals for Contractor

The time limit for the Supervisor to review the Contractor's rationalization proposal: 5 days.

The time limit for the Project Owner to approve the Contractor's rationalization proposal: 5 days.

The incentive method and the amount for the rationalization proposal put forward by the Contractor to reduce the Contract Price or to increase the economic benefits of the project: Negotiate separately.

10.7     Provisional valuation

This Article of the General Terms of the Contract is amended as follows:

For details of materials and engineering equipment to be provisionally valued, please refer to List of Provisional Valuation (if any).

10.7.1  Provisional Valuation items Imperatively Requiring Tender According to Applicable Laws

The confirmation and approvals of the provisional valuation items requiring imperative bid according to law shall be determined in the following way.

The Project Owner shall determine the provisional valuation Supplier or Subcontractor through a tender on its own. The Contractor shall, following the construction schedule, notify the Project Owner 60 days prior to the commencement of the tender. After the winning bidder is determined, the Contractor shall sign the Provisional Valuation Contract with the winning bidder

10.7.2  Provisional Valuation items Not Imperatively Requiring Tender According to Applicable Laws

The confirmation and approvals of the provisional valuation items which is not subject to the imperative bid according to law shall be determined in the following way.

The Project Owner shall determine the provisional valuation Supplier or Subcontractor through comparison and selection or other procurement methods on its own. The Contractor shall, following the construction schedule, notify the Project Owner 60 days prior to the commencement of the procurement. After the winning candidate is determined, the Contractor shall sign the Provisional Valuation Contract with the

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winning candidate.

10.7.3  With the consent of the Project Owner, the Contractor may, as a bidder or an applicant for the comparison and selection, participate in the procurement of the Professional Subcontracted Projects / Special Supply Items agreed upon in Articles 10.7.1 and 10.7.2; If the Project Owner agrees that the procurement can be implemented directly by the Contractor, the Contractor shall sign a supplementary agreement with the Project Owner for the Professional Subcontracted Projects / Special Supply Items. The PC service fees for the Professional Subcontracted Projects / Special Supply Items shall be deducted from the Contract Price.

10.7.4  If the laws, regulations, rules, normative documents or requirements of local government departments are adopted, it is hard for the Project Owner to unilaterally adopt the bidding, comparison and selection, or other procurement methods as stipulated in Articles 10.7.1, 10.7.2 and 10.7.3. The Contractor must cooperate (if it must be issued in the name of the Contractor or jointly). The Contractor shall provide corresponding cooperation as required by the Project Owner. In any event, unless the Contractor can provide specific evidence stating that the Professional Subcontractor / Special Supplier selected by the Project Owner does not meet the mandatory qualifications required by law to undertake the Professional Subcontracted Projects / Special Supply Items, the Project Owner shall have the right to the Professional Subcontractor / Special Supplier, control the bidding, comparison and selection, bid evaluation/selection and pricing, and determine other terms and conditions of the professional subcontract / special supply contract. The Contractor shall not object to or interfere with the above arrangements.

10.7.5  The Contractor shall sign the professional subcontract / special supply contract (including the letter of acceptance or other documents in the professional subcontract / special supply contract, if necessary) provided by the Project Owner within 14 days (or other time specified by the Project Owner). Unless otherwise stipulated in the Contract, the Contractor shall, within 7 days after signing the professional subcontract / special supply contract, submit a counterpart of the professional subcontract / special supply contract to the Project Owner and the Project Management Company. Unless approved by the Project Owner, the Contractor shall not terminate, modify or amend the above professional subcontract / special supply contract.

If the Contractor fails to sign the documents within the time limit as agreed in this Article or fails to issue the bidding documents/documents for comparison and selection within the time required by the Project Owner following Article 10.7.4, the Project Owner shall have the right to request the Contractor pay the liquidated damages of RMB (50,000) per day. If delayed for more than (7) days, the Project Owner has the right to convert the relevant Professional Subcontracted Projects or specially supplied materials and engineering equipment to independent contracted projects or materials and engineering equipment provided by the Project Owner, and the contract shall be signed directly between the Project Owner and the Independent Contractor or Independent Supplier. The standards and responsibilities of the contractor's general contracting management, cooperation and coordination services shall not be reduced or mitigated in any way, while the general contracting management cooperation fee shall be

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deducted, and the increase in costs and/or delays in construction period shall be borne by the contractor. The Contractor shall also compensate for additional costs and losses incurred to the Project Owner accordingly.

10.7.6   After each professional subcontracting/special supply contract is signed, the Contractor shall not modify or terminate the professional subcontracting/special supply contract without the consent of the Project Owner. If required by the Project Owner, the Contractor shall sign a supplementary agreement with the Project Owner to adjust the price of this contract following the professional subcontracting/special supply contract. The Contractor shall sign the relevant supplementary agreement according to the format and conditions approved by the Project Owner within 7 days after the Project Owner issues the instructions, and shall not raise the price on the basis of the price determined by the professional subcontracting/special supply contract.

10.7.7   The Project Owner's participation in the selection of the Professional Subcontractor / Special Supplier of Professional Subcontracted Projects / Special Supply Items and the pricing of professional subcontract / special supply contract does not mean that the Project Owner with build any contractual relationship with the Professional Subcontractor / Special Supplier. The professional subcontract / special supply contract is a contract directly signed by the Contractor and the Professional Subcontractor / Special Supplier. For the Project Owner and the Contractor, the Professional Subcontracted Projects / Special Supply Items are still part of the project for which the Contractor is responsible, the Contractor shall be responsible for the behaviours, performance and faults of the Professional Subcontractor / Special Supplier in the performance of work or services, including but not limited to the progress, quality and safety of Professional Subcontracted Projects / Special Supply Items, and the behaviours, faults, omissions and negligence of the Professional Subcontractor / Special Supplier.

10.7.8   Professional subcontracting/special supply contract and the payment

(1)        The Project Owner shall pay the Contractor construction cost of the professional sub-contracted project/Special Supply Item, and the Contractor shall pay the professional Subcontractor / special supplier according to the contract of the professional subcontract / special supply contract; If the special supply contract does not stipulate a specific payment period, the Contractor shall pay the corresponding funds to the professional Subcontractor/special supplier within (7) days after receiving the Professional Subcontracted Project / Special Supply Item payment from the Project Owner. The Contractor shall issue valid formal invoices to the Project Owner, and the professional Subcontractor/special supplier shall issue valid formal invoices to the contractor. The risk of the difference between the payment time and payment conditions stipulated in the professional subcontracting/special supply contract and the

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payment time and payment conditions stipulated in this contract has been included in the contract price.

(2)        The Contractor shall issue an audit opinion on the payment application within (5) days after receiving the application from the professional Subcontractor / special supplier and shall submit the payment it considers to be paid to the professional Subcontractor / special supplier together with the details and audit opinions to the Project Owner for approval in written form. The Project Owner has the right to decide whether to accept the contractor's audit opinion. The final funds of construction payments payable to professional Subcontractor/special supplier shall be determined by the Project Owner. If the Contractor fails to issue an audit opinion within the above-mentioned time limit, the Project Owner may notify the Contractor of the audit result after the unilateral audit, and the Contractor shall pay based on the Project Owner's audit opinion unconditionally.

(3)        If the Contractor fails to pay the construction payment in full and on time following the provisions of the professional subcontracting/special supply contract, the Project Owner has the right to cash the performance guarantee or take other measures deemed appropriate by the Project Owner for full compensation, and the Project Owner has the right to pay directly to the professional Subcontractor / special supplier on behalf of the contractor. The Contractor shall be deemed to have received the payment and shall issue an equivalent special value-added tax invoice to the Project Owner. The Project Owner's direct payment following this Article shall not relieve the Contractor of any obligations and responsibilities under this contract and professional subcontracting/special supply contracts.

If the Contractor fails to pay the professional Subcontractor/special supplier in a timely manner, the Project Owner has the right to suspend the payment to the Contractor for it should have paid to the professional Subcontractor / special supplier for the project, until the Contractor pays to the professional Subcontractor / special supplier; Meanwhile, the Project Owner has the right to charge the Contractor a penalty for deferred payment: for each day of delay, the Project Owner has the right to charge the Contractor deferred payment interest / liquidated damages (if not, it refers to the loan interest calculated based on the benchmark interest rate of the same period issued by the People's Bank of China) whose amount shall be doubled as that specified in the professional subcontract / special supply contract for liquidated damages until the Contractor pays the funds to the professional Subcontractor / special supplier or directly makes the payment based on this Article. The Project Owner's collection of the liquidated damages shall not be deemed as that the Project Owner will pay the deferred payment interest to the professional Subcontractor / special supplier on behalf of the contractor.

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(4)        Before applying for any progress payment, the Contractor shall submit to the Project Owner the evidence of have promptly paid for the professional subcontracting/special supply contract at that time following the relevant contract and financial evidence of payment (including the copy of the invoice issued by the professional Subcontractor and special supplier, a copy of the cheque stub with the signature of the payee and a copy of the bank receipt; if the Project Owner agrees to pay in the manner described in paragraph 2 of Article 10.7.8 (6) below, the Contractor shall also provide a confirmation letter of receipt from the professional Subcontractor / special supplier, and bank flow documents between the Contractor and the professional Subcontractor / special supplier). If the Contractor fails to provide these documents, the Project Owner has the right to suspend the payment of progress payments, which shall be deemed that the Contractor fails to make the payment in a timely manner. After the payment is completed, the Contractor shall issue its bank transaction documents with the professional Subcontractor / special supplier.

(5)        The Contractor may only withhold or refuse to pay to the professional Subcontractor / special supplier if both of the following conditions are met at the same time: 1) The Contractor states in advance that it has sufficient and reasonable excuses to withhold or refuse to pay the funds, and the Project Owner has expressed its approval or consent for these excuses after receiving the report; 2) The Contractor submits to the Project Owner that the professional Subcontractor/special supplier has been notified in writing of the above situation.

(6)        The Project Owner has the right to choose the following payment methods for the payment of Professional Subcontracted Projects / Special Supply Items:

1)         Escrow account method: If the Project Owner requires an escrow account method, the Contractor shall set up an escrow account at a bank approved in writing by the Project Owner for the payment of Professional Subcontracted Projects / Special Supply Items paid by the Project Owner. The Project Owner has the right to reserve a seal and monitor the income and expenditure of the escrow account in real time. The opening and use of an escrow account shall meet the following requirements: ① be jointly opened by the Project Owner and the contractor;

②         use the contractor's name for the account name, while the reserved account seal shall include the financial seal of the Project Owner or the name specified by the Project Owner;

③         The escrow account shall only use bank counter payment methods instead of being handled through online banking, mobile banking and other operation methods;

④         The Project Owner has the right to check all the account details of the escrow account;

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⑤         The process of payment of the corresponding funds for Professional Subcontracted Projects / Special Supply Items is as follows: a. After going through the professional subcontracting/special supply contract and all the approval processes stipulated in this contract, the Project Owner will pay the corresponding funds directly to the escrow account and cooperate with the Contractor to pay to the professional Subcontractor / special supplier by check; b. The Contractor shall issue a payment check following the payment certificate (including the payee of the Professional Subcontracted Project / Special Supply Item and payment amount) issued by the Project Owner, and the check shall be filled with the name and amount of the payee's account; c. After the Project Owner checks that the contents of the payment certificate and check are correct, it shall be confirmed and stamped with the financial seal of the Project Owner in the reserved seal for the escrow account or the personal seal designated by the Project Owner. If the payee is not a professional Subcontractor / special supplier, or the check information is inconsistent with the payment certificate approved by the Project Owner, the Project Owner has the right to refuse to add a seal or personal stamp on the payment voucher, and the Contractor shall bear the responsibility.

2)         Notwithstanding the foregoing agreement, the professional subcontracted project / Special Supply Item can adopt the following payment methods after approval by the Project Owner: according to the procedures agreed in the professional subcontracting/special supply contract, the Contractor shall issue a progress payment certificate to the professional Subcontractor / special supplier according to the amount determined by the Project Owner within (2) days after the Project Owner finishes the approval payment application to the professional Subcontractor/ special supplier and confirms the amount of the project payment; Within (15) days after the professional Subcontractor / special supplier issues the progress payment certificate, the Contractor shall complete the payment of the progress payment to the professional Subcontractor / special supplier; the settlement payment shall be performed following paragraph (7) of Article 10.7.8 below. Within (3) days after the Contractor completes the payment, the payment certificate (including but not limited to a copy of the invoice issued by the professional Subcontractor / special supplier, a copy of the cheque stub with the payee's signature and a bank receipt, confirmation letter of the receipt by professional Subcontractor / special supplier, bank transfer documents between the Contractor and the professional Subcontractor / special supplier and so on) and the equivalent value-added tax invoice shall be submitted to the Project Owner, and the Project Owner shall pay the corresponding payment paid for the Professional Subcontracted Project / Special Supply Item within (30) days after receiving the payment certificate, invoice and confirmation with no errors.

For this type of payment method, regarding the payment for Professional Subcontracted Project / Special Supply Item, the Project Owner shall not have an

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obligation to pay before the Contractor completes the payment and provides complete payment certificate, invoice and confirmation by the Project Owner and the payment period expires.

If the Contractor fails to pay following the above agreement, the Project Owner will bear the breach of contract liability for the delayed payment under the corresponding contract to the Project Owner and the professional Subcontractor / special supplier. If the Contractor delays the payment of any one of the professional Subcontractor / special supplier's project for more than (10) days, the Project Owner has the right to require the Contractor to implement the provisions of paragraph (1) of Article 10.7.8.6 (1) above and pay the project Subcontractor / special supplier's project funds in the form of an escrow account, and the Contractor shall not raise an objection; meanwhile, the Contractor shall also bear all losses and liabilities arising from the conversion of the payment method.

(7)        Settlement of Professional Subcontracted Projects and Special Supply Items shall be conducted following the settlement procedures of professional subcontracts / special supply contracts. The Contractor shall issue an audit opinion or amendment opinion on the settlement application and explain the reasons within (14) days after receiving the settlement application from the professional Subcontractor / special supplier, and submit the payment with the professional Subcontractor / special supplier together with details and opinions (with reasons) to the Project Owner for approval in written form. The Project Owner has the right to decide whether to accept the contractor's settlement opinions. The final settlement amount of the professional subcontracted project / Special Supply Item shall be subject to the approval of the Project Owner. If the Contractor fails to issue a settlement audit opinion within the above-mentioned time limit, the Project Owner shall have the right to conduct settlement audit independently. After the Project Owner has unilaterally reviewed and reached an agreement with the professional Subcontractor / special supplier, the Project Owner shall inform the Contractor of the results of the audit, and the Contractor shall pay the professional Subcontractor / special supplier according to the settlement amount determined by the Project Owner's review and sign the relevant settlement documents. The Project Owner hereby confirms that if it fails to sign the relevant settlement documents with the professional Subcontractor / special supplier following the above agreement and the requirements of the contractor, the Project Owner has the right to directly pay to the professional Subcontractor / special supplier based on the settlement amount determined by its own review., and the Contractor shall be deemed to have received the payment, and shall issue an equivalent special value-added tax invoice to the Project Owner.

(8)        The Contractor has no right to raise any objection to the amount of payment or settlement payable to the professional Subcontractor / special supplier as determined

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by the Project Owner, nor has the right to ask the Contractor for any additional fees or refuse to perform any work related to the Professional Subcontracted Project / Special Supply Item on the grounds that the Project Owner postpones the payment or settlement or directly pays to the professional Subcontractor / special supplier.

10.8      Provisional Sum

The parties' agreement on the use of the Provisional Sum: It shall be used as required by the Project Owner, and shall be settled with the amount actually incurred after the verification and confirmation of the Project Owner. The amount not incurred shall be deducted from the Contract Price accordingly. Besides, when the Project Owner explicitly refers to the "optional project" in the Provisional Sum Project, unless explicitly instructed by the Project Owner, the Project Owner shall have the right to cancel it from the scope of the Contractor at any time and the Contractor shall have no right to make any claim.

11.       Price adjustment

11.1      Adjustment caused by market price fluctuations

This Article of the General Terms of the Contract is amended as follows:

Unless otherwise stipulated in this Contract, no matter how the market price fluctuates, the Contractor shall not adjust the contract price. According to this Contract, the price of concrete, steels (including reinforcing bars in the concrete structure, structural steel (excluding steel tubular goods, crane span structures and supports in installation projects), and premixed grinding shelves (hereinafter referred to as "materials with adjustable prices") can be adjusted when the price increases or decreases by more than 5%, and only the increased or decreased price in excess of 5% can be adjusted. The material difference adjustment is based on price excluding the tax and shall be carried out separately among unit projects. Except for the above-mentioned materials with adjustable prices, labour costs, machinery costs, and other materials and equipment costs shall not be adjusted due to market price fluctuations.

The difference adjustment period is as follows:

1)         Structural steels I and concretes: The beginning month of the construction period of the main body of the basement project is the month when the subcrust is poured for the first time, and the end month is the month when the basement roof plate is capped. Both shall be subject to the confirmation of the Project Owner. If there is any document that can prove the Project Owner agrees to delay the term, the difference adjustment period shall be the actually delayed construction period. The beginning month of the construction period of the main body of the single upper structure is the month when

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the first layer is concreted, and the end month is the month when the roof plate is capped. Both shall be subject to the confirmation of the Project Owner. If there is any document that can prove the Project Owner agrees to delay the term, the difference adjustment period shall be the actually delayed construction period.

2)         Structural steels II and concretes: The construction period from the beginning date to the completion date of the construction of structural steels II shall be subject to the confirmation of the Project Owner. If there is any document that can prove the Project Owner agrees to delay the term, the difference adjustment period shall be the actually delayed construction period.

3)         Ready-mixed mortar: The difference adjustment period of ready-mixed mortar shall be the actual construction period from the beginning to the completion of the construction of masonry, painting and terrace of each unit project. The actual construction date shall be subject to the confirmation of the Project Owner. If there is any document that can prove the Project Owner agrees to delay the term, the difference adjustment period shall be the actually delayed construction period.

4)         Notwithstanding the foregoing, in case of any project delay due to the Contractor, the Contractor shall bear the price difference if the prices of materials with adjustable prices rise during the period of delay, but both parties shall reduce the contract price following the decreased price in excess of 5% if the prices are reduced during the period of delay.

The formula of material price adjustment is as follows:

(i)         When A<B

a)         When (C-B) /B>5%, increased price = (C-B*1.05) × Qx (1+project tax rate)

b)         When (C-B) /B<-5%, decreased price = (B*0.95-C) × Qx (1+project tax rate)

(ii)        When A≥B

a)         When (C-A) /A>5%, increased price = (C-A*1.05) × Qx (1+project tax rate)

b)         When (C-A) /A<-5%, decreased price = (A*0.95-C) × Qx (1+project tax rate)

-Q refers to the quantities calculated according to the calculation rules of quantities in this Contract during the price adjustment period. It shall subject to the quantities for bidding in the Priced Bill of Quantities (in case of any change, the changed quantities shall be subject to the confirmation of the Project Owner).

-A          refers to the corresponding unit prices of materials provided by the Contractor in

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the Contract.

-B          refers to the guide price of the materials market information price in the construction cost information released by the local construction authority where the project in (September) 2019 locates (if there is an upper or lower limit, the lower limit shall prevail).

-C         refers to the monthly arithmetic mean value of the materials market information price in the construction cost information released by the local construction authority where the project locates during the price adjustment period (however, the market information price of the corresponding month during the suspension of IS work shall not be calculated).

Payment time of material difference adjustment fees:

Material difference adjustment fees shall be adjusted (paid or deducted) in the project completion settlement price.

12.       Contract price, measurement and payment

12.1      Form of Contract Price

1、       Unit price contract.

The risk scope included in the comprehensive unit price: /.

The calculation method of risk cost: /.

The adjustment method of the contract price outside the risk scope: /.

2、       Lump Sum Contract.

This Contract is a Lump Sum Contract prepared following the drawings, documents for comparison and selection, specifications and technical standards and requirements. The Contractor shall scrutinize the drawings, specifications and technical standards and requirements. For any content (including any implied or incidental content) not specified in the Bill of Quantities but involved in the drawings, documents for comparison and selection, specifications and technical standards and requirements or other contract documents, the costs of which shall be deemed to have been fully considered by the Contractor in the Contract Price and have been appointed among the existing items in the Bill of Quantities. Moreover, the comprehensive unit price in the Bill of Quantities is the fixed price. However, if the unit price of the relevant specific item is obviously higher than the market price or if there is an unbalanced quotation, the Project Owner shall reserve the right to ask the Contractor to modify the relevant

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comprehensive unit price.

The pricing mode of this Contract is fixed and lump sum price and all unit contract prices are lump sum comprehensive unit prices, which refers that unless otherwise stipulated in the Contract, the comprehensive unit price shall not be adjusted in any case. The start-up cost in the Contract (including the PC cooperation fees, management fees, stipulated fees and additional construction costs, the same hereinafter) shall be the lump sum price under all circumstances. No adjustment shall be made during the settlement. The comprehensive unit price, additional construction costs, and stipulated fess shall include but not limited to: all direct and indirect expenses including labour costs, material costs (including material wastage costs), utilization expenses of construction machinery, management fees, profits, fees stipulated in policy documents, technical measure fees, safe and civilized construction costs, detailed design fees, protection fees for finished products, contingencies, comprehensive fees, entry and exit fees of machinery, on-site transportation and transhipment fees (including secondary transportation), custody and finished product protection fees and taxes, service fees during the Warranty Period, intellectual property fees, social security funds, expenses of all approval and permit procedures (which shall be borne by the Contractor as required) from the project commencement to the completion acceptance and record, necessary overtime pay, crashing fees, insurances, profits, national and local taxes and charges, expected rise and fall of market prices (unless otherwise stipulated in the Contract), exchange rate fluctuations, changes in national and local policies and all risk factors in the construction. After the Contract is signed, it is not allowed to adjust the unit contract price, the start-up cost and the Contract Price for any reason (unless otherwise stipulated in the Contract). Unless otherwise expressly provided for in the Contract, the fixed and lump sum comprehensive unit price in the Contract shall not be adjusted in case of any increase or decrease of the price of all materials and labour costs.

According to the fixed lump sum price and comprehensive unit price as provided in the Contract, the following fees have been comprehensively considered, including but not limited to:

(1)        Entry and exit fees and installation and removal fees of machinery;

(2)        Compensation for proper shutdown, and idling of the labour force and machinery due to drawings or changes (except as otherwise stipulated in the Contract);

(3)        Compensation for crashing;

(4)        Increased labour cost during busy season;

(5)        Additional fees for the construction with daytime and night lighting and

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construction in the basement (darkroom);

(6)        Additional fees for construction in winter and rainy seasons (i.e. adding admixture in the concrete in winter);

(7)        Additional fees for secondary transportation of materials in the site;

(8)        Compensation for temporary water and power outage;

(9)        Testing, inspection or experimental expenses stipulated by the national or local authorities to be borne by the Contractor; Fees for cooperation with the on-site entity detection and sampling and provision and presentation of a test specimen of the retest of materials on site;

(10)      Sewage and rainwater pumping and discharge fees during the construction;

(11)      Safe and civilized construction cost and safety measures cost;

(12)      Protection fees for finished products;

(13)      Site-clearing fees after the completion of the project;

(14)      Fees for dust monitoring;

(15)      Fees for BIM technology application;

(16)      Fees for site loan; and

(17)      Fees for informationalized site.

Any changes due to the water charges, electricity charges, fuel costs, transportation charges, any increase or decrease of the tax rate, tax categories and monetary exchange rate, salaries, government charges, price fluctuation of materials and equipment other than the materials with adjustable prices stipulated in Article 11.1 of the Contract, tax after the Contract is signed, regulations and government decrees have been included in the start-up costs, Contract Price and comprehensive unit price.

The risk scope included in the total price:

This Contract adopts the Lump Sum Contract. The total Contract Price shall include the expenses required to complete all the work within the PC Contract, including but not limited to:

(1)        Any increase or decrease in the market price, unless otherwise agreed herein;

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(2)        The calculation error of Contract Price due to the difference between the quantities recorded in the Bill of Quantities provided by the Project Owner and the quantities calculated following relevant design drawings.

(3)        Calculation and price errors in the comprehensive unit price analysis in the Priced Bill of Quantities;

(4)        Changes in laws, policies and other normative documents, including price adjustments announced by local cost management department where the project locates;

(5)        Changes in the tax rate (except as otherwise expressly stipulated in the Contract) and exchange rate;

(6)        Risk of not getting a formal invoice for utilities; and

(7)        Other risks included in the contract price as stipulated by laws, regulations and the Contract.

The calculation method of risk cost: The Contractor shall fully consider the risk scope when responding to the offer of comparison and selection. The risk cost shall be included in the Contract Price and shall not be adjusted in the completion settlement.

The adjustment method of the Contract price outside the risk scope: See Articles 10.4 and 11.1 of this Contract.

3、       Other price calculation methods: /.

4、       Further explanations of the Contract Price

(1)        The comprehensive unit price of all specific items of the sub-contractual work and specific items with a fixed unit price in the Priced Bill of Quantities is the fixed comprehensive unit price. The Project Owner accepts no improper offer proposed by the Contractor based on the unit price of any specific item during the pricing for comparison and selection (including but not limited to the deviation in understanding the determination of the work content included in the specific item and the level of quantity and machinery consumption, the judgment of the market price of each production factor, the determination of standards for collecting fees, the calculation rules of quantities, and the costs included in the comprehensive unit price) or any loss or claim claimed due to any other error. Besides, the Contractor shall be liable for any error or fault arising from any misunderstanding of the contract documents or drawings in the documents for comparison and selection or any negligence by the Contractor.

(2)        Fine decoration professional subcontracting management cooperation fee shall

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be finally determined following the fine decoration professional subcontracting project settlement amount multiplied by the rate of 1%. Other PC services fees shall be fixed following the amount provided in the Priced Bill of Quantities, and shall not be adjusted due to the contract amount or settlement amount or other factors related to the PC services (such as Professional Subcontracted Projects and Independent Contracted Projects). However, if a project involving the PC service is not implemented or transformed into a project implemented by the Contractor, the corresponding PC service fee shall be deducted from the contract price. The Contractor shall not, for any reason, collect any additional PC service fee from the independent Contractor, professional Subcontractor or other relevant parties. If the Contractor collects, it shall be deemed as a breach of Contract. During the settlement, the Project Owner shall have the right to request the Independent Contractor, Professional Subcontractor or other relevant parties to issue a statement on whether the Contractor has additionally charged the PC service fees. If the Contractor additionally charges the PC service fees, the Project Owner shall have the right to deduct the double amount of the additional fees from the completion settlement price as liquidated damages.

(3)        Tax: The project is priced as a non-competitive fee, which shall be subject to the national measures for adjusting the VAT rate of construction projects;

(4)        Additional construction costs: the civilized construction cost is a non-competitive fee. Whether the price is quoted or not, it shall be deemed to have been quoted in full amount according to the standard rate. The price of items with fixed total price in the Priced Bill of Quantities shall be the fixed price and shall not be adjusted, no matter whether the expenditure of such items is different from the Contractor's estimate due to any change or other reasons, and whether there is any missing item in the Bill. However, if any item does not occur, it shall be deducted from the expense statement of specific items with a fixed total price in the settlement. All expenses incurred in the performance of any item with additional construction fees (including the specific items with fixed total price and fixed unit price) not limited in the Bill of Quantities shall be deemed to have been included in the Contract Price. See Article 10.4 of the Special Terms of the Contract for the calculation method of additional construction costs increased due to the changes confirmed by the Project Owner. Beyond that, the additional construction costs shall not be increased in any case.

(5)        Labour cost and machinery cost: The Contract Price shall not be adjusted due to the changes of labour cost and machinery cost (unit price of construction machinery and use fee of construction machinery) (the difference of labour cost in the machinery cost shall not be adjusted).

(6)        The quantities in the Bill of Quantities for comparison and selection is only a reference, all quantities, project characteristics and work contents (either provided by

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the cost consultant or the participants) shall not be valid components of this Contract and shall be reviewed by the Contractor. The quantities provided in the Priced Bill of Quantities will be deemed as the actual quantities confirmed by the participants, and shall not be adjusted (including any error or missing item found later). Except for design changes, all claims for the difference between the quantities and contents in the Bill of Quantities and the actual quantities, project characteristics and work contents will not be accepted. The sub-contractual work with unqualified construction quality shall not be counted. Project settlement cost (including change and visa fees) shall be subject to the final cost confirmed by the Project Owner.

(7)        Before signing the Contract, the Contractor has carefully calculated and reviewed the quantities following the drawings, documents for comparison and selection, technical standards and requirements and other contract documents provided by the Project Owner and the on-the-spot survey by the Contractor, and has determined the Contract Price accordingly. The Contractor shall guarantee the sufficiency, completeness and conformity of all project offers completed itself. That is to say, whether the description of each specific items in the Bill of Quantities is sufficiently detailed, the Contractor shall, following the drawings, specifications, technical standards and requirements and other requirements on the work contents in other contract documents, make the offer for specific items with the fixed unit price and total price, and fully consider all costs for all work as indicated in the drawings or as reasonably speculated or foreseen following the drawings, specifications, technical standards and requirements, engineering practices and contract documents in relevant unit price or total price. The contract price has included the risks that the drawings, documents for comparison and selection, technical standards and requirements and site conditions are inconsistent with the Bill of Quantities. The Project Owner does not accept the adjustment of the Contract Price required by the Contractor due to the missing items in the Bill of Quantities, inconsistent project characteristics, inaccurate quantities in the Bill of Quantities and wrong calculations. However, if the Contractor actually completes fewer projects or quantities than those listed in the Bill of Quantities (whether they are required in the drawings, documents for comparison and selection, technical standards and requirements or not), the Project Owner shall have the right to deduct the Contract Price accordingly.

(8)        All calculation errors in unit price and subtotal, total, total and aggregate amount in the quotation for comparison and selection are the risks borne by the Contractor. When there are multiple possible explanations for the price, the price shall be calculated according to the explanation of the favourable Project Owner.

(9)        Unless a force majeure event stipulated in Article 17 of this Contract occurs, the Contractor shall bear any additional expenses or losses caused by climate change, internal and external environment of the construction site, traffic organization and

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intersecting construction.

(10)      Any expenditure other than the contract price caused by defects in the detailed design drawings and construction organization design completed by the Contractor shall be borne by the Contractor, even such contents have been reviewed by the Supervisor and Designer and confirmed by the Project Owner.

(11)      The change of construction technology and construction scheme shall not be deemed as the basis for the change of the contract price unless the change is due to higher quality standards and specifications proposed by the Project Owner during the construction than those stipulated in the Contract.

(12)      For items with the unbalanced price quoted by the Contractor, the Project Owner reserves the right to adjust the unit price of items with a high quoted price that the Project Owner considers to be obviously unreasonable in the Contractor's quotation.

(13)      For any work contracted to be done or cooperated by the Contractor (including the changes in the Contract, meeting minutes agreed and designs, and other instructions and requirements of the Project Owner or Supervisor), if the Contractor refuses to complete or fails to complete as required, and the Contractor has not completed after being urged by the Project Owner, the Project Owner can arrange a third party to complete it and can deduct the cost (plus 10% liquidated damages) from the contract price. The Contractor shall also be responsible for the impact on the term.

(14)      The Contractor must unconditionally accept the increased quantities which is not clearly stipulated in the Contract but must be added for the project completion, and relevant fees have been included in the Contract Price.

(15)      The Project Owner shall have the right to deduct the corresponding project price for the work contents, practices, drawing practices and construction contents specified in the specifications not specified in the project characteristics of the Priced Bill of Quantities.

(16)      Where the value or cost of the work stated in this Contract is included or considered in the contract price, they shall be deemed to be included in the sub-contractual work cost of sub-contractual work and cost of specific items in the Priced Bill of Quantities. The contract price will no longer be adjusted due to any work and in no case shall it be understood that the work may constitute the provisional sum or provisional estimate.

12.2      Advances

12.2.1   Payment of advance payment

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Portfolio and sum of the advance payment: 3% (including 60% of the safe and civilized construction cost) of the Contract Price (deducted from the Provisional Valuation of the professional work, material, and Engineering Equipment, together with the Provisional Sum of the material and the equipment).

Advance payment period: Within 30 days after the conditions for advance payment are met.

Conditions for advance payment:

a.         after the contract documents signed by both parties come into force;

b.         upon the filing of construction contracts by the government (if necessary);

c.         after the Contractor submits to the Project Owner the construction insurance documents conforming to the contract requirements;

d.         after the Contractor submits to the Project Owner the advance payment guarantee and the performance guarantee conforming to the contract requirements; and

e.         after the Contractor submits to the Project Owner the VAT invoice conforming to the contract requirements.

Method of advance payment deduction: The advance payment shall be 100% deducted from the month when the advance payment is paid. If the monthly progress payment is not enough to fully offset the advance payment, the advance payment which has not been deducted shall be deducted in the next month's progress payment until the advance payment is fully deducted.

12.2.2   Advance Payment Guarantee

The time limit for the Contractor to submit the Initial Advance Payment Guarantee: After the contract becomes effective, and before the Contractor submits the application for advance payment to the Project Owner. In addition to the Initial Advance Payment Guarantee, the Contractor shall submit an additional Advance Payment Guarantee to the Project Owner for each Professional Subcontracted Project. When paying the advance payment for Professional Subcontracted Projects following the professional subcontracts / special supply contracts confirmed by the Project Owner and signed by the Contractor and Professional Subcontractor / Special Supplier, the Contractor shall submit or ensure that the Professional Subcontractor / Special Supplier will submit to the Project Owner an Advance Payment Guarantee in the same amount. The Advance Payment Guarantee: The Contractor shall submit to the Project Owner the Advance Payment Guarantee in the form specified in the exhibit to the Contract or in any other forms approved by the Project Owner, which shall be an unconditional, irrevocable and

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independent bank guarantee payable on demand.

The Guarantee Amount of the Advance Payment Guarantee shall be reduced according to the amount deducted from the advance payment. An article for the reduction of Guarantee Amount can be provided in the Guarantee, but remaining amount of Advance Payment Guarantee shall not be less than the amount of advance payment that is not deducted.

The term of validity of the Advance Payment Guarantee shall be from the date when the advance payment is paid to the Contractor to the date when the progress payment certificate issued by the Project Owner indicates that the advance payment has been fully deducted. In case that the Contractor fails to obtain the Advance Payment Guarantee without specific deadlines, while the Advance Payment Guarantee has indicated the specific invalidity date, and fails to meet above condition that "the advance payment has been fully deducted" within (28) days before the specific invalidity date, then the Contractor shall extend the Guarantee to the time when the advance payment has been fully deducted as expected by the Project Owner at his own expense no later than (14) days before the invalidity of the Guarantee. Otherwise, the Project Owner is entitled to cash the Advance Payment Guarantee or deduct performance bond from the payables as the guarantee security.

The Advance Payment Guarantee shall be returned to the Contractor within 14 days after the progress payment certificate issued by the Project Owner indicates that the advance payment has been fully deducted. The Project Owner shall not be liable for any interest or other similar costs or benefits incurred by the Contractor in connection with the Advance Payment Guarantee.

12.3      Measurement

12.3.1   Measurement principles

Rules of quantities calculation: Code of Bills of Quantities and Valuation for Construction Works (GB50500-2013) and its supporting Code of Quantities Calculation, Cost Quota for Construction Works in Jiangsu Province (Edition 2014) and relevant national standards and industry standards. However, where there is any discrepancy between the measurement and valuation standard and that agreed in the Contract Agreement, Conditions of Contract, Technical Standards and Requirements, other contents of the Bill of Quantities and other contract documents, the Contract Document shall prevail. Moreover, the measurement and valuation standard shall be applicable to the technical method of measurement and valuation only. The contractual rights and obligations in the specification shall not apply to the parties to the Contract. In case of any rights and obligations between the Project Owner and the Contractor, this Contract shall prevail.

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12.3.2   Measurement period

The agreement on the measurement cycle: on a monthly basis.

12.3.3   Measurement of the Unit Price Contract

The agreement on the measurement of Unit Price Contract: /.

12.3.4   Measurement of the Lump Sum Contract

The agreement on the counting of the Lump Sum Contract: the Contractor shall report the quantities completed in the current month before the 25th day of each month. There must be valid engineering instructions for all items involving Contract Price changes (the valid engineering instructions shall be in the form specified by the Project Owner and shall be signed by the Authorized Representative of the Project Owner for confirmation). The quantities due to the engineering change is only the quantity difference between the drawings for comparison and selection and the changed drawings (only the changed part shall be calculated). It shall have nothing to do with the quantities in the Priced Bill of Quantities. If the Contractor fails to perform construction according to the drawings, the Project Owner shall, when calculating the quantities to be deducted, calculate the quantities in the drawings corresponding to those not under construction, and it shall have nothing to do with the quantities in the Priced Bill of Quantities.

12.3.5   In the event that the Lump Sum Contract measures the payment with the breakdown statement, whether it can apply Article 12.3.4 (Measurement on the Lump Sum Contract) for measurement: /.

12.3.6   Measurement of the contract with other price forms

Measurement methods and procedures for other price forms: /.

12.4      Payment of progress payment

12.4.1   Payment cycle

The agreement on the payment cycle:

(1)        The Contractor is responsible for the work within its scope, and the Project Owner should make the payment of 75% of the monthly completed qualified quantities. The amount of monthly progress payment = the value of monthly completed qualified quantities × 75% - deductible advance payment - the amount that the Project Owner is entitled to deduct following the Contract

"The value of completed qualified quantities" refers to the following amounts approved

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by the Project Owner:

A.         The cost of sub-contractual work and cost of specific items with the fixed unit price: measured and approved following the completed qualified quantities (i.e. corresponding quantities specified in the Bill of Quantities) in the current period and the Contract;

B.         The cost of specific items with a fixed total price: the cost of completed specific items with fixed total price in the current period = the total cost of specific items with fixed total price in the contract price × (the cost of the completed sub-contractual work in the current period ÷ the total cost of sub-contractual work in the contract price); To avoid any doubt, if the Project Owner fails to deduct the amount that it is entitled to deduct following the Contract in the current progress payment, it shall not lose the right to claim deduction or compensation from the Contractor.

(2)        80% of the Contract Price measured and approved by the Project Owner shall be paid upon the approval of the project completion acceptance.

(3)        85% of the measured and approved Contract price by the Project Owner shall be paid upon the Contractor's obtain of project acceptance certificate and the record certificate of overall completion acceptance.

(4)        After the completion of the project, the Project Owner shall, within 30 days upon the issuance of the completion payment certificate and the handover of all completion materials and receipt of corresponding invoices by the Contractor, pay 97% of the completion settlement price ("completion payment"); The remaining 3% of the completion settlement price shall be deemed as the Quality Deposit, which shall be returned to the Contractor without interest after the expiration of the defect liability period and within 30 days from the date of issuance of the final settlement certificate if there is no quality problem.

(5)        Progress payments for Professional Subcontracted Projects / Special Supply Items shall be paid following the schedule and proportion agreed in corresponding professional subcontracts / special supply contracts. For details, please refer to the Article 10.7.8 of Special Terms of the Contract.

(6)        The PC service fee shall not be paid in the progress payment, and shall be paid at the completion settlement price on the premise that the Contractor has fulfilled the PC service obligations as agreed in the Contract.

(7)        The increased price due to the change shall be paid in the settlement for completion (but the Deduction for change may be deducted in full from the project payment).

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(8)        To avoid any doubt, the Contractor shall, before the Project Owner pays any construction cost (including the advance payment), issue a legal and valid VAT (special) invoice in the equivalent amount with the tax rate of 9%, or the Project Owner has the right to refuse payment and shall not be liable for overdue payment or other liabilities.

12.4.2   Preparation of the application form of progress payment

The agreement on the preparation of the application form of progress payment: The Contractor is imperative to strictly comply with the format requirements on the application document for payment and settlement, together with their attachments issued by the Project Owner.

12.4.3   Submission of the application form of progress payment

(1)        The agreement on the submission of the application form of progress payment in the Unit Price Contract: /

(2)        The agreement on the submission of the application form of progress payment of Lump Sum Contract: the Contractor shall submit a written application for progress payment and relevant materials (including the progress payment of all Professional Subcontracted Projects and the payment format and materials shall meet the requirements of the Project Owner) before the 25th day of each month.

(3)        The agreement on the submission of the application form of progress payment in the contract of price forms: /

12.4.4   Progress payment review and payment

(1)        The deadline for the Supervisor to review the progress payment and submit it to the Project Owner: 7 days.

The deadline for the Project Owner to complete the approval and issue the progress payment certificate: 30 days. If the Contractor fails to perform any work or obligation as required by the Contract, the Project Owner may withhold the value of the work or obligation in the progress payment certificate prior to the performance of the work or obligation. Delete the content in the General Terms that "if the Project Owner fails to complete the approval and raises no objection within the time limit, the progress payment certificate shall be deemed to have been issued".

(2)        Deadline for the Project Owner to pay the progress payment: within 30 days upon the issuance the progress payment certificate and the receipt of the equivalent invoice.

The calculation method of the liquidated damages for the overdue payment of the progress payment by the Project Owner: following paragraph 16.1.2(1) of the Special

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Terms of the Contract.

12.4.6   Preparation of Payment Breakdown Statement

2、       Preparation and approval of the payment breakdown statement in the Lump Sum Contract: /.

3、       Preparation and approval of the payment breakdown statement for the Lump Sum Item in the Unit Price Contract: /

13.        Acceptance and engineering trial run

13.1      Acceptance of sub-contractual work

13.1.2   In the event that the Supervisor fails to perform the acceptance on time, it shall submit a written request for extension 24 hours in advance.

The maximum extension period: 48 hours.

The provision “If the Supervisor fails to perform the acceptance on time and submit a request for an extension, the Contractor has the right to perform the acceptance by itself and the Supervisor shall recognize the acceptance result” in this Article of the General Terms of the Contract shall be amended as follows: If the Supervisor fails to perform the acceptance on time and submit a request for an extension, the Contractor shall implement the provisions of the last paragraph of Article 4.3 of the Special Terms of the Contract and shall not perform the acceptance by itself.

13.2      Acceptance inspection upon completion of the Work

13.2.1  Conditions for completion acceptance

This Article of the General Terms of the Contract is amended as follows:

Only when the following conditions are met for the project, the Contractor may submit the application report for completion acceptance pursuant to this Contract:

(1)        With the exception of the work of sporadic items and defect repair approved by the Project Owner to be listed in the defects liability period, the overall project and all related activities, including the testing, inspections, commissioning, the trial operation required by the contract documents and relevant specifications, has been completed, and all equipment, facilities, and building bodies been ensured to be in normal operations. It means that the requirements have been met that the project handover is available from the Contractor to the Project Owner and the Project Owner can put it into operation without any obstacle;

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(2)        The completion acceptance materials that shall be consolidated and submitted by the Contractor shall meet the requirements on construction materials imposed by the administrative authority of construction and/or urban construction archives management authority in the place where the project is located, and completion materials have been fully prepared pursuant to the Contract;

(3)        Implementation schedule and relevant rules have been approved by the Supervisor and the Project Owner for the work of sporadic items and repair work required to be completed in the defects liability period following the requirements of the Supervisor, Project Management Company and the Project Owner;

(4)        Other activities required by the Supervisor, the Project Management Company and the Project Owner to be finished before acceptance of completed projects have been completed;

(5)        As required by the Supervisor, Project Management Company and the Project Owner, a detailed document list for acceptance of completed projects have been submitted;

(6)        Any other completion conditions specified by the government or relevant management authorities.

13.2.2   Procedure of Completion Acceptance

(3)        This Article of the General Terms of the Contract is amended as follows:

Once the project passes the completion acceptance and meets the standards of practical completion stipulated in Article 7.10, the Project Owner shall issue a project acceptance certificate to the Contractor, or the Supervisor and the Project Management Company shall issue the certificate signed by the Project Owner to the Contractor. The date indicated on the certificate should be the actual completion date.

(5)        This Article of the General Terms of the Contract is amended as follows:

As any required by the Project Owner, the Contractor should allow the construction unit hired by the actual user of the project (including but not limited to the Project Owner) to carry out the relevant work on site before acceptance of completed projects. Such activity should not be regarded as unauthorized use by the Project Owner, and the Contractor shall still take liability for the quality of relevant parts of the project. The Contractor shall regard the construction unit hired by the actual user as an Independent Contractor and provide them with coordination and cooperation following the agreed standard of the Contract. The Contractor is not entitled to require an additional charge and /or the extension of the construction period for the coordination, cooperation or arising intersecting construction and any other factors. Calculating method of

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liquidated damages under the circumstance that the project owner fails to perform acceptance inspection upon completion of the Work and issue project acceptance certificate following relevant agreement: no liquidated damages.

13.2.3   Project completion date

This Article of the General Terms of the Contract is amended as follows: for the Actual Completion Date, the provisions of Article 13.2.2 (3) of the Special Terms of the Contract shall apply.

13.2.5   Handover and receipt of all and part of the projects

The deadline for the Contractor to handover the project to the Project Owner: Within (7) days after the approval of acceptance inspection upon completion of the work

In the event that the Project Owner fails to receive all or part of the project as agreed in this Contract, the calculation method of liquidated damages: No liquidated damages

In the event that the Contractor fails to handover the project on schedule, the liquidated damages is RMB 200,000 compensation for liquidated damages for each day lag.

13.3       Engineering trial run

13.3.1   Trial run procedures

Engineering trial operation includes: /.

(1)        The expenses for a non-load trial run for each single unit shall be borne by /;

(2)        The expenses for a non-load interlocking trial run for each single unit shall be borne by /.

13.3.3   Commissioning

Agreement on matters related to commissioning: /.

13.6      Demobilization after the completion

13.6.1   Demobilization after the completion

Deadline for contractor's demobilization: See Article 13.2.5  The deadline for the Contractor to handover the project to the Project Owner: During his demobilization, the Contractor shall go through the project handover formalities to the Project Owner or his designated third party following the handover list required by the Project Owner. Should the Project Owner requires handover procedures to be issued in writing, the

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Contractor shall cooperate in signing the handover agreement. The completion settlement and of the project shall be handled within the period specified in by the Contract, without any effect on the contractor's demobilization and the delivery of this project. The Contractor shall not refuse to evacuate the construction site (on-site) or to go through the handover procedures on the grounds that the settlement and payment for completion have not been completed.

In the handover process, the Contractor shall fully and actively cooperate with the Project Owner or his designated third party to fulfil the handover. All construction teams, construction equipment, temporary work should be demobilized or removed from the site with the exception of the ones approved by the Project Owner to continue work during the defects liability period without any affection on Project Owner's use of the project. If the Defects Liability Period expires, the Contractor's personnel and construction equipment shall be evacuated from the Construction Site within 3 calendar days after the Defects Liability Period expires (or if the Project Owner has other requirements, follow such requirements). Regardless of any reasons for the termination of the Contract, the Contractor must perform the demobilization and hand over the project at the time determined by the Project Owner upon the Project Owner's evacuation direction (if any). Should the overdue demobilization or handover occurs, the Contractor shall bear the same liability for breach of contract as the overdue completion specified in the Article 7.5.2.

Regardless of any reasons for the contractor's withdrawal from the site, the Contractor must, at the time of the withdrawal or at the time required by the Project Owner, hand over all the project documents to the Project Owner or to the subsequent construction unit upon the contractor's instruction, and properly conserve and hand over the finished project, purchased material and equipment to the Project Owner or the subsequent construction unit. If any overdue handover of project documents occurs, the Project Owner is entitled to charge the Contractor RMB 50,000.00 as liquidated damages until full handover.

The Contractor promises not to delay his demobilization and to interfere with the Project Owner's subsequent construction by occupying and retaining the project or detaining the construction site. The Contractor promises to waive his possible right of project priority of claim and lien over the project that the project, and the materials and equipment used for the project; the payment for the contract price responding to the completed project shall be determined by both the Project Owner and the Contractor after the contractor's demobilization. Should no agreement can be reached, either party can resolve the dispute following article 20 of the contract terms, but the settlement of the dispute cannot affect the performance of the demobilization.

14.       Completion settlement

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14.1      Completion Payment Application

The deadline for the Contractor to submit completion payment application: within 60 days upon issuance of project acceptance certificate. The Completion Payment Application Form shall include: the Contractor shall deliver to the Project Owner the completion settlement materials in quadruplicate and one copy of the electronic version. Such completion settlement materials shall include without limitation comparison and selection document and Q&A documents, Priced Bill of Quantities, construction contract, tender drawing, as-completed drawing, commencement and completion acceptance reports, project handover book, reviewed and determined change and certificates signed at the site, settlement book submitted for review and computational working paper, paid invoice (scanned copy), construction record (including pile foundation construction record), assessment form of the civilized construction site, etc. Special requirements shall be subject to then-current requirements of the Project Owner. If the Contractor fails to submit the above documents and materials within 60 days, the Contractor shall be imposed a fine of RMB 500 for each day of delay. The Contractor shall mention all payments that it believes it has the right to obtain hereunder in the Completion Payment Application submitted by it and shall not request for any additional payment after submitting Completion Payment Application. The Contractor agrees to waive the right to request for any additional payment not mentioned in foregoing Completion Payment Application.

The Contractor shall review the final settlement report in relation to Professional Subcontracted Projects and Special Supply Items as provided in professional subcontracting contract/special supply contract and the final settlement in relation to Professional Subcontracted Projects/Special Supply Items shall be implemented in the method provided in the relevant contract. The project negotiation and claim between the Contractor and Professional Subcontractor/Special Supplier which is irrelevant with the Project Owner, other amounts not payable and other affairs not undertaken by the Project Owner shall be settled and paid between the Contractor and each Professional Subcontractor/Special Supplier.

14.2      Approval of completion settlement

This Article in the General Terms of the Contract and the Special Terms of the Contract are amended as follows:

(1)        The Supervisor shall complete the examination within 14 days after receiving the Completion Payment Application submitted by the Contractor and proposes the amount payable by the Project Owner to the Contractor and submit the proposal to the Project Owner for its review. The Project Owner shall complete its review within (6) months (excluding dispute settlement) after receiving the same and the Supervisor will

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issue Completion Payment Certificate signed and confirmed by the Project Owner to the Contractor. After the Contractor receives the Completion Payment Application from the Project Owner, unless it approves or accepts the same in writing affixed with its common stamp, any other act or omission by the Project Owner shall be deemed as the Project Owner's disapproval of the Completion Payment Application from the Contractor. Especially where the Project Owner raises any objection in any way, including requesting the Contractor to supplement materials, or expressing its disapproval orally or in writing, contesting the application, requesting to hold a meeting for consultation or requesting to conclude agreement or memorandum which is different from the Completion Payment Application submitted by the Contractor, it shall be deemed as its disapproval of the Completion Payment Application submitted by the Contractor.

(2)        After the Supervisor issues Completion Payment Certificate, the Project Owner shall pay the amounts to the Contractor within the time limit specified in Article 12.4.1(4) of the Special Terms of this Contract.

(3)        After the Project Owner confirms the completion settlement amount with the Contractor as provided above, as per request from the Project Owner, the Contractor shall sign the completion settlement agreement with the Project Owner in the form and substance provided by the Project Owner.

(4)        If the Contractor fails to provide the Project Owner with the project completion materials as scheduled or fails to provide cooperation during the Project Owner's review period, resulting in impossibility to complete settlement procedures within (6) months after issuance of the project acceptance certificate, the Project Owner has the right to unilaterally complete the settlement and the settlement result shall be deemed accepted by the Contractor and the Contractor shall handle signature and confirmation procedures; Besides, if the Contractor fails to go through the procedures relating to the Project due to its own reason, the Contractor shall be liable for all Losses (including economic losses caused to any third party) suffered by the Project Owner.

(5)        To avoid any doubt, before the Project Owner and the Contractor agree on the settlement amount or effective judgment is rendered, the obligation of the Project Owner to pay for the disputed amount is not determined and thus the Project Owner has no payment obligation therefor. Only if the Parties agree on the settlement amount and effective judgment determines the payment obligation of the Project Owner, the Project Owner has an obligation to pay such settlement amount as agreed by the Parties or as specified in the effective judgment. If the Project Owner fails to pay the settlement amount within the payment period agreed by the Parties or specified in the effective judgment, it shall undertake liquidated damages for overdue payment or other liabilities for breach.

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14.4      Final Settlement

14.4.1   Final Settlement Application

The number of copies of the Final Settlement Application submitted by the Contractor: In eight copies and one electronic copy.

The deadline for the Contractor to submit Final Settlement Application: within 30 days upon issuance of Defects Liability Release Certificate.

14.4.2   Final Settlement Certificate and payment

This Article in the General Terms of the Contract and the Special Terms of the Contract are amended as follows:

(1)        The Supervisor shall propose the amount payable by the Project Owner to the Contractor and expresses other review opinions within (7) days after receiving the Final Settlement Application submitted by the Contractor and submit the proposal to the Project Owner for its review. The Project Owner shall complete its review within (30) days after the Supervisor receives the Final Settlement Application and the Supervisor will issue Final Settlement Certificate signed and confirmed by the Project Owner to the Contractor. Where the Supervisor fails to make a specific proposal within the agreed time limit, the Contractor shall implement the provision of Article 4.3 of the Special Terms of this Contract, and the Final Settlement Application submitted by it shall not be deemed to have been approved. After the Project Owner receives the Final Settlement Application from the Contractor, unless it approves or accepts the same in writing affixed with its common stamp, any other act or omission by the Project Owner shall be deemed as the Project Owner's disapproval of the Final Settlement Application from the Contractor.

(2)        After the Supervisor issues Final Settlement Certificate, the Project Owner shall pay the amounts to the Contractor within the time limit specified in Article 12.4.1(4) of the Special Terms of this Contract. The following should be added following Article 14.4 of the General Terms of the Contract:

14.5      Using funds for the designated purpose only

All amounts payable to the Contractor as provided herein shall be paid to the following accounts of the Contractor and the Contractor shall ensure it will use all amounts received hereunder for the purpose of this Project and accepts supervision from the Project Owner.

If the Project Owner has a justifiable reason to believe the Contractor has misappropriated the project funds, it has the right to request the Contractor to provide

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a breakdown sheet on the usage of project funds. For items not specified in the breakdown sheet or doubted by the Project Owner, the Contractor shall provide relevant evidence to the Project Owner. If the Contractor cannot reasonably prove the project funds are used for the purpose of this Project only, the Project Owner has the right to postpone paying subsequent project funds; provided that the Contractor shall not suspend works or propose for termination or partial termination of this Contract as the Project Owner has postponed paying subsequent project funds.

Beneficiary name: (escrow account information to be inserted in supplementary agreement)

Beneficiary address: (escrow account information to be inserted in supplementary agreement)

Bank name: (escrow account information to be inserted in supplementary agreement)

Bank address: (escrow account information to be inserted in supplementary agreement)

Account number: (escrow account information to be inserted in supplementary agreement)

Bank code: (escrow account information to be inserted in supplementary agreement)

The foregoing account specified by the Contractor shall be the account opened with the bank accepted in writing by the Project Owner and specially used for receiving and paying project funds hereunder. In addition to ensuring using the funds for the designated purpose only and accepting supervision from the Project Owner, the Contractor shall also be supervised by the bank designated by the Project Owner. As per request from the Project Owner, the account shall be managed account opened with the bank designated by the Project Owner and the Project Owner has the right to keep stamp specimen and carry out real-time supervision on the receipt and payment of amounts in the managed account.

If the Project Owner has a justifiable reason to believe the Contractor has misappropriated the project funds, it has the right to request the Contractor to provide project funds usage breakdown sheet, including but not limited to submitting funds usage plan including the advance payments to the Project Owner every month and provide corresponding financial evidence based on the actual usage status (including the photocopy of invoice issued by its Subcontractor or supplier, bank statement of payment to the payee, check stub copy signed by the payee and photocopy of bank receipts).

14.6      The right of the Project Owner for deduction

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14.6.1   Notwithstanding any provision in the Contract Documents, the Project Owner has the right to deduct (permanently or temporarily) or offset the amount payable by the Contractor to the Project Owner hereunder (including but not limited to liquidated damages, compensation, indemnity, warranty, disbursements and any other amounts) from or with any amount payable to the Contractor. If the Project Owner fails to exercise the right of (permanent or temporary) deduction of offset as provided herein, it does not prevent the Project Owner to recover relevant amounts from the Contractor as liabilities.

14.6.2   The Contractor shall reasonably use the construction funds paid by the Project Owner. The Contractor shall open a special account for paying salary (service fee) to the migrant works according to latest policy of Zhenjiang on payment of salary to migrant workers and give priority to pay salary (service fee) to migrant workers after receiving the payment of contract price from the Project Owner and timely provide the Project Owner with a financial voucher of payments (including a photocopy of receipts issued by the payees, bank statements of payment to payees). In no case shall the Contractor fail or delay in paying salary (service fee) to the migrant workers for the reason that the Project Owner fails or delays in paying any amount. The Contractor has fully considered all circumstances that may cause dispute with migrant workers when determining the construction period and price and shall formulate a contingency plan to prevent and control relevant circumstances and ensure the migrant workers will not collectively demand unpaid salary, disturb or gather to make trouble or cause other mass events. In case of foregoing events, the Contractor shall immediately take actions to eliminate the impact, resume works, accelerate to remedy the delayed construction, and the Project Owner has the right to deduct (0.05)% of Contract Price each time from the contract price as liquidated damages from current project progress funds payable to the Contractor.

14.7      Suspension of payment

Under any of the following circumstances, the Project Owner has the right to suspend paying for project progress, issuing payment certificate or settling the payment until the reason therefor is eliminated. Such suspension shall not be deemed as delay in payment by the Project Owner:

(1)        The Contractor uses the project funds paid by the Project Owner for other purposes than this Project;

(2)        The Contractor fails to submit an effective and legitimate invoice in equivalent amount before payment by the Project Owner;

(3)        The Contractor fails to timely pay Professional Subcontractor/Special Supplier as provided in relevant contract;

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(4)        In the construction process by the Contractor, safety accident or quality accident occurs, or migrant workers collectively demand unpaid salary, disturb or gather to make trouble or other mass event occurs and has not been properly solved;

(5)        The Supervisor or the Project Owner catches sight of materially false documents or qualifications provided by the Contractor during the execution of the contract;

(6)        The Contractor fails to demobilize his whole crew from the construction site, or to handover as-built documents to the Project Owner following the contract;

(7)        The contractor fails to settle the claim which he is scheduled to take liability for after the Project Owner's relevant notice during the progress of the construction;

(8)        Any lawsuit or arbitration occurs between the Contractor and other parties for its liability not attributable to the Supervisor and the Project Owner, with the process not conducive to the execution of the project;

(9)        There has any construction defect or the contractor has any other breach of contract;

(10)      Other circumstances in which the Project Owner is entitled to suspend the payment following applicable laws and regulations and the contract.

15.       Defects Liability Period and Warranty

15.2      Defects liability period

15.2.1   This Article of the General Terms of the Contract is amended as follows:

The Defects Liability Period is calculated from the Actual Completion Date set forth in the project acceptance certificate and shall be 24 months.

15.2.2   This Article of the General Terms of the Contract is amended as follows:

During the Defects Liability Period, the Contractor shall be responsible for repairing any defect caused for whatever reasons. If the defect is caused by the reason attributable to the Contractor, the Contractor shall bear the authentification and repair expenses. If the Contractor neither repairs nor pays for such repair, the Project Owner may deduct from the Quality Deposit as provided under the Contract. If the amount is higher than the amount of the Quality Deposit, the Project Owner may claim the Contractor for compensation as provided under the Contract. Even if the Contractor repairs and bears corresponding expenses, the Contractor cannot be exempted of the compensation liability for the Loss of the project. Should some work or engineering equipment fail to work for the intended purpose and required to be re-inspected, re-

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examined, and repaired in consequence of any defects or damage attributed to the contractor, the Project Owner shall be entitled to extend the defects liability period.

15.2.4   This Article of the General Terms of the Contract is amended as follows:

After the defects liability period expires following the Contract, the Contractor should notify the Supervisor and the Project Owner with writing notice when he argues that his warranty liability in the defects liability period following the contract has been fulfilled and that all the sporadic items and defect repair work in Project Owner's modification list has been accomplished. In witness of joint review and confirmation of the Supervisor and the Project Owner on defect repair work, the Defects Liability Release Certificate should be hereby issued by the Project Owner to the Contractor. However, the issuance of the certificate shall not relieve the contractor of the warranty liability for the project following national laws, regulations and the Contract. If necessary, the Project Owner is entitled to directly contact with suppliers of certain material and engineering equipment for maintenance service under any circumstance, and the Contractor should provide detailed information about these suppliers. The maintenance service direct from the suppliers should not reduce or relieve the contractor's any obligations and liability following the contract.

After the issuance of defects liability release certificate, each party should continue to fulfil any remaining obligations. To determine the nature and scope of the obligation to be fulfilled, the contract shall be considered to be valid.

15.3      Quality Deposit

Agreement on whether to withhold Quality Deposit: Yes

15.3.1   Methods for the Contractor to provide the Quality Deposit

The Quality Deposit shall be provided in terms of the second way listed as follows:

(1)        Guarantee letter of Quality Deposit with the guarantee amount of/;

(2)        3% of completion settlement amount;

(3)        Other methods: /.

15.3.2   Detention of Quality Deposit

The Quality Deposit should be withheld in the second way listed as follows:

(1)        The Quality Deposit can be detained with the progress payment successively. In this case, the calculation base of the Quality Deposit shall not include the payment, deduction and price adjustment amounts of the advance payment;

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(2)        The Quality Deposit shall be detained in a lump sum upon the construction completion;

(3)        Other ways for detention: /.

The last two paragraphs in this Article of the General Terms of the Contract are not applicable, so delete them.

15.3.3   For the return of the Quality Deposit, this Article of the General Terms of the Contract is amended as follows:

For the return of the Quality Deposit, the provisions of Article 12.4.1 (4) of the Special Terms of the Contract shall apply.

15.4      Warranty

15.4.1   Warranty liability

This Article of the General Terms of the Contract is amended as follows: the Warranty Period for the Project shall be calculated from the Actual Completion Date set forth in the project acceptance certificate. For the Warranty Period of specific sub-contractual work, see the provisions of the quality warranty certificate as an Exhibit to the Contract. In no event shall the warranty period exceed the minimum statutory repair period. During the Warranty Period of the project, the Contractor shall undertake the warranty liabilities following relevant laws and the Contract.

15.4.2   Repair expenses

This Article of the General Terms of the Contract is amended as follows: For the undertaking of repair expenses, see the provision of the quality warranty certificate as an Exhibit to the Contract.

15.4.3   Notice of repair

Reasonable time for the Contractor to receive the warranty notice and to arrive at the project site: see the provision of the quality warranty certificate as an Exhibit to the Contract.

15.4.4   Failure to repair

This Article of the General Terms of the Contract is amended as follows:

In case of any defect or damage to the project due to the Contractor, if the Contractor refuses to repair or fails to repair the defect or damage within a reasonable period, the Project Owner shall have the right to repair or entrust a third party to repair at the

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expense of the Contractor.

16.       Default

16.1      Breach by the Project Owner

16.1.1   This Article, Breach by the Project Owner, of the General Terms of the Contract is amended as follows:

The following circumstances which occur during performance hereof shall be deemed as a breach by the Project Owner:

(1)        the Project Owner fails to pay the undisputed contract price as provided herein or delays without proper reason or refuses to approve payment application and voucher, it fails to pay the amount payable hereunder and the Parties fail to conclude deferred payment agreement within 60 days after the Contractor sends written reminder notice, it shall constitute breach as of the 61st day after the reminder notice is received;

(2)        The specification, quantity or quality of the materials and Engineering Equipment provided by the Project Owner do not conform to the Contract, or the delivery is delayed or the delivery place is changed due to the Project Owner;

(3)        Suspension of construction caused by the breach of Contract by the Project Owner;

(4)        The Project Owner has explicitly stated or demonstrated by its behaviour that it will not perform its main obligations under the Contract;

(5)        The Project Owner's failure to perform other obligations provided herein.

Unless as instructed by the Project Owner in writing, the Contractor has no right to suspend or postpone construction whether or not the Project Owner has breached this Contract.

16.1.2   Liabilities for breach by the Project Owner

Articles (1) (3) and (6) of Article 16.1.2 of the Special Terms of the Contract do not apply and are deleted.

Methods of bearing and calculation of liabilities for breach by the Project Owner:

(1)        Liability for breach of Contract if the Project Owner fails to pay the contract price as required hereof: If the Project Owner fails to pay the amount which the Contractor shall receive and which the parties shall not dispute within the time limit stipulated in the Contract, the Contractor shall promptly issue a written reminder notice to the Project Owner. If the Project Owner has not paid the payment within the grace period

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stipulated in Article 16.1.1 upon receipt of the reminder notice, the Project Owner shall pay the Contractor the liquidated damages for overdue payment from the day following the expiration of the grace period (hereinafter referred to as "the date of overdue payment").

The liquidated damages for overdue payment = the amount of overdue payment × the benchmark deposit interest rate in the same period issued by the People's Bank of China × days overdue (from the date of overdue payment). The benchmark deposit interest rate in the same period refers to the interest rate of time deposit in the period of overdue payment. However, if the whole period or partial remaining period of overdue payment fails to reach the minimum period for a time deposit, the current deposit rate shall prevail.

The aforesaid liquidated damages for late payment conform to the reasonable expectation and true intention of both parties. The Project Owner shall bear all liabilities (including but not limited to interest, loss compensation and breach of contract) to the Contractor due to overdue payment.

(2)        The liabilities for breach of Contract that specification, quantity or quality of the materials and Engineering Equipment provided by the Project Owner do not conform to the Contract or the delivery is delayed or the delivery place is changed due to the Project Owner; the circumstance under paragraph 7.5.1(9) is constituted due to the delay in construction of the critical lines resulted from the replacement of qualified products by the Project Owner, the term shall be postponed accordingly.

(3)        Liabilities for suspension of construction caused by the breach of Contract by the Project Owner: subject to Article 7.8.1.

16.1.3   Termination due to breach by the Project Owner

This Article in the General Terms of the Contract and the Special Terms of the Contract are amended as follows:

If and only if the Project Owner breaches this Contract in the following way, the Contractor has the right to terminate this Contract through the procedure provided herein:

(1)        the Project Owner fails to pay undisputed contract price as provided herein and still fails to pay within (182) days after the Contractor sends written reminder notice (except for the part the Project Owner has the right to deduct);

(2)        the bankruptcy, insolvency or liquidation of the Project Owner, or any action or event that has a similar effect with the foregoing action or event (according to Applicable Laws).

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Upon the occurrence of the foregoing event or circumstances, the Contractor may terminate this Contract 28 days with notice to the Project Owner. But if in that 28 days the Employer performs its obligation, this Contract shall still be performed. If the Contractor terminates this Contract in violation of this article, the Project Owner has the right to request the Contractor to pay (20%) of the contract price as liquidated damages.

After contract termination due to breach by the Project Owner, the Contractor shall properly protect and handover the completed works and purchased materials and equipment and remove the equipment and personnel of the Contractor from the construction site as requested by the Project Owner. Removal from the construction site by the Contractor shall comply with Article 13.6 and Article 13.2.5.

16.1.4   Payment after the termination due to breach by the Project Owner

This Article of the General Terms of the Contract is amended as follows:

If this Contract is terminated due to breach by the Project Owner, the Project Owner shall pay the following amount within (30) days after the Parties agree on the settlement amount and receive a VAT invoice in the equivalent amount and the Contractor shall timely submit relevant materials and vouchers in the following amount and issue a legitimate invoice in an equivalent amount:

(1)        the price for Permanent Works completed, inspected and accepted prior to termination of this Contract and price for step items for completion of relevant Permanent Works and general contracting service fee;

(2)        the price for materials and engineering equipment that the Project Owner agrees to take over subject to the following conditions: 1) the time when the Contractor purchases materials and engineering equipment shall match the schedule stipulated in this Contract; 2) the materials and engineering equipment is specially ordered for the construction of this Project and the quality is satisfactory; 3) the price of materials and engineering equipment is reasonable (which matches the market price at the time of ordering and not exceeds the amount stipulated herein) and the Contractor has paid the amount for orders; 4) materials and engineering equipment have been transported to the construction site; 5) materials and engineering equipment cannot be returned. The Project Owner has the right not to accept the materials and engineering equipment not satisfying the foregoing conditions.

(3)        The expense for the Contractor to remove Temporary Works confirmed by the Project Owner from the construction site.

Apart from the foregoing amounts, the Project Owner has no obligation to pay any

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other amounts to the Contractor (including but not limited to expenses for non-conforming works; if materials and engineering equipment do not satisfy conditions provided in paragraph (2) above, the expense incurred by the Contractor to return the goods and terminate order contract and loss of amounts that cannot be refunded; except paragraph (3) above, the price for step items incurred by the Contractor to move from the construction site and dismiss personnel of the Contractor; other loss suffered by the Contractor due to termination of this Contract). However, the Project Owner also has the right to choose not to accept materials and engineering equipment not satisfying payment conditions and not to pay corresponding amounts to the Contractor, for which the Contractor shall cooperate.

The Project Owner shall pay aforesaid amounts as provided herein, but it has the right to offset or request the Contractor to pay all amounts payable to the Project Owner (including liquidated damages and compensation). The Project Owner has the right to withhold Quality Deposit in relation to the completed works and the Contractor shall still undertake quality warranty liability for completed works.

If the amount paid by the Project Owner to the Contractor exceeds the amount payable, the difference shall be refunded to the Project Owner by the Contractor within 7 days after the Parties agree on the settlement amount.

16.2      Default by the Contractor

16.2.1   Default by the Contractor

Other defaults by the Contractor: project delay, quality issues, material quality defect (fail to respond to the requirements in the documents for comparison and selection, the drawing design and the general specification for bill compilation), relevant technical documents not submitted as agreed, the Contractor's unauthorized shutdown or unilateral termination of the contract, and other defaults by the Contractor as stipulated hereof.

16.2.2   Liabilities for default by the Contractor

Methods of bearing and calculation of liabilities for Default by the Contractor:

A、       Project delay: If the Contractor fails to complete 80% of the work as agreed upon in the construction schedule within the planned term, the Project Owner shall have the right to entrust other personnel to carry out the construction or to ceases to pay the construction payment, and the Project Owner shall have the right to deduct 1.1 times of all expenses incurred thereby from the Contractor's contract payment. Following the requirements of this project, in case of one day's delay, the Contractor shall pay the Project Owner the liquidated damages of RMB 200,000/day, which shall not relieve the

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Contractor from the responsibility for completing the works or other responsibilities stipulated in the Contract.

In case that the Contractor fails to complete the relevant work at the construction period of each node stipulated in the contract, the Project Owner shall be entitled to temporarily deduct the liquidated damages of RMB (200,000) from the project payment for each day of delay in each node.

(1)        In case that a subsequent node has been completed on schedule, the Project Owner shall return the Contractor all the liquidated damages for delayed completion of the nodes before this node without interest which are temporarily deducted.

(2)        In case the Contractor completes the project on schedule, the Project Owner shall return the Contractor all the liquidated damages for delayed completion of the node without interest which is temporarily deducted.

(3)        In case the Contractor fails to complete the project on schedule, the liquidated damages for delayed completion of the node temporarily deducted will be taken as the liquidated damages for delayed completion. If such amount is insufficient, the Project Owner shall have the right to deduct the insufficient part of the liquidated damages for delayed completion from the completion settlement price; if such amount is in excess, the Project Owner will return to the Contractor liquidated damages for delayed completion of the node in excess without interest. The parties specifically confirm that: unless the Project Owner clearly stated in the document confirming the extension of the construction period that the Contractor was exempted from the contract's liability for breach of contract. Otherwise, in any case, the Supervisor's or the Project Owner's approval of the revised schedule, request of the establishment of new construction period based on actual conditions, and indication or acknowledgement of the fact of delay of the construction period shall neither represent their consent of postponement of the construction period nor relieve or release the Contractor's responsibility for the delay in breach of contract.

B、       Quality issue: The project quality shall conform to the national acceptance standard. If the quality does not meet the requirements, the Contractor shall rectify. After the rework is qualified, the Project Owner shall have the right to deduct the economic loss caused to the Project Owner from the Contractor's project settlement.

If the Contractor does not take the aforesaid measures that the Designer, Supervisor, Project Management Company's Representative and Project Owner / Project Owner's Representative respectively or jointly consider must be taken within the time specified by the Project Owner / Project Owner's Representative or Project Management Company's Representative to make up the defect in engineering quality, the Project Owner / Project Owner's Representative shall have the right to entrust a third party to

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enter the construction site to carry out the construction work accordingly, and all expenses incurred shall be borne by the Contractor. In case of the above circumstances, the term shall not be postponed and the Contractor shall compensate the Project Owner for all the losses incurred thereby. If the project fails to pass the one-time 100% completion inspection, the Contractor shall pay liquidated damages of RMB 4 million to the Project Owner; If Plot 1# does not win the Yangzi Cup Award, the Contractor shall pay liquidated damages of RMB 5 million to the Project Owner.

C、      Material quality defect: The materials supplied must be purchased and declared in strict accordance with the requirements of the documents for comparison and selection, the general specification for bill compilation and the design drawings. In case that the Contractor is found to apply the project materials that do not conform to the documents for comparison and selection, the general specification for bill compilation and the design drawings (change the brand, specification, and reduce the product quality, etc.) to this project without authorization, the Contractor shall unconditionally replace following the documents for comparison and selection, the general specification for bill compilation and the design drawings and pay the liquidated damages of RMB 10,000/item/once to the Project Owner.

D、      If the technical documents (including as-built drawings and completion settlement) cannot be submitted within the agreed time due to the Contractor, the Project Owner shall deduct RMB 1,000/day from the construction payment to the Contractor as the liquidated damages. Moreover, the Contractor shall not be released from the obligation to further submit the above technical documents.

E、      In case that the Contract cannot be performed due to the Contractor's unauthorized shutdown or unilateral termination of the Contract or breach of contract, the Contractor must, within 3 days upon the termination of the Contract, withdraw unconditionally.  The Contractor shall bear all losses caused thereby to the Project Owner. The completed workload shall be settled following this Contract and shall be reported to the Supervisor and the cost consultant for audit. 80% of the project price shall be settled according to the audit results. Besides, the Contractor shall bear the liability for breach of contract and compensation, and shall not be exempted from the quality warranty liability.

F、       Liabilities for defaults by the Contractor as stipulated in other contract terms.

The liquidated damages provided herein will be deducted from the amounts payable or to be paid to the Contractor hereunder or recovered from the Contractor as liabilities. If the total liquidated damages paid by the Contractor to the Project Owner as agreed in the Contract is insufficient to cover the losses caused to the Project Owner by due to its breach of contract, the Contractor shall pay compensation to the Project Owner until all its losses are made up.

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To avoid any doubt, if the provisions herein or in Contract Documents on Contractor's liability for breach have a conflict or are inconsistent, the highest liability for breach by the Contractor shall prevail.

16.2.3   Termination due to default by the Contractor

This Article of the General Terms of the Contract is amended as follows:

Where there is a default as provided in Paragraph (7) of Article 16.2.1 (Default by the Contractor), or if the Contractor still fails to cure its breach 14 days after the Supervisor or the Project Owner sends rectification notice on the default by the Contractor, the Project Owner may send a notice for contract termination to the Contractor. If the Project Owner terminates this Contract due to breach by the Contractor, the Project Owner has the right to request the Contractor to pay (20)% of the contract price as liquidated damages. Upon termination of the Contract, the Contractor shall remove from the construction site as provided in Articles 13.6 and 13.

2.5; otherwise, the Project Owner has the right not to settle the payments or pay any subsequent amounts. Upon the contract termination, the Project Owner shall have the right to use the Contractor's materials, equipment, Temporary Work, Contractor's documents and other documents prepared by or in the name of the Contractor in the construction site. The Project Owner's continued use shall not exempt or reduce the liability for breach of contract by the Contractor.

16.2.4   Treatment after contract termination due to a breach by the Contractor

This Article of the General Terms of the Contract is amended as follows:

If this Contract is terminated due to breach by the Contractor, the Project Owner shall pay the following amount within (30) days after the Parties agree on the settlement amount and receive a VAT invoice in the equivalent amount and the Contractor shall timely submit relevant materials and vouchers in the following amount and issue a legitimate invoice in an equivalent amount: The amount that the Contractor has the right to obtain is limited to the price for Permanent Works completed, inspected and accepted prior to termination of this Contract and price for step items for completion of relevant Permanent Works and general contracting service fee.

Apart from the foregoing amounts, the Project Owner has no obligation to pay any other amounts to the Contractor (including but not limited to expenses for non-conforming works; price of materials and engineering equipment other than Permanent Works; the expense incurred by the Contractor to return the goods and terminate order contract and loss of amounts that cannot be refunded; price for step items incurred by the Contractor to move from the construction site and dismiss personnel of the

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Contractor). However, the Project Owner also has the right to choose not to accept materials and engineering equipment not satisfying payment conditions and not to pay corresponding amounts to the Contractor, for which the Contractor shall cooperate. The Project Owner shall pay aforesaid amounts as provided herein, but it has the right to offset or request the Contractor to pay all amounts payable to the Project Owner (including liquidated damages and compensation). The Project Owner has the right to withhold Quality Deposit in relation to the completed works and the Contractor shall still undertake quality warranty liability for completed works. If the amount paid by the Project Owner to the Contractor exceeds the amount payable, the difference shall be refunded to the Project Owner by the Contractor within 7 days after the Parties agree on the settlement amount.

The following should be added following Article 16.2.5 of the General Terms of the Contract:

16.2.6   Right of the Project Owner to terminate this Contract

The Project Owner shall be entitled to terminate this Contract at any time at its convenience by giving notice of termination to the Contractor. The termination is effective on the date the Contractor receives such notice. Upon termination of the Contract, the Contractor shall remove from the construction site as provided in Article 13.6 and Article 13.2.5,

3.2.5    and shall be paid as provided in Article 17.4 (2). The Project Owner will not undertake any other liability than those provided above as it exercises the right of termination hereof.

17.       Force majeure

17.1      Confirmation on Force Majeure

Force Majeure provided in the General Terms and Special Terms of the Contract is limited to the following circumstances and the place of occurrence shall be limited to Zhenjiang:

(1)        the following circumstances declared by State authority and defined as a disaster: epidemic,.7.0 or higher degree earthquake, 10 or higher grade wind, once in thirty years flood in Zhenjiang, once in fifty years storm and once in fifty years blizzard;

(2)        Wars;

(3)        ionic radiation or radioactive contamination;

(4)        pressure waves generated by a sonic or supersonic aircraft or aircraft device,

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falling of aircraft;

(5)        serious social unrest or riot, other than internal events of or events caused by the Contractor (including its Professional Subcontractor, Special Supplier and other Subcontractor and supplier) and the persons engaged by it;

Apart from the disaster of Force Majeure specified in Paragraph (1) in this paragraph, intermittent or continuing high temperature, low temperature, storm, wind, snow, fog or haze or sand storm and other natural climate impacts shall not be deemed as Force Majeure.

17.3      Undertaking of the consequences of force majeure

This Article of the General Terms of the Contract is amended as follows:

Personal injury, property loss, increase in expenses and/or delay in construction and other consequences caused by Force Majeure shall be allocated by the Parties on the following principles:

(1)        Damage to Permanent Work, including damage to materials and engineering equipment transported to the construction site and installed to Permanent Work and third party personal injury or death and property loss caused by damage to Permanent Work shall be undertaken by the Project Owner; damage to materials and engineering equipment transported to the construction site but not installed to Permanent Work and third party personal injury and property loss caused by such damages shall be undertaken by the Contractor.

(2)        Damage to equipment of Contractors shall be undertaken by the Contractor;

(3)        The Project Owner and the Contractor shall respectively undertake its bodily injury and other property loss and relevant expenses;

(4)        The loss caused by the suspension of works by Contractor shall be undertaken by the Contractor; but the amount in relation to safekeeping the works and cleaning, repairing the works in the suspension period shall be undertaken by the Project Owner;

(5)        If a failure in timely completion is caused by delay in construction of critical line due to Force Majeure, upon confirmation from the Project Owner, the construction period shall reasonably extend and the Contractor does not need to pay liquidated damages for overdue completion. If the Project Owner requests for acceleration, the Contractor shall take actions for acceleration at the expense of the Project Owner.

17.4      Contract dissolution due to Force Majeure

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This Article in the General Terms of the Contract and the Special Terms of the Contract are amended as follows:

(1)        If a failure in performing the contract due to Force Majeure event lasts for more than (182) days, both Parties may terminate this Contract with a 14 days' notice to the other party to that effect. after the contract termination, the Contractor shall properly protect and handover the completed works and purchased materials and equipment and remove the equipment and personnel of the Contractor from the construction site as requested by the Project Owner. Removal from the construction site by the Contractor shall comply with Article 13.6 and Article 13.2.5. The Contractor shall return the ordered materials and engineering equipment or terminate an order contract. The amount for the commodity that cannot be refunded and expenses incurred in returning and terminating order contract shall be afforded by the Contractor (unless as provided in Paragraph (2)).

(2)        If this Contract is terminated due to Force Majeure, the Project Owner shall pay the following amount within (30) days after the Parties agree on the settlement amount and receive a VAT invoice in the equivalent amount and the Contractor shall timely submit relevant materials and vouchers in the following amount and issue a legitimate invoice in an equivalent amount:

1)         the price for Permanent Works completed, inspected and accepted prior to termination of this Contract and price for step items for completion of relevant Permanent Works and general contracting service fee;

2)         The cost of materials and Engineering Equipment agreed to be received by the Project Owner shall meet the following conditions:

①        the time for the Contractor to purchase materials and engineering equipment conforms to the requirements of the contract schedule;

②         the materials and engineering equipment are specially ordered for the construction of the Project with acceptable quality;

③         the prices of materials and engineering equipment are reasonable (conforming to the market price at the time of order and not exceeding the amount agreed in the Contract) and the Contractor has made payment for the order;

④         Materials and Engineering Equipment have been transported to the construction site;

⑤         Materials and Engineering Equipment cannot be refunded. The Project Owner has the right not to accept the materials and engineering equipment not satisfying the foregoing conditions.

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Apart from the foregoing amounts, the Project Owner has no obligation to pay any other amounts to the Contractor (including but not limited to expenses for non-conforming works; if materials and engineering equipment do not satisfy conditions provided in paragraph 2) above, the expense incurred by the Contractor to return the goods and terminate order contract and loss of amounts that cannot be refunded; price for step items incurred by the Contractor to move from the construction site and dismiss personnel of the Contractor; other loss suffered by the Contractor due to termination of this Contract). However, the Project Owner also has the right to choose not to accept materials and engineering equipment not satisfying payment conditions and not to pay corresponding amounts to the Contractor, for which the Contractor shall cooperate.

The Project Owner shall pay aforesaid amounts as provided herein, but it has the right to offset or request the Contractor to pay all amounts payable to the Project Owner (including liquidated damages and compensation). The Project Owner has the right to withhold Quality Deposit in relation to the completed works and the Contractor shall still undertake quality warranty liability for completed works.

If the amounts paid by the Project Owner to the Contractor exceed the amount payable, the difference shall be refunded to the Project Owner by the Contractor within (7) days after the Parties agree on a settlement amount.

18.       Insurance

18.1      Project Insurance

Special agreement on project insurance: the Contractor shall, following relevant national or local regulations, provide accident insurance for the workers engaged in hazardous operations, purchase insurance for the safety of life and property of personnel and construction machinery in the construction site, and bear insurance liabilities including the construction all risks insurance, third party liability insurance and personal accident insurance.

18.3      Other insurance

Agreement on other insurances: /.

Whether the Contractor shall underwrite insurance for its Construction Equipment: at the discretion of the Contractor.

18.7      Notification Obligation

Agreement on the obligation to notify when an insurance contract is changed: following the General Terms of the Contract.

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19.       Claims

19.1      Claims by the Contractor

The following provisions are added following Article (4) of this Article of the General Terms of the Contract:

(5)        The Contractor shall keep such record in the same period that may be required for proving any claim and shall allow the Project Owner to inspect all such records. The Contractor shall submit a sufficiently detailed claim report to the Project Owner within the time limit specified by the Project Owner, which includes all detailed materials on the basis of claims. If the event or circumstance giving rise to the claim has a continuous impact, the Contractor shall submit the interim claim report at suitable intervals.

(6)        The notice of claim intention, a notice of claim, a final notice of claim submitted by the Contractor as provided herein shall be in the form acceptable to the Project Owner. If the Contractor fails to submit the notice of claim intention and notice of claim within the specified time limit, it will lose the right to request for additional payment and/or extension of the construction period.

(7)        The claim submitted by the Contractor as provided herein and in laws and regulation to the Project Owner in relation to economic loss is limited to direct loss that it can sufficiently prove and not includes profits and indirect loss. Similar expressions in other contract terms that the Project Owner shall pay reasonable profits to the Contractor shall not be applicable. In case of any conflict between the other provisions of this Contract and Paragraph (7), the latter shall prevail.

19.2      Handling of claims by the Contractor

Articles (2) and (3) of this Article of the General Terms of the Contract is amended as follows:

(2)        The Project Owner shall confirm the following items as soon as possible: 1) as provided in Article 7.5, the extension of the construction period (if any) to be granted, and/or 2) the additional payment (if any) to be paid to the Contractor as provided herein. The Contractor may only obtain the part of claims that have basis as proven by it. The Project Owner will send back the claim settlement result to the Contractor within (42) days after receiving complete claim materials.

(3)        If the Contractor accepts claim settlement result, the Project Owner and the Contractor will reach a written agreement on the claimed amount (means a written confirmation document affixed with the official seal of both parties), which shall be included in and paid along with the completion settlement amount. The Project Owner

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shall not bear the liability for overdue payment, and the Contractor shall not stop implementing the project or request an extension of the construction period and/or increase costs on that ground.

19.3      Claims from the Project Owner

This Article of the General Terms of the Contract is amended as follows:

Upon the occurrence of a claim event, if the Project Owner believes it has the right to be paid according to any terms herein or any other document relevant to this Contract, the Project Owner has the right to send a notice to the Contractor and specify the details. The notice shall be sent within a reasonable time after the Project Owner becomes aware of the event or circumstances giving rise to the claim, but the time limit and requirements for making the claim by the Project Owner are not subject to Article 19.1

19.5      Time limit for claims

This Article of the General Terms of the Contract is amended as follows:

(1)        After the Contractor submits Completion Payment Application as provided in Article 14.1, it shall be deemed that the Contractor has no right to make any claim prior to issuance of project acceptance certificate.

(2)        In the Final Settlement Application submitted by the Contractor as provided in Article 14.4, only claims after issuance of project acceptance certificate can be made. The deadline for making claims shall be the time of submitting the final settlement application.

20.       Dispute Resolution

20.3      Dispute review

Whether the contract parties agree to submit the project dispute to the dispute review panel for decision: disagree.

20.3.1   Determination of the dispute review panel

Determination of dispute review panel members: /.

The time limit for selecting dispute assessors: /.

The method for payment to dispute review panel members: /.

Agreement on other matters: /.

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20.3.2   Decision of the dispute review panel

The agreement by the contract parties on this section: /.

20.4      Arbitration or litigation

Disputes arising from the Contract and other matters related to the Contract shall be settled in the following two ways:

(1)        apply to the Zhenjiang Arbitration Commission for arbitration;

(2)        submit to people's court with jurisdiction over the project location for litigation.

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